                                                                       Form 10-Q

                                                                   Exhibit 10.13



                                                                  EXECUTION COPY



               --------------------------------------------------



                               PURCHASE AGREEMENT


                                  by and among


                      E.I. DU PONT DE NEMOURS AND COMPANY,

                              DUPONT PHARMA, INC.,

                         DUPONT PHARMACEUTICALS COMPANY,

                       DUPONT ELECTRONIC MATERIALS, INC.,

                             DUPONT DIAGNOSTICS INC.

                                       and

                          BRISTOL-MYERS SQUIBB COMPANY



                            Dated as of June 7, 2001

             ------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


ARTICLE I -- DEFINITIONS

         1.1      Definitions.................................................2

ARTICLE II -- THE PURCHASE AND SALE

         2.1      Purchase and Sale..........................................25
         2.2      Purchase Price.............................................27
         2.3      The Closing................................................27
         2.4      Purchase Price Adjustment..................................29
         2.5      Allocation of Purchase Price...............................33

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF DUPONT

         3.1      Organization, Etc..........................................34
         3.2      Authority Relative to this Agreement, Etc..................34
         3.3      Capitalization.............................................35
         3.4      Consents and Approvals; No Violations......................36
         3.5      Financial Statements.......................................36
         3.6      Absence of Certain Changes.................................37
         3.7      Compliance with Law, Permits...............................40
         3.8      No Undisclosed Liabilities.................................42
         3.9      Litigation.................................................42
         3.10     Taxes......................................................43
         3.11     Employee Benefit Plans; ERISA..............................45
         3.12     Environmental Matters......................................51
         3.13     Real Property..............................................52
         3.14     Intellectual Property......................................53
         3.15     Assets.....................................................55
         3.16     Brokers and Finders........................................56
         3.17     Inventories................................................56
         3.18     Contracts..................................................56
         3.19     Shared Services............................................59
         3.20     Agreements Restricting Affiliates..........................59

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUB

         4.1      Corporate Organization; Etc................................60
         4.2      Authority Relative to this Agreement, Etc..................60
         4.3      Consents and Approvals; No Violations......................60
         4.4      Brokers and Finders........................................61
         4.5      Financing..................................................61
         4.6      Securities Act.............................................61

ARTICLE V -- COVENANTS

         5.1      Conduct of Business........................................62
         5.2      Access to Information......................................65
         5.3      Consents and Approvals.....................................66
         5.4      Further Assurances.........................................69
         5.5      Intercompany Accounts and Arrangements.....................69
         5.6      Provision of Corporate Records.............................70
         5.7      Names......................................................71
         5.8      Intellectual Property......................................72
         5.9      Post-Closing Cooperation...................................76
         5.10     Pending Litigation.........................................77
         5.11     Employee Matters...........................................78
         5.12     Post-Closing Access to Information.........................89
         5.13     Production of Witnesses and Individuals....................89
         5.14     Retention of Records.......................................90
         5.15     Confidentiality............................................90
         5.16     Privileged Matters.........................................92
         5.17     Mail and Other Communications; Accounts....................94
         5.18     Compliance with WARN Act and Similar Statutes..............95
         5.19     Shared Contracts...........................................95
         5.20     Certain Matters Relating to Intellectual Property and
                     Agreements with Merck & Co. Inc.........................96
         5.21     Section 754 Election.......................................97
         5.22     Responsibility for Subsidiaries............................97
         5.23     Maintenance of Partnership Existence.......................98
         5.24     Delivery of Financial Statements...........................98
         5.25     Certain Real Estate Matters................................99

ARTICLE VI -- TAX MATTERS

         6.1      Tax Indemnification........................................99
         6.2      Closing of Current Taxable Year, Etc......................101
         6.3      Tax Returns...............................................101
         6.4      Contest Provisions........................................102
         6.5      Transfer Taxes............................................104
         6.6      Certain Post-Closing Settlement Payments and Post-Closing
                     Actions................................................105
         6.7      Mutual Cooperation........................................106
         6.8      Maintenance of Books and Records..........................107
         6.9      Miscellaneous.............................................108

ARTICLE VII -- CONDITIONS TO THE SALE

         7.1      Conditions to the Obligations of the Sellers to Effect
                     the Sale...............................................108
         7.2      Conditions to the Obligations of Buyer to Effect
                     the Sale...............................................109

ARTICLE VIII -- TERMINATION AND ABANDONMENT; INDEMNIFICATION

         8.1      Termination...............................................111
         8.2      Procedure and Effect of Termination.......................111
         8.3      Survival of Representations, Warranties and Covenants.....112
         8.4      Indemnification...........................................112
         8.5      Environmental Matters.....................................117

ARTICLE IX -- MISCELLANEOUS

         9.1      Amendment and Modifications...............................121
         9.2      Extension; Waiver.........................................121
         9.3      Representations and Warranties; Etc.......................121
         9.4      Entire Agreement; Assignment..............................122
         9.5      Validity..................................................122
         9.6      Notices...................................................122
         9.7      Governing Law.............................................123
         9.8      Specific Performance......................................123
         9.9      Publicity.................................................123
         9.10     Jurisdiction; Forum, Etc..................................123
         9.11     Descriptive Headings......................................125
         9.12     Counterparts..............................................125

         9.13     Expenses..................................................125
         9.14     Parties in Interest.......................................125
         9.15     Interpretation............................................125
         9.16     Schedules.................................................126

                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT (this "Agreement"), dated as of June 7,
                                            ---------
2001, by and among E.I. du Pont de Nemours and Company, a Delaware corporation ("DuPont"), DuPont Pharma, Inc., a Delaware corporation ("DPI"), DuPont
  ------                                                  ---
Pharmaceuticals Company, a general partnership formed under the laws of the State of Delaware ("DPC"), DuPont Electronic Materials, Inc., a Delaware
                    ---
corporation ("DEMI"), DuPont Diagnostics Inc., a Delaware corporation ("DDI"),
              ----                                                      ---
and Bristol-Myers Squibb Company, a Delaware corporation ("Buyer").
                                                           -----
                  WHEREAS, in addition to its other businesses, DuPont is engaged through DPC, DuPont Pharma, Ltd., a corporation organized under the laws of Bermuda ("DPL"), DuPont Pharmaceutical Research Labs, Inc., a Delaware
             ---
corporation ("DPRL"), and DuPont Contrast Imaging, Inc., a Delaware corporation
              ----
("DCI"), and their Subsidiaries (as defined herein) in the research,
  ---
development, manufacturing, distribution, marketing and sale of human pharmaceutical and radiopharmaceutical products and similar product lines; and

                  WHEREAS, DPC is the direct or indirect record and beneficial owner of all of the issued and outstanding capital stock of DuPont Pharma SA, a corporation formed under the laws of Belgium ("Pharma Belgium"), Du Pont
                                               --------------
Pharmaceuticals Limited, a corporation formed under the laws of the United Kingdom ("Pharma UK"), DuPont Pharma Inc., a corporation formed under the laws
          ---------
of Canada ("Pharma Canada"), DuPont Pharma S.A., a corporation formed under the
            -------------
laws of France ("Pharma France"), DuPont Pharma Italia s.r.l., a corporation
                 -------------
formed under the laws of Italy ("Pharma Italy"), DuPont Pharma GmbH, a
                                 ------------
corporation formed under the laws of Germany ("Pharma Germany"), Du Pont Sankyo
                                               --------------
Pharmaceuticals Co., Ltd, a corporation formed under the laws of Japan
("Pharma Japan"), Du Pont Farmaceutica, Ltda., a corporation formed under the
  ------------
laws of Brazil ("Pharma Brazil"), and DuPont Pharma S.A., a corporation formed
                 -------------
under the laws of Spain ("Pharma Spain")(the "Controlled Foreign Subsidiary
                          ------------        -----------------------------
Shares"), other than directors' qualifying shares; and
------

                  WHEREAS, DuPont and DPI are the record and beneficial owners of all of the outstanding general partnership interests in DPC (the
"DPC Interests"); and
 -------------

                  WHEREAS, DuPont is the record and beneficial owner of all of the issued and outstanding shares of capital stock of DCI (the "DCI Shares");
                                                                ----------
and

                  WHEREAS, DPI is the record and beneficial owner of all of the issued and outstanding shares of capital stock of DPRL (the "DPRL Shares"); and
                                                             -----------

                  WHEREAS, DEMI and DDI are the record and beneficial owners of all of the issued and outstanding shares of capital stock of DPL (the
"DPL Shares"); and
 ----------

                  WHEREAS, DuPont is the record and beneficial owner of the all of the Transferred Equipment (as defined herein); and

                  WHEREAS, the parties hereto desire that (i) immediately prior to any transactions described in clauses (ii) through (v) below, DPC sell, convey, assign, transfer and deliver to one or more Subsidiaries of Buyer (collectively, the "Foreign Buyer Subs"), all of the Controlled Foreign
                    ------------------
Subsidiary Shares owned by DPC, and that DPC immediately distribute the proceeds of such sales to DuPont and DPI, (ii) DuPont sell, convey, assign, transfer and deliver to a Subsidiary of Buyer ("Buyer Sub 1") the DPC Interests held by
                                   -----------
DuPont, the DCI Shares and the Transferred Equipment, (iii) DPI sell, convey, assign, transfer and deliver to another Subsidiary of Buyer ("Buyer Sub 2") the
                                                              -----------
DPC Interests held by DPI, (iv) DPI sell, convey, assign, transfer and deliver to Buyer Sub 1 the DPRL Shares, and (v) DEMI and DDI sell, convey, assign, transfer and deliver to Buyer Sub 1 the DPL Shares; and

                  WHEREAS, at or prior to the Closing (as defined herein), DuPont, DPC, DPL and Buyer or its Affiliates will enter into the Related Agreements (as defined herein); and

                  WHEREAS, the respective Boards of Directors of DuPont, DPI, DEMI, DDI and Buyer, and of DuPont and DPI in their capacities as general partners of DPC, have approved and declared advisable this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

                  1.1 Definitions. The terms defined in this Article I, whenever
                      -----------
used herein, shall have the following meanings for all purposes of this
Agreement:

                  "Action" shall mean any action, claim, suit, arbitration, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any Governmental Authority or arbitration tribunal.

                  "Additional Transferred Assets" shall mean the Transferred Assets described in clauses (ii)-(v) of the definition of "Transferred Assets".

                  "Affiliate" shall mean, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" shall have the meaning set forth in Section 9.10(b).

                  "Agreement" shall have the meaning set forth in the recitals.

                  "Antitrust Laws" shall mean and include (i) the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and the EC Merger Regulations and (ii) all other Federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate competition or investment or to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "Applicable Buyer Plan" shall have the meaning set forth in
Section 5.11(b).

                  "Asset" shall mean, with respect to any Person, any and all of such Person's title and ownership interest in and to all of the properties, assets, claims, Contracts and businesses of every kind, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever located, including, without limitation, the following: (i) all Cash, notes and accounts receivable (whether current or non-current); (ii) all real properties, including plants, buildings and other structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto (including, in the case of the Transferred Business Companies, the Real Property); (iii) all leases and subleases and all machinery, Equipment (including all transportation and office equipment), fixtures, trade fixtures and furniture; (iv) all office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (v) all capital stock, partnership interests and other equity or ownership interests or rights, directly or indirectly, in any Subsidiary or other entity; (vi) all raw materials, work-in-process, finished goods, consigned goods and other inventories; (vii) all Intellectual Property; (viii) all rights existing under all Contracts; (ix) all rights (including ownership rights or rights arising under Contracts) relating to all computer hardware, software, computer programs, systems and documentation relating thereto; all databases and reference and resource materials; (x) all prepayments, deposits, performance bonds or prepaid expenses and, to the extent they constitute an asset and not a liability of such party, deferred tax accounts; (xi) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind; (xii) all customer lists and records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers and agents, and all books, ledgers, files and business records of every kind; (xiii) all advertising materials and all other printed or written materials, including purchase orders, forms, labels, shipping materials, catalogues, sales brochures, operating manuals, and instructional documents; (xiv) all permits, licenses, approvals and authorizations, to the extent transferable, of Governmental Authorities or third parties relating to the ownership, possession or operation of the Assets; (xv) all goodwill as a going concern and all other intangible properties; (xvi) all employee contracts, including, without limitation, the right thereunder to restrict an employee from competing in certain respects; and (xvii) all trucks, automobiles and other vehicles.

                  "Assumed Liabilities" shall mean, except in each case as otherwise expressly provided in Article VI, any and all Liabilities, arising after the Closing Date, of DuPont, the Transferred Business Companies or any of their Affiliates, Subsidiaries or divisions, solely to the extent relating to, resulting from or arising out of the ownership or use of the Additional Transferred Assets, other than in any case any Retained Liabilities.

                  "Audited Financial Statements" shall have the meaning set forth in Section 5.24(a).

                  "Audited 1999 Financial Statements" shall have the meaning set forth in Section 5.24.

                  "Audited 2000 Financial Statements" shall have the meaning set forth in Section 5.24.

                  "Balance Sheet" shall have the meaning set forth in Section
3.5.

                  "Basket" shall have the meaning set forth in Section 8.4(h).

                  "Belgian Pension Plan" shall have the meaning set forth in
Section 3.11(r)(vi).

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which United States banks are closed generally.

                  "Buyer" shall have the meaning set forth in the recitals.

                  "Buyer Business Material Adverse Effect" shall mean any actual or prospective change, event or effect that, individually or in the aggregate with all other such adverse actual or prospective changes, events or effects, is materially adverse to the business, prospects, Assets, results of operations or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole.

                  "Buyer Caribe DC Plan" shall have the meaning set forth in
Section 5.11(h).

                  "Buyer Environmental Liabilities" shall have the meaning set forth in Section 8.5(d).

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 8.4(a).

                  "Buyer Material Adverse Effect" shall mean any actual change, event or effect that, individually or in the aggregate with all other actual changes, events and effects, impairs, hinders or adversely affects in any material respect the ability of Buyer and its Subsidiaries to consummate the Sale or the other material transactions contemplated hereby.

                  "Buyer Shared Know-how" means all trade secrets and confidential business information, including confidential ideas, research and development, know-how, discoveries, improvements, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, and specifications owned by the Transferred Business Companies at the Closing and used by DuPont or the Retained Subsidiaries in the conduct of the Retained Business as of the Closing; provided that, for the avoidance of doubt, Buyer
                            --------
Shared Know-how shall not include any (x) Patents or (y) applied for or registered Trademarks or Copyrights.

                  "Buyer Sub 1" shall have the meaning set forth in the recitals.

                  "Buyer Sub 2" shall have the meaning set forth in the recitals.

                  "Buyer Tax Act" shall have the meaning set forth in Section 6.1(a).

                  "Cap" shall have the meaning set forth in Section 8.4(i).

                  "Caribe DC Plan" shall mean the DuPont Pharma (Puerto Rico) Savings Plan.

                  "Cash" shall mean all (i) cash and cash equivalents (including, without limitation, certificates of deposit and bankers acceptances) and (ii) marketable debt instruments that mature within three months or less.

                  "Closing" shall have the meaning set forth in Section 2.3(a).

                  "Closing Date" shall have the meaning set forth in Section 2.3(a).

                  "Closing Purchase Price" shall have the meaning set forth in
Section 2.2.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 5.2.

                  "Contract" shall mean any contract, agreement, Lease, license, sales order, purchase order, instrument or other commitment or arrangement (oral or written) that is binding on any Person or entity or any part of its property under applicable Law.

                  "Controlled Foreign Subsidiaries" shall mean the Subsidiaries of DPC set forth on Schedule 1.1(a).

                  "Controlled Foreign Subsidiary Shares" shall have the meaning set forth in the recitals.

                  "Copyrights" means all copyrights, and all applications, registrations, and renewals in connection therewith.

                  "Cox-2 Patents" shall mean the Patents set forth in Schedule 1.1(b).

                  "Current Assets" shall mean all current assets of the Transferred Business Companies (and all Additional Transferred Assets to the extent current assets), determined in accordance with GAAP applied on a consistent basis with the Audited Financial Statements, other than (i) Cash,
(ii) accounts receivable of a Transferred Business Company, owed to it by DuPont or any of its Subsidiaries (other than Subsidiaries which are Transferred Business Companies), (iii) any Excluded

Assets, (iv) the Endo Note, (v) any Assets relating to Taxes and (vi) any Assets to be provided under the Related Agreements.

                  "DCI" shall have the meaning set forth in the recitals.

                  "DCI Shares" shall have the meaning set forth in the recitals.

                  "DEMI" shall have the meaning set forth in the recitals.

                  "Distributee" shall mean a Transferred Employee who elects to receive a distribution from the DuPont 401(k) Plan, as contemplated by Section 5.11(g).

                  "DOJ" shall have the meaning set forth in Section 3.4.

                  "DPC" shall have the meaning set forth in the recitals.

                  "DPC Action" shall have the meaning set forth in Section 5.10.

                  "DPC Books and Records" shall mean the books and records of the Transferred Business, including all computerized books and records of the Transferred Business, to the extent they primarily relate to the Transferred Business or the Transferred Assets, including, but not limited to, all such books and records primarily relating to Transferred Employees, the purchase of materials, Taxes (insofar as such books and records are reasonably necessary for the determination of Tax Items for any Post-Closing Tax Period), supplies and services, the development, marketing, manufacture and sale of products by the Transferred Business or dealings with suppliers and customers of the Transferred Business and all files primarily relating to any Action included in the Assumed Liabilities.

                  "DPC Financial Statements" shall have the meaning set forth in
Section 3.5(a).

                  "DPC Interests" shall have the meaning set forth in the recitals.

                  "DPI" shall have the meaning set forth in the recitals.

                  "DPL" shall have the meaning set forth in the recitals.

                  "DPL Shares" shall have the meaning set forth in the recitals.

                  "DPRL" shall have the meaning set forth in the recitals.

                  "DPRL Shares" shall have the meaning set forth in the recitals.

                  "Due Date" shall have the meaning set forth in Section 6.3(c).

                  "DuPont" shall have the meaning set forth in the recitals.

                  "DuPont Action" shall have the meaning set forth in Section 5.10.

                  "DuPont Books and Records" shall mean the books and records, including all computerized books and records, of or owned by DuPont and its Subsidiaries (including the Transferred Business Companies), other than the DPC Books and Records.

                  "DuPont 401(k) Plan" shall mean the Savings & Investment Plan of E.I. du Pont de Nemours and Company.

                  "DuPont Indemnified Parties" shall have the meaning set forth in Section 8.4(b).

                  "DuPont Marks" shall have the meaning set forth in Section
5.7.

                  "DuPont Merck Agreement" shall have the meaning set forth in
Section 5.20.

                  "DuPont Shared Know-how" means all trade secrets and confidential business information, including confidential ideas, research and development, know-how, discoveries, improvements, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, and specifications owned by DuPont or the Retained Subsidiaries at the Closing and used by the Transferred Business Companies in the conduct of the Transferred Business as of the Closing; provided that, for the avoidance of doubt, DuPont Shared Know-how shall not include any (x) Patents or (y) applied for or registered Trademarks or Copyrights.

                  "DuPont UK Plan" shall mean the DuPont Pharmaceutical (U.K.) Limited Pensions Fund.

                  "EC Merger Regulations" shall mean Counsel regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1 and the regulations and decisions of the Councilor Commission of the European Community or other organs of the European Union or European Community implementing such regulations.

                  "Encumbrance" shall mean any lien, encumbrance, security interest, charge, mortgage, deed of trust, deed to secure debt, option, pledge or restriction on transfer of title or voting of any nature whatsoever, other than in the case of securities, the restrictions imposed by federal, state and foreign securities laws.

                  "Endo Note" shall mean the Amended and Restated Promissory Note, dated as of August 26, 1997, between Endo Pharmaceuticals, Inc. and DPC, and all other notes due to DPC of Endo Pharmaceuticals, Inc.

                  "Environment" shall mean any surface water, groundwater, drinking water supply, land surface or subsurface strata, or ambient air.

                  "Environmental Claim" means any claim, action, cause of action, investigation, demand, order, directive or written notice by or on behalf of, any Governmental Authority or Person, including any Transferred Employee or former employee, alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, medical monitoring or penalties) arising out of, based on or resulting from: (i) the presence, Release or threatened Release of any Hazardous Substance at any location; (ii) exposure to any Hazardous Substance; or (iii) requirements or violation of any Environmental Laws or Environmental Permit.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any amendments thereto and any rules and regulations promulgated pursuant to or implementing the foregoing, similar state Laws and other Laws relating to any of
(i) Releases, threatened Releases or the presence of Hazardous Substances or the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances, including the disposal of radioactive materials, (ii) noise or odors, (iii) pollution or protection of the air, surface water, groundwater, drinking water, land surface or subsurface strata, or (iv) exposure to Hazardous Substances and employee health and safety.

                  "Environmental Permit" shall mean any permit, license, approval or other authorization under any applicable Law or of any Governmental Authority relating to Environmental Laws.

                  "Equipment" shall mean all equipment, fixtures, physical facilities, machinery, inventory, spare parts, supplies, tools and other tangible personal property.

                  "ERISA" shall have the meaning set forth in Section 3.11(a).

                  "ERISA Affiliate" shall have the meaning set forth in Section 3.11(a).

                  "Estimated Closing Adjustment" shall have the meaning set forth in Section 2.4(a).

                  "Estimated Closing Balance Sheet" shall have the meaning set forth in Section 2.4(a).

                  "Estimated Net Assets" shall have the meaning set forth in
Section 2.4(a).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" shall mean (i) all Cash and notes receivable (whether current or non-current), including, without limitation, amounts outstanding under the Master Note Agreements, but excluding the Endo Note, (ii) the Cozaar/Hyzaar/Fortzaar patent estate set forth on Schedule 1.1(c) hereto as amended pursuant to Section 5.20(a), and all associated royalty, profit sharing and review and approval and other rights, (iii) the Cox-2 Patents and all associated royalty, profit sharing and review and approval and other rights,
(iv) all rights (other than rights in related Intellectual Property owned by, or to the extent licensed to, pursuant to a written license agreement, a Transferred Business Company) to the compounds and information in DuPont's Chemical and Biological Clearinghouse other than those compounds, and information in the possession of a Transferred Business Company relating to those compounds, set forth on Schedule 1.1(d) hereto, (v) all equity financial instruments held by DPC set forth on Schedule 1.1(e) hereto, (vi) all rights of the Sellers under this Agreement and any documents delivered or received in connection herewith, (vii) all rights under the agreements set forth on Schedule 5.20(a)(i)(A) and the Patents and Trademarks set forth on Schedule 5.20(a)(i)(B), (viii) any rights to be licensed to DuPont pursuant to Section
5.8 (subject to the terms of the license agreements to be entered into in connection therewith), (ix) the DuPont Marks and (x) the Real Property on
Schedule 1.1(f).

                  "FAS" shall mean the referenced Financial Accounting Standard published by the Financial Accounting Standards Board.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "Final Closing Adjustment" shall have the meaning set forth in
Section 2.4(e).

                  "Final Closing Balance Sheet" shall mean (i) the Preliminary Closing Balance Sheet if deemed final pursuant to Section 2.4(c), (ii) any balance sheet deemed by mutual agreement of Buyer and DuPont to be the Final Closing Balance Sheet or (iii) the balance sheet determined by the Independent Accounting Firm to be the Final Closing Balance Sheet in accordance with Section 2.4(d).

                  "Final Net Assets" shall mean (i) the Preliminary Net Assets if deemed final pursuant to Section 2.4(c), (ii) the Net Assets deemed by mutual agreement of Buyer and DuPont to be the Final Net Assets or (iii) the Net Assets determined by the Independent Accounting Firm to be the Final Net Assets in accordance with Section 2.4(d).

                  "Final Determination" means the final resolution of any Tax (or other Tax matter) for a taxable period that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (i) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset),
(ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (iii) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (iv) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (v) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).

                  "Foreign Buyer Subs" shall have the meaning set forth in the recitals.

                  "Foreign Tax Threshold Amount" shall have the meaning set forth in Section 6.1(a).

                  "Former DPC Assets" means all Assets formerly owned by any of the Transferred Business Companies or formerly used in the operation or conduct of the Transferred Business, other than the Transferred Assets and the Assets currently used in the Retained Business.

                  "FTC" shall have the meaning set forth in Section 3.4.

                  "GAAP" shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied (it being understood that all concepts of materiality shall be measured by reference to the Transferred Business Companies and not to DuPont and its Affiliates).

                  "Good Manufacturing Practices" shall mean current good manufacturing practices, as set forth in 21 C.F.R. Parts 210 and 211.

                  "Governmental Antitrust Entity" shall mean any Governmental Authority with regulatory jurisdiction over enforcement of any applicable Antitrust Laws.

                  "Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

                  "Governmental Filings" shall have the meaning set forth in
Section 3.4.

                  "Hazardous Substance" shall mean any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance", "hazardous waste", "oil", "pollutant", "toxic substance", "hazardous material waste", or "contaminant" or is otherwise classified as hazardous or toxic, in or pursuant to any Environmental Laws; or which is or contains any asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, explosive, nuclear, or radioactive material, or motor fuel or other petroleum hydrocarbons, or pesticides, insecticides, fungicides, or rodenticides, or biohazardous materials or waste.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person shall mean, (a) all obligations of such Person for borrowed money, including with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or Assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) obligations of such Person under letters of credit, (g) all

Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other Encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all guarantees by such Person of Indebtedness of others, (i) all capital lease obligations of such Person, and (j) all securities or other similar instruments convertible or exchangeable into any of the foregoing.

                  "Indemnified Party" shall have the meaning set forth in
Section 8.4(e).

                  "Indemnifying Party" shall have the meaning set forth in
Section 8.4(e).

                  "Indemnitee" shall mean any party who is entitled to receive payment from an Indemnifying Party pursuant to Section 8.4 or Section 8.5.

                  "Independent Accounting Firm" shall be an accounting firm selected in the manner set forth in Section 2.4(d).

                  "Information" shall have the meaning set forth in Section
5.12.

                  "Intellectual Property" means (i) all Patents, (ii) all Trademarks, (iii) all Copyrights, (iv) all trade secrets and confidential business information, whether patentable or unpatentable, including confidential ideas, research and development, know-how, discoveries, improvements, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, and specifications and all customer and supplier lists and (v) all Software.

                  "IP Disclosure" shall have the meaning set forth in Section 3.14(b).

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "ISRA" shall have the meaning set forth in Section 5.3.

                  "Knowledge" shall mean, with respect to DuPont, the actual knowledge, after reasonable inquiry, of any officer of DuPont or any of its Subsidiaries (including the Transferred Business Companies) who has managerial responsibility for any significant department or function of the Transferred Business or any of the persons listed on Schedule 1.1(g) hereto.

                  "Law" shall mean any law, statute, ordinance, rule, regulation, order, writ, judgment, Code, injunction or decree of any Governmental Authority.

                  "Leased Real Property" means the real property leased or subleased by one of the Transferred Business Companies pursuant to a Lease, together with, to the extent also leased or owned by one of the Transferred Business Companies, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures of one of the Transferred Business Companies attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Leases" shall mean all leases, subleases, licenses, concession agreements, use and occupancy agreements or similar arrangements, pursuant to which any Transferred Business Company has a leasehold or similar interest in Assets.

                  "Lemelson Agreement" shall have the meaning set forth in
Section 5.8(f).

                  "Liabilities" shall mean any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any Law or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any Contract, commitment or undertaking.

                  "Listed Agreements" shall have the meaning set forth in
Section 5.11(e).

                  "LNA" shall have the meaning set forth in Section 5.3(a).

                  "Losartan Manufacturing Agreements" shall have the meaning set forth in Section 5.23.

                  "Losses" shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), but excluding consequential damages, loss of profits and punitive damages (other than such damages awarded to any third party against an Indemnified Party). Notwithstanding the foregoing, (i) Losses shall expressly include any diminution in the fair value of any Asset (other than goodwill) and
(ii) for purposes of Section 3.17, Losses in respect of any breach thereof shall be limited to the cost of any excess inventory to the extent such inventory constitutes a breach of such representation.

                  "MAA" shall have the meaning set forth in Section 3.7(c)(ii).

                  "Master Note Agreements" shall mean (i) the Master Note Agreement, dated as of August 14, 1998, between DuPont and DPC and (ii) the Master Note Agreement, dated as of September 17, 1999, between DuPont and DCI.

                  "Material Adverse Effect" shall mean any actual or prospective change, event or effect that, individually or in the aggregate with all other such adverse actual or prospective changes, events and effects, (i) is materially adverse to the business, prospects, Assets, results of operations or condition (financial or otherwise) of the Transferred Business Companies (including the Additional Transferred Assets), taken as a whole (after taking into account insurance recoveries in respect thereof which remain with the Transferred Business Companies after the Closing), or (ii) impairs, hinders or adversely affects in any material respect the ability of DuPont and its Subsidiaries to consummate the Sale or the other material transactions contemplated hereby; provided, however, that the foregoing definition shall, for
                     --------  -------
purposes of Section 8.4(a)(iii), but not Section 7.2(a), exclude actual or prospective changes, events or effects to the extent they result from the development of products and compounds, or additional or new therapeutic applications and uses of existing products and compounds, in each case by third parties; provided, further, that the foregoing proviso shall not apply to the
         --------  -------
extent that any change, event or effect is reflected in (1) the results of operations or financial condition of the Transferred Business Companies prior to the Closing or (2) to the extent related to currently marketed products, the business or assets of the Transferred Business Companies prior to the Closing; provided, further, that any actual or prospective effects, events, or changes to
--------  -------
the extent relating to or resulting from (a) any change or changes in general economic conditions (including, without limitation, changes in financial or market conditions) or any change or changes applying generally to the pharmaceuticals industry in the geographical areas in which the Transferred Business Companies operate (and not specifically to the Transferred Business Companies), (b) the announcement or consummation of the transactions contemplated by this Agreement (provided that the exception in this clause (b)
                                --------
shall not apply to the use of the term "Material Adverse Effect" in Section 3.4), or (c) any change in accounting requirements or principles or the interpretation thereof, shall be deemed not to constitute a "Material Adverse Effect"; provided, further, that the term "Material Adverse Effect" shall not
         --------  -------
include or take into account (x) any change, effect or event relating to any of the Transferred Business Companies' compounds which are not yet nominated for development or (y) any of the matters referred to in the IP Disclosure. For purposes of this definition of Material Adverse Effect, each Assumed Liability shall be deemed to be a Liability of, and each Additional Transferred Asset shall be deemed to be an Asset of, the Transferred Business Companies.

                  "Minimum Buyer Adjustment Amount" shall mean $20 million.

                  "Minimum DuPont Adjustment Amount" shall mean $50 million.

                  "NDA" shall mean a New Drug Application or Product License Application for any product of the Transferred Business, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R.
Part 314, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning such product which are necessary for FDA approval to market such product in the United States.

                  "Net Assets" shall mean the Current Assets minus the Total Liabilities, as of the close of business (New York time) on the Closing Date.

                  "Outside Date" shall have the meaning set forth in Section 8.1(b).

                  "Owned Real Property" means the real property owned by any of the Transferred Business Companies, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon (except to the extent set forth on Schedule 1.1(h)) and all fixtures attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Patents" means all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all U.S. and foreign patents, patent applications, and patent disclosures (and all rights related thereto, including all reissues, divisions, continuations, continuations-in-part, substitutions, extensions, or renewals of any of the foregoing).

                  "Payor" shall have the meaning set forth in Section 6.3(c).

                  "PBGC" shall have the meaning set forth in Section 3.11(c).

                  "Pending Transferred Employees" shall have the meaning set forth in Section 5.1(b)(4).

                  "Permits" shall have the meaning set forth in Section 3.7(a).

                  "Permitted Encumbrances" shall mean:

                  (a) Encumbrances identified on Schedule 1.1(i) or specifically identified on the DPC Financial Statements (including in the notes thereto);

                  (b) all Encumbrances approved in writing by Buyer;

                  (c) easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights; conditions, covenants or other restrictions; and easements for streets, alleys, highways, telephone lines, power lines and railways, and all matters of record (other than liens securing indebtedness for borrowed money), over or in respect of any Real Property, which in the case of each of the foregoing does not and will not interfere in any material respect with the operation or use of any of the affected Real Property as the Transferred Business is currently conducted;

                  (d) Encumbrances for Taxes, assessments, or other governmental charges not yet due or payable or that may be subsequently paid without penalty or that are being contested in good faith by appropriate proceedings;

                  (e) any materialman's, mechanics', repairman's, employees', contractors', operators', landlord's or other similar liens arising in the ordinary course of business;

                  (f) all Encumbrances, Contracts, agreements, instruments, obligations, defects and irregularities affecting or encumbering the Assets that individually or in the aggregate are not such as to materially and adversely (i) impair the marketability or market value of any material Asset not constituting Real Property in the Transferred Business as currently conducted or (ii) interfere with the operation or use of any material Asset in the Transferred Business as currently conducted; and

                  (g) liens that have been placed by any developer, landlord or other third party on property over which any Transferred Business Company has easement rights or on any Leased Real Property and subordination or similar agreements relating thereto.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, trust or other entity.

                  "Pharma Belgium" shall have the meaning set forth in the recitals.

                  "Pharma Brazil" shall have the meaning set forth in the recitals.

                  "Pharma Canada" shall have the meaning set forth in the recitals.

                  "Pharma France" shall have the meaning set forth in the recitals.

                  "Pharma Germany" shall have the meaning set forth in the recitals.

                  "Pharma Japan" shall have the meaning set forth in the recitals.

                  "Pharma Spain" shall have the meaning set forth in the recitals.

                  "Pharma UK" shall have the meaning set forth in the recitals.

                  "Pharmaceutical Field of Use" shall mean all commercial applications, including associated discovery, research, development, and commercialization activities, of new drug products or diagnostic products or over-the-counter drug products (including any biological products) intended for use in the cure, mitigation, treatment or prevention or in vivo diagnosis of disease or injury in humans, or intended to affect the structure or any function of the body of humans or components thereof, which if commercialized would have to be approved for marketing by appropriate regulatory agencies. Notwithstanding the foregoing, such Pharmaceutical Field of Use shall not include products intended for use as functional foods, nutraceuticals, supplements (including vitamin or mineral supplements), animal drugs, biomaterials (whether or not intended for use in medical devices), or any product produced in a plant.

                  "Post-Closing Tax Period" shall have the meaning set forth in
Section 6.1(b).

                  "Post-Retirement Period" shall have the meaning set forth in
Section 5.11(n).

                  "Pre-Adjusted Closing Purchase Price" shall have the meaning set forth in Section 2.2.

                  "Pre-Closing Tax Period" shall have the meaning set forth in
Section 6.1(a).

                  "PR Tax Grant" shall mean the Grant of Industrial Tax Exemption granted by the Puerto Rico Department of State-Office of Industrial Tax Exemption to DuPont Pharma Ltd., Case No. 99-135-I-33, granted as of December 30, 1999 as amended effective December 30, 1999.

                  "Preliminary Closing Balance Sheet" shall have the meaning set forth in Section 2.4(b).

                  "Preliminary Net Assets" shall have the meaning set forth in
Section 2.4(b).

                  "Preparer" shall have the meaning set forth in Section 6.3(c).

                  "Privilege" shall have the meaning set forth in Section
5.16(a).

                  "Privileged Information" shall have the meaning set forth in
Section 5.16(a).

                  "PTO" shall have the meaning set forth in Section 5.11(f).

                  "Purchase Price" shall have the meaning set forth in Section 2.2.

                  "Purchase Price Allocation Schedule" shall have the meaning set forth in Section 2.5.

                  "Real Property" means, collectively, the Leased Real Property and the Owned Real Property.

                  "Recipient" shall have the meaning set forth in Section
6.4(a).

                  "Reference Net Assets" shall mean a net asset of $195 million.

                  "Related Agreements" shall mean the (i) Administrative Services Agreement in the form to be agreed upon prior to the Closing by the parties in good faith with terms consistent with those attached as Exhibit A hereto, (ii) License and Supply Agreement in the form attached as Exhibit B hereto, (iii) Agency Agreement in the form attached as Exhibit C hereto, (iv) Drum Storage Agreement in the form attached as Exhibit D hereto, (v) Lease Agreements for the Leased Real Property set forth in Schedule 1.1(j) in the form attached as Exhibit E hereto and (vi) Site Services Agreements for the Real Property set forth in Schedule 1.1(k) in the form to be agreed upon prior to the Closing by the parties in good faith with terms consistent with those attached as Exhibit F hereto.

                  "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater.

                  "Representative" shall mean, with respect to any Person, each of such Person's directors, officers, employees, representatives, attorneys, accountants, advisors and agents.

                  "Required Antitrust Approvals" shall mean any required filings, consents and approvals pursuant to (i) the HSR Act, (ii) the EC Merger Regulations and (iii) all other antitrust approvals required in order to consummate the Sale.

                  "Required Filings" shall mean any required filings pursuant to
(i) the HSR Act, (ii) the EC Merger Regulations and (iii) all other foreign or domestic filings required in order to consummate the Sale.

                  "Retained Business" shall mean the businesses in which, and the activities in which, DuPont and its Subsidiaries have been formerly or are currently engaged, but excluding the Transferred Business.

                  "Retained Employees" shall mean all current and former officers, directors and employees of DuPont and its Affiliates, other than the Transferred Employees.

                  "Retained Environmental Assets" shall have the meaning set forth in Section 8.5(a)(ii).

                  "Retained Liabilities" shall mean, except in each case as otherwise expressly provided in Article VI, (a) any and all Liabilities, whether arising before or after the Closing Date, of DuPont, its Subsidiaries (including without limitation the Transferred Business Companies) or any of their predecessor companies or businesses, or any of their Affiliates, Subsidiaries or divisions, to the extent the same relates to, results from or arises out of the present, past or future operations or conduct of the Retained Business or the use or ownership of the Excluded Assets and (b) any Liabilities for Losses allocated to DuPont or a Retained Subsidiary, determined pursuant to Section
5.19 or 8.5 hereof.

                  "Retained Subsidiary" shall mean any Subsidiary of DuPont, other than the Transferred Business Companies.

                  "Retention Plan Liabilities" shall mean any Liabilities arising under (i) the Strategic Performance Incentive Plan, (ii) the 25% bonus increment to the 2001 Variable Compensation Plan and (iii) the increment to the Sales Incentive Compensation Plan announced to DPC employees on February 7, 2001.

                  "Sale" shall have the meaning set forth in Section 2.2 hereof.

                  "Sale Process" shall mean all matters relating to DuPont's sale of the Transferred Business and all activities by or for DuPont in connection therewith, including the process undertaken by DuPont with respect to soliciting proposals from third parties and the consideration of, and actions taken in connection with, possible alternatives to the transactions contemplated by this Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Seller Environmental Liabilities" shall have the meaning set forth in Section 8.5(b).

                  "Sellers" shall mean DuPont, DPI, DEMI and DDI.

                  "Shared Contracts" shall mean the Contracts listed on Schedule 1.1(l).

                  "Shared Contractual Liabilities" shall mean Liabilities in respect of Shared Contracts.

                  "Software" shall mean all computer software, including all software implementation of algorithms, models and methodologies, whether in object code or source code, databases and compilations, and documentation and user manuals relating to the foregoing, to the extent owned by or licensed to a Transferred Business Company.

                  "Straddle Period" shall have the meaning set forth in Section 6.2(b).

                  "Subsidiary" of a Person shall mean a corporation, partnership, joint venture, association, limited liability company or other entity of which such Person owns, directly or indirectly, 50% or more of the outstanding voting stock or other ownership interests.

                  "Substituted Assumptions" shall have the meaning set forth in
Section 5.11(j).

                  "Tax Asset" shall mean any Tax Item that could reduce a Tax, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, or any other Tax credit or deduction.

                  "Tax Audit" shall have the meaning set forth in Section 6.4(a) hereof.

                  "Tax Authority" shall mean a Governmental Authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the IRS).

                  "Taxes" shall mean (x) any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, estimated, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, real estate, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto, (y) Liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) Liability for the payment of any amounts as a result of being party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y).

                  "Tax Item" shall mean any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

                  "Tax Return" shall mean any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

                  "Tax Sharing Agreement" means any existing agreement or arrangement (whether or not written) binding any of the Transferred Business Companies that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any Person's Tax liability (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

                  "Third Party Claim" shall mean any Action brought, asserted or commenced by any Person, other than by a DuPont Indemnified Party or a Buyer Indemnified Party, against any DuPont Indemnified Party or Buyer Indemnified Party.

                  "Total Liabilities" shall mean all Liabilities of the Transferred Business Companies (and all Assumed Liabilities), determined in accordance with GAAP applied on a basis consistent with the Audited Financial Statements, other than (i) accounts payable of a Transferred Business Company, owed by it to DuPont or any of its Subsidiaries (other than Subsidiaries which are Transferred Business Companies), (ii) any Retained Liabilities, (iii) any reserve related to the litigation described in Schedule 1.1(m), (iv) any Liabilities relating to Taxes, (v) any non-current employee related Liabilities, any Retention Plan Liabilities and any Liabilities under the Listed Agreements and (vi) any accruals for Liabilities under the Related Agreements.

                  "Trademarks" means all registered and unregistered service marks, trademarks, trade names, brand names, certification marks, corporate names, trade dress, Internet domain names, identifying symbols, logos, emblems, signs or insignia, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

                  "Transfer Taxes" shall have the meaning set forth in Section 6.5.

                  "Transferred Assets" shall mean (i) any and all Assets of the Transferred Business Companies, but excluding the Excluded Assets and the Assets that the Related Agreements expressly contemplate being retained by DuPont and the Retained Subsidiaries, (ii) the Transferred Equipment, (iii) all of DuPont's rights under the Agreements set forth on Schedule 5.20(a)(ii)(A), (iv) all of DuPont's rights related to the Intellectual Property set forth on Schedule 5.20(a)(ii)(B), and (v) any rights to be licensed to Buyer pursuant to Section
5.8 (subject to the terms of the license agreements to be entered into in connection therewith).

                  "Transferred Business" shall mean the business of researching, developing, manufacturing, distributing, marketing and selling human pharmaceutical and radiopharmaceutical products and related product lines as presently conducted by DuPont and its Subsidiaries (including the Transferred Business Companies), but excluding, in any event, (i) the business and activities currently or formerly conducted by DuPont and its Subsidiaries to the extent related to the Excluded Assets and (ii) the business, currently or formerly conducted by DuPont and its Subsidiaries, of researching, developing, distributing, marketing and selling human pharmaceutical and radiopharmaceutical products that incorporate one or more of the Patents described in clause (ii),
(iii) or (vii) of the definition of Excluded Assets and any related products.

                  "Transferred Business Companies" shall mean DPC, DPL, DCI, DPRL and their respective Subsidiaries.

                  "Transferred Business Plans" shall have the meaning set forth in Section 3.11(a).

                  "Transferred Business Title IV Plan" shall have the same meaning as set forth in Section 3.11(d).

                  "Transferred Contracts" shall have the meaning set forth in
Section 3.18(b).

                  "Transferred Employees" means (x) those persons who are employed as officers or employees of the Transferred Business Companies immediately prior to or effective as of the Closing and (y) all former officers and employees of the Transferred Business Companies; provided that, in the event
                                                     --------
any person shall have been employed by any of the Transferred Business Companies, as well as in the Retained Business, such person shall be considered a Transferred Employee if (i) as of the Closing Date such person's primary employment shall be with a Transferred Business Company or (ii) such person's employment with the Transferred Business Company terminated later than such person's employment with the Retained Business.

                  "Transferred Environmental Assets" shall have the meaning set forth in Section 8.5(a)(i).

                  "Transferred Equipment" shall mean the Equipment set forth on
Schedule 1.1(n).

                  "Transferred Pension Plans" shall have the meaning set forth in Section 3.11(s).

                  "Treasury Regulations" shall mean the final, temporary and proposed regulations promulgated by the United States Treasury Department under the Code.

                  "Unaudited Interim Financial Statements" shall have the meaning set forth in Section 5.24(b).

                  "Underfunding" shall have the meaning set forth in Section 5.11(j).

                  "WARN Act" shall have the meaning set forth in Section 5.18.

                  "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person if all of the common stock or other similar equity ownership interests (but not including non-participating preferred stock) in such Subsidiary (other than any director's qualifying shares or investments by foreign nationals mandated by applicable Law) is owned directly or indirectly by such Person.


                                   ARTICLE II
                                   ----------

                              THE PURCHASE AND SALE
                              ---------------------

                  2.1      Purchase and Sale.
                  --------------------------

                           (a) Upon the terms and subject to the conditions of
this Agreement, on the Closing Date:

                               (i)    immediately prior to any of the
         transactions described in clauses (ii) through (vi) of this Section 2.1(a), (A) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma Belgium and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (B) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma UK and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (C) DPC (or DuPont if DPC has distributed Pharma Canada to DuPont prior to the Closing) shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC (or DuPont if DPC has distributed Pharma Canada to DuPont prior to the Closing), all of the shares of capital stock of Pharma Canada and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (D) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma France and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (E) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma Italy and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (F) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma Germany and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (G) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma Japan and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, (H) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma Brazil and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI, and (I) DPC shall sell, convey, assign, transfer and deliver to a Foreign Buyer Sub, and Buyer shall cause such Foreign Buyer Sub to, purchase, acquire and accept from DPC, all of the shares of capital stock of Pharma Spain and DPC shall immediately distribute the proceeds of such sale to DuPont and DPI (excluding, in the case of each of the foregoing clauses
         (A) through (I), any director's qualifying shares or investments by foreign nationals mandated by applicable Law);

                               (ii)   DuPont shall sell, convey, assign,
         transfer and deliver to Buyer Sub 1, and Buyer shall cause Buyer Sub 1 to, purchase, acquire and accept from DuPont, all of (A) the DPC Interests held by DuPont, (B) the DCI Shares and (C) DuPont's right, title and interest in and to the Transferred Equipment;

                               (iii) DPI shall sell, convey, assign, transfer and deliver to Buyer Sub 2, and Buyer shall cause Buyer Sub 2 to, purchase, acquire and accept from DPI, immediately following the transfer referred to in clause (ii)(A) above, all of the DPC Interests held by DPI;

                               (iv) DPI shall sell, convey, assign, transfer and deliver to Buyer Sub 1, and Buyer shall cause Buyer Sub 1 to, purchase, acquire and accept from DPI, all of the DPRL Shares;

                               (v) DEMI and DDI shall sell, convey, assign, transfer and deliver to Buyer Sub 1, and Buyer shall purchase, acquire and accept from DEMI and DDI, all of the DPL Shares, in each case free and clear of all Encumbrances (other than, in the case of the Transferred Equipment, Permitted Encumbrances); and

                               (vi)   Buyer Sub 1 shall assume the Assumed
         Liabilities (other than Assumed Liabilities which are solely Liabilities of a Transferred Business Company).

                           (b) Prior to the Closing, DuPont shall, and shall
cause its Subsidiaries to, remove all Excluded Assets from the Transferred Business Companies, other than at DuPont's election, and subject to the provisions of Section 2.4(f), all or a portion of the Cash of the Transferred Business Companies (in which case any Cash remaining in the Transferred Business Companies at the Closing shall not be treated as an Excluded Asset for purposes of this Agreement). The Excluded Assets shall be excluded from the Transferred Business Companies and shall not be included in deriving the Estimated Closing Balance Sheet, the Preliminary Closing Balance Sheet or the Final Closing Balance Sheet and shall not be sold, conveyed or delivered to Buyer or its Subsidiaries.

                  2.2 Purchase Price. The aggregate cash purchase price to be
                      --------------
paid by Buyer, Buyer Sub 1, Buyer Sub 2 and the Foreign Buyer Subs for the sale of the Controlled Foreign Subsidiary Shares, the DPC Interests, the DCI Shares, the DPRL Shares, the DPL Shares and the Additional Transferred Assets (the "Sale") shall consist of $7,800,000,000 in cash (the "Pre-Adjusted Closing
 ----                                                 --------------------
Purchase Price"), subject to adjustment pursuant to Section 2.4(a) (as so
--------------
adjusted pursuant to Section 2.4(a), the "Closing Purchase Price"), subject to
                                          ----------------------
further adjustment pursuant to Sections 2.4(e) and (f) (as so further adjusted pursuant to Sections 2.4(e) and (f), the "Purchase Price").
                                          --------------

                  2.3      The Closing.
                  --------------------

                           (a) The closing of the Sale (the "Closing") shall,
                                                             -------
subject to the satisfaction or waiver of the conditions set forth in Article VII, be held at the offices of Cravath, Swaine & Moore in New York, New York (or such other place or places as the parties may mutually agree, including, without limitation, with respect to sales of the Controlled Foreign Subsidiary Shares, such places outside of the United States as the parties may mutually agree), as soon as practicable after the date of this Agreement upon (A) the second Business Day after all the conditions precedent set forth in Article VII are satisfied or waived or (B) such other time as the parties may mutually agree; provided that the Closing Date shall not be extended beyond the date on which
--------
this Agreement terminates pursuant to Section 8.1(b) hereof. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."
                                                               ------------

                           (b) On the Closing Date, DuPont shall deliver or
cause to be delivered to Buyer the following:

                                    (A) Certificates representing the DCI
                  Shares, the DPRL Shares and the DPL Shares, each duly endorsed and in form for transfer to Buyer Sub 1.

                                    (B) Certificates representing the Controlled
                  Foreign Subsidiary Shares, each duly endorsed and in form for transfer to the applicable Foreign Buyer Sub.

                                    (C) A duly executed instrument of transfer
                  of the DPC Interests being assigned and transferred to Buyer Sub 1 and Buyer Sub 2 in a form to be reasonably agreed upon by the parties.

                                    (D) A duly executed bill of sale and
                  assignment and such other instruments or documents as may be reasonably requested by Buyer to evidence its purchase of the Transferred Equipment hereunder or otherwise necessary to provide for the transactions contemplated hereby.

                                    (E) The stock books, stock ledgers, minute
                  books and corporate seals of the Transferred Business Companies and the Controlled Foreign Subsidiaries as of the Closing Date; provided that any of the foregoing items shall
                                --------
                  be deemed to have been delivered pursuant to this Section 2.3(b)(E) if such item has been delivered to or is otherwise certified to Buyer to be located at any of the Transferred Business Companies as of the Closing Date or any of their respective offices.

                                    (F) The Related Agreements, duly executed by
                  DuPont or its Subsidiaries (to the extent that each is a party thereto), to the extent not executed and delivered to Buyer prior to the Closing; a duly executed instrument of assumption of all Retained Liabilities, to the extent such Retained Liabilities are Liabilities of any Transferred Business Company on the Closing Date, being assumed by DuPont in a form to be reasonably agreed upon by the parties; and all other documents required to be delivered by DuPont or its Subsidiaries on or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith.

                           (c) On the Closing Date, Buyer, Buyer Sub 1, Buyer
Sub 2 and the Foreign Buyer Subs shall deliver or cause to be delivered to DuPont or its designee the following:

                                    (A) the Closing Purchase Price in
                  immediately available funds by wire transfer to an account or accounts at such bank or banks specified by DuPont at least two Business Days prior to the Closing Date (such amount to be exclusive of any amounts required to be paid at the Closing pursuant to the Related Agreements).

                                    (B) A duly executed instrument acknowledging
                  acceptance of the DPC Interests being transferred to Buyer Sub 1 and Buyer Sub 2 and the admission of Buyer Sub 1 and Buyer Sub 2 to DPC as partners in a form to be reasonably agreed upon by the parties.

                                    (C) A duly executed instrument of assumption
                  of the Assumed Liabilities being assumed by Buyer Sub 1 in a form to be reasonably agreed upon by the parties.

                                    (D) The Related Agreements, duly executed by
                  Buyer (to the extent that it is a party thereto), to the extent not executed and delivered to DuPont prior to the Closing; and all other documents required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required by DuPont in connection herewith.

                  2.4      Purchase Price Adjustment.
                  ----------------------------------

                           (a) No later than three (3) Business Days prior to
the Closing Date, DuPont shall deliver to Buyer an unaudited combined balance sheet of the Transferred Business Companies, prepared by DuPont in accordance with GAAP applied on a basis consistent with the Audited Financial Statements as of the close of business (New York time) on the day specified in Schedule 3.5(a) (which is based on the date on which the Closing occurs) (the "Estimated Closing
                                                               -----------------
Balance Sheet"), which shall be accompanied by (i) a calculation by DuPont of
-------------
Net Assets based on the Estimated Closing Balance Sheet and in accordance with GAAP applied on a basis consistent with the Audited Financial Statements (the "Estimated Net Assets") and (ii) a certificate of the Chief Financial Officer of
 --------------------
DuPont stating that the Estimated Closing Balance Sheet and Estimated Net Assets have been prepared in accordance with this Section 2.4(a). The Pre-Adjusted Closing Purchase Price shall be (i) increased, if the Estimated Net Assets exceed the Reference Net Assets, by an amount equal to the amount of such excess, or (ii) decreased, if the Reference Net Assets exceed the Estimated Net Assets, by an amount equal to the amount of such excess (the "Estimated Closing Adjustment"); provided, however,
                            ----------------------------    --------  -------
that if the Reference Net Assets exceed the Estimated Net Assets by an amount that is greater than zero ($0) and less than the Minimum Buyer Adjustment Amount, then the amount of the Estimated Closing Adjustment shall be zero ($0) and the Estimated Net Assets shall be deemed to be equal to the Reference Net Assets; provided, further that if the Estimated Net Assets exceed the Reference
        --------
Net Assets by an amount that is greater than zero ($0) and less than the Minimum DuPont Adjustment Amount, then the amount of the Estimated Closing Adjustment shall be zero ($0) and the Estimated Net Assets shall be deemed to be equal to the Reference Net Assets. The Pre-Adjusted Closing Price, as so increased or decreased, as the case may be, is hereinafter referred to as the Closing Purchase Price.

                           (b) As promptly as practicable following the Closing
Date but in no event later than seventy-five days (75) thereafter, Buyer shall deliver to DuPont an unaudited combined balance sheet of the Transferred Business Companies, prepared by Buyer in accordance with GAAP applied on a basis consistent with the Audited Financial Statements, as of the close of business (New York time) on the Closing Date (the "Preliminary Closing Balance Sheet"),
                                          ---------------------------------
which shall be accompanied by (i) a calculation by Buyer of Net Assets based on the Preliminary Closing Balance Sheet (the "Preliminary Net Assets") and (ii) a
                                            ----------------------
certificate of the Chief Financial Officer of Buyer stating that, in his view, the Preliminary Closing Balance Sheet and Preliminary Net Assets have been prepared in accordance with this Section 2.4(b).

                           (c) DuPont shall have thirty (30) days following
delivery to DuPont of the Preliminary Closing Balance Sheet and the calculation of Preliminary Net Assets during which to review the Preliminary Closing Balance Sheet and such calculations, and to notify Buyer if it believes that (i) the Preliminary Closing Balance Sheet was not prepared in accordance with Section 2.4(b) or contains mathematical error or (ii) that the calculation of Preliminary Net Assets was not in accordance with the definition of Net Assets contained herein, not calculated in accordance with Section 2.4(b) or contains mathematical error, and, in each case, specifying the reasons therefor in reasonable detail (in which case such notification shall be accompanied by a certificate of the Chief Financial Officer of DuPont stating that he concurs with DuPont's position set forth in such notice). In connection with such review, Buyer shall provide (or, in the case of access to PricewaterhouseCoopers LLP and its work papers, schedules, memoranda and other documents, shall use its reasonable best efforts to provide) DuPont and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all work papers, schedules, memoranda and other documents prepared by Buyer or its Representatives in connection with its preparation of the Preliminary Closing Balance Sheet and/or its calculation of Preliminary Net Assets (and shall be entitled to copies thereof) and to finance personnel of Buyer and its Subsidiaries and any other information which DuPont reasonably requests, and Buyer shall, and shall cause its Subsidiaries to cooperate reasonably with DuPont and its Representatives in connection therewith. If (A) DuPont fails to notify Buyer of any such dispute within such 30-day period, or (B) the aggregate amount of the items disputed by DuPont is such that, were DuPont's position adopted, it would not result in an amount payable pursuant to Section 2.4(e) that is at least $5 million greater or less than would be the case if the Preliminary Closing Balance Sheet were deemed final, the Preliminary Closing Balance Sheet and the calculation of Preliminary Net Assets shall be deemed final. In the event that DuPont shall so notify Buyer of any dispute, DuPont and Buyer shall cooperate in good faith to resolve such dispute as promptly as possible, and upon such resolution, if any, any adjustments to the Preliminary Closing Balance Sheet and Preliminary Net Assets shall be made in accordance with the agreement of Buyer and DuPont.

                           (d) If Buyer and DuPont are unable to resolve any
such dispute within thirty (30) days (or such longer period as Buyer and DuPont shall mutually agree in writing) of DuPont's delivery of such notice, such dispute shall be resolved by the Independent Accounting Firm, and such determination shall be final and binding on the parties; provided, however, that
                                                         --------  -------
(i) the calculation of Final Net Assets shall be based on the Final Closing Balance Sheet and the definitions contained herein and (ii) unless the Independent Accounting Firm determines that the Preliminary Closing Balance Sheet was not prepared in accordance with Section 2.4(b) or contains mathematical error, the Preliminary Closing Balance Sheet shall be the Final Closing Balance Sheet. DuPont and Buyer shall mutually select the Independent Accounting Firm, but if DuPont and Buyer cannot mutually agree on the identity of the Independent Accounting Firm, then DuPont and Buyer shall each submit to the other party's independent auditor the name of a national accounting firm other than PricewaterhouseCoopers LLP, and the Independent Accounting Firm shall be selected by lot from these two firms by the independent auditors of the two parties. (If no national accounting firm shall be willing to serve as the Independent Accounting Firm, then a nationally recognized (in the United States) expert in public accounting shall be selected to serve as such, such selection to be according to the above procedures.) Any expenses relating to the engagement of the Independent Accounting Firm in respect of its services pursuant to this Section 2.4(d)) shall be shared equally by DuPont and Buyer. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within 30 days of submission of the Preliminary Closing Balance Sheet to it and, in any case, as promptly as practicable after such submission. The calculation of Final Net Assets shall then be prepared by Buyer in accordance with the written determination of the

Independent Accounting Firm, and delivered to DuPont. DuPont and Buyer agree that judgment may be entered upon the written determination of the Independent Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

                           (e) The Purchase Price shall, subject to any increase
pursuant to Section 2.4(f), be equal to the Closing Purchase Price, (i) plus, if the Final Net Assets exceed the Estimated Net Assets, then the amount of such excess, or (ii) minus, if the Estimated Net Assets exceed the Final Net Assets, then the amount of such excess (either such excess amount, the "Final Closing
                                                                -------------
Adjustment"). Buyer or DuPont, as the case may be, shall, within ten (10)
----------
Business Days after the final determination of the Final Closing Balance Sheet pursuant to Sections 2.4(c) and (d) hereof, make payment to the other by wire transfer in immediately available funds of the amount of the Final Closing Adjustment as determined pursuant to the preceding sentence, together with interest thereon from the Closing Date to the date of payment at a floating rate equal to the U.S. dollar prime rate per annum, as quoted by J.P. Morgan Chase & Co., from time to time during such period. Such interest shall be calculated based on a year of 365 days and the number of days elapsed since the Closing Date.

                           (f) The parties acknowledge that DuPont intends to
cause all Cash held by the Transferred Business Companies prior to the Closing to be transferred to DuPont or one or more of the Retained Subsidiaries and that DuPont shall use reasonable best efforts to effect such transfers, provided,
                                                                   --------
however, that DuPont shall have no obligation to transfer Cash held by Pharma
-------
Canada, but may transfer such Cash at its sole discretion. To the extent that DuPont does not transfer some or all of the Cash of Pharma Canada prior to the Closing, Buyer and DuPont agree that (i) Buyer will use reasonable best efforts to effect the transfer of Cash from Pharma Canada to Buyer or any Affiliate of Buyer at the lowest possible withholding tax cost to Buyer, and (ii) DuPont shall reimburse Buyer or any Affiliate of Buyer for 50% of any Canada withholding Taxes actually incurred by Buyer (calculated at the actual applicable withholding tax rate, but not to exceed 5% for purposes of this calculation) upon such transfer from Pharma Canada. In addition, to the extent there is a legal impediment that prevents Cash held by Pharma Canada at the time of the Closing from being distributed by Pharma Canada to Buyer or any Affiliate of Buyer within 30 days of the Closing, DuPont shall reimburse Buyer for 50% of the costs to Buyer of the delay in distributing such Cash (including without limitation reasonable time value of money and cost of currency hedges to the extent applicable), calculated up to the earlier of the date on which the impediment to distribution no longer exists or December 31, 2002, and Buyer shall use reasonable best efforts to minimize the costs resulting from the delay in distributing such Cash. Any payments by DuPont under the preceding two sentences of this Section 2.4(f) shall be made within 10 days of the receipt by DuPont of documentation from Buyer providing reasonable evidence of the withholding taxes and or costs incurred by Buyer. Notwithstanding any other provision of this Agreement, to the extent that any Cash held by the Transferred Business Companies is not transferred to DuPont or a Retained Subsidiary prior to the Closing, there shall be an upward adjustment to the Closing Purchase Price in an amount equal to the amount of such undistributed Cash. The amount of such adjustment shall be determined in accordance with the Preliminary Closing Balance Sheet and, if disputed, the Final Closing Balance Sheet, on the same time frame and in a manner analogous to that applicable to the calculation of Preliminary Net Assets and Final Net Assets, except that there shall be no minimum amount of such undistributed Cash required as a precondition to making any such adjustment.

                  2.5 Allocation of Purchase Price. The Closing Purchase Price
                      ----------------------------
shall be allocated among the DPC Interests, DCI Shares, DPRL Shares, the DPL Shares, the Controlled Foreign Subsidiary Shares and the Transferred Equipment and the Transferred Assets to the extent required by reason of Section 754,
Section 338(g) and/or Section 338(h)(10) elections having been made as agreed by DuPont and Buyer (the "Purchase Price Allocation Schedule"), in accordance with
                       ----------------------------------
Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and in accordance with local law. The Purchase Price Allocation Schedule shall be amended, as appropriate, as agreed by DuPont and Buyer from time to time to take into account purchase price adjustments pursuant to Section 2.4 hereof, Section 8.4(d) hereof and otherwise. DuPont and Buyer hereby agree that prior to Closing, they will agree to purchase price allocations to each of the Controlled Foreign Subsidiaries, after taking into account additional due diligence, Cash balances, estimated net income from April 30, 2001 through the Closing, and other relevant factors, provided that such allocations shall be within the ranges indicated on Schedule 2.5 hereto (unless DuPont and Buyer shall mutually agree otherwise) and that such agreed upon allocations shall be included in the Purchase Price Allocation Schedule. The parties shall (i) timely file all Tax Returns (including Internal Revenue Service Form 8594 and any supplemental filings to reflect any revisions to the Purchase Price Allocation Schedule) required to be filed in connection with the Purchase Price Allocation Schedule, as amended, (ii) be bound by the Purchase Price Allocation Schedule and take no position inconsistent with the Purchase Price Allocation Schedule, as amended, for all Tax purposes (including, without limitation, in any audit or judicial or administrative proceeding or otherwise), and (iii) prepare and file all Tax Returns and determine all Taxes in a manner consistent with the Purchase Price Allocation Schedule, as amended. Each of the parties shall notify the other if it receives notice that any Tax Authority proposes any allocation different from that set forth on the Purchase Price Allocation Schedule, as amended.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF DUPONT
                   ----------------------------------------

                  DuPont hereby represents and warrants to Buyer that, except as set forth in the Schedules to this Agreement delivered by DuPont with reference to the specific Section of this Agreement so qualified:

                  3.1 Organization, Etc. Each of the Sellers and the Transferred
                      ------------------
Business Companies is a corporation (or, in the case of DPC, a general partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (in the case of good standing to the extent such concept is recognized in such jurisdiction). Each of the Transferred Business Companies has all requisite power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets. Each of the Transferred Business Companies is qualified or licensed to do business in each jurisdiction in which ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. True and complete copies of (a) the certificate of incorporation and by-laws of each of the Sellers and the Transferred Business Companies (other than DPC) and (b) the partnership agreement of DPC, each as presently in effect, have been made available to Buyer.

                  3.2 Authority Relative to this Agreement, Etc. Each of the
                      ------------------------------------------
Sellers and DPC has all requisite corporate or partnership power and authority to execute and deliver this Agreement and any other Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of the Sellers and DPC to the extent party thereto. No other corporate or partnership proceedings on the part of DuPont (and no action on the part of stockholders of DuPont) or any of its Subsidiaries are necessary to authorize the execution, delivery and performance in accordance with their respective terms of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, has been (or in the case of the Related Agreements will be) duly and validly executed and delivered by each of the Sellers and DPC to the extent party thereto and, assuming this Agreement and such other agreements have been duly authorized, executed and delivered by Buyer, Buyer Sub 1, Buyer Sub 2 or a Foreign Buyer Sub, as applicable, each of this Agreement and such other agreements constitutes (or in the case of the Related Agreements will constitute) a legal, valid and binding agreement of the Sellers and DPC to the extent party thereto, enforceable against each such company in accordance with its terms.

                  3.3 Capitalization. (a) All of the authorized partnership
                      --------------
interests of DPC are owned 50% by DuPont and 50% by DPI. All of the DPC Interests are duly authorized and validly issued. The authorized capital stock of DCI consists of 2,000 shares of common stock, of which 1,000 shares of common stock are issued and outstanding. The authorized capital stock of DPRL consists of 40,000,000 shares of common stock, of which 13,489,604 shares of common stock are issued and outstanding. The authorized capital stock of DPL consists of 12,000 shares of common stock, of which 12,000 shares of common stock are issued and outstanding. Except as described in the prior four sentences, no partnership interests, shares of capital stock or shares of preferred stock or other securities of DPC, DCI, DPRL or DPL are issued and outstanding. All the issued and outstanding DPC Interests, DCI Shares, DPRL Shares and DPL Shares are duly authorized, validly issued, fully paid and non-assessable and free of any Encumbrances in respect thereto. Schedule 3.3 sets forth the name of each Transferred Business Company, its jurisdiction of organization, the amount of its authorized capital stock (or partnership interests), the amount of its outstanding capital stock (or partnership interests) and the record owners of such outstanding stock (or partnership interests). There are no outstanding (i) securities convertible into or exchangeable for the capital stock of, or equity or partnership interests in, any of the Transferred Business Companies, (ii) options, warrants or other rights to purchase or subscribe for capital stock of, or equity or partnership interests in, any of the Transferred Business Companies, (iii) bonds, debentures, notes or other indebtedness having the right to vote on matters involving the Transferred Business Companies, or (iv) Contracts or understandings of any kind, other than this Agreement, (A) relating to the sale, issuance, transfer, repurchase, redemption, reacquisition or voting of any capital stock of, or equity or partnership interests in, any of the Transferred Business Companies, or of any such convertible or exchangeable securities or any such options, warrants or rights, or (B) which provides the economic equivalent of an equity ownership interest in a Transferred Business Company pursuant to which, in any of the foregoing cases, any of the Transferred Business Companies is subject or bound.

                           (b) Upon consummation of the Sale, Buyer Sub 1, Buyer
Sub 2 and the Foreign Buyer Subs, as the case may be, will own all of the issued and outstanding DPC Interests, DCI Shares, DPRL Shares, DPL Shares and Foreign Controlled Subsidiary Shares, free of any Encumbrances, other than Encumbrances created by Buyer, Buyer Sub 1, Buyer Sub 2 or any of the Foreign Buyer Subs.

                           (c) Except for (i) their Subsidiaries set forth on
Schedule 3.3(c) and (ii) the Excluded Assets, the Transferred Business Companies do not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other Person and none of the Transferred Business Companies is a member of or participant in any partnership, joint venture or similar Person. The Transferred Business Companies have good and valid title to the capital stock of or other equity interests in the entities listed on
Schedule 3.3(c), in the amounts set forth on such Schedule, free and clear of any Encumbrances.

                  3.4 Consents and Approvals; No Violations. Neither the
                      -------------------------------------
execution, delivery and performance of this Agreement by the Sellers and DPC nor the execution, delivery and performance of the Related Agreements by the Sellers and DPC party thereto, nor the consummation of the transactions contemplated hereby and thereby by the Sellers and DPC, will (a) violate any provision of the certificate of incorporation, by-laws or partnership agreement (or other comparable governing documents) of the Sellers or any Transferred Business Company, (b) require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to (collectively, the "Governmental
                                                                 ------------
Filings"), any Governmental Authority except for (i) filings with the Federal
-------
Trade Commission (the "FTC") and with the Antitrust Division of the United
                       ---
States Department of Justice (the "DOJ") pursuant to the HSR Act, and the rules
                                   ---
and regulations promulgated thereunder, (ii) requirements of the EC Merger Regulations or any other foreign Antitrust Laws and Laws regulating exchange or currency controls and (iii) Governmental Filings that are not material, (c) conflict with or give rise to any Encumbrance or material preferential purchase rights, material rights of first refusal or similar material rights of any third party or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation of any of the Sellers or any Transferred Business Company) or a loss of any material benefit to which any of the Sellers or any Transferred Business Company is entitled under, any of the terms, conditions or provisions of any Indebtedness, government registration, Contract, Plan, permit or other instrument or obligation, in each case which is material, to which any of the Sellers or any Transferred Business Company is a party or by which any of the Sellers or any Transferred Business Company or any of its respective material properties or material Assets may be bound, or (d) assuming the making or obtaining of the Governmental Filings referred to in clause (b)(i) and (b)(ii) above, conflict with, give rise to a loss of benefit under or violate any Law applicable to any of the Sellers or any Transferred Business Company or by which any of their respective properties or Assets may be bound, except for such conflicts or violations which would not reasonably be expected to have a Material Adverse Effect.

                  3.5      Financial Statements. (a) The DPC selected pro forma
                           --------------------
balance sheet items at December 31, 2000 (the "Balance Sheet") and at March 31,
                                               -------------
2001, the DPC pro forma income statements and the DPC selected pro forma cash flow items for the fiscal years ended December 31, 1999 and 2000 and for the three month periods ended March 31, 2000 and 2001, all as set forth in Schedule
3.5 (collectively, the "DPC Financial Statements"), have been prepared from the
                        ------------------------
books and records of the Transferred Business Companies (including the Additional Transferred Assets and Assumed Liabilities). The DPC selected pro forma balance sheet items included in the DPC Financial Statements fairly present in all material respects the combined financial position of the Transferred Business Companies (including the Additional Transferred Assets and Assumed Liabilities) as of their respective dates, and the other related statements included in the DPC Financial Statements fairly present in all material respects the combined results of operations (in the case of the pro forma statements of income) and cash flows (in the case of the pro forma selected cash flow items) of the Transferred Business Companies (including the Additional Transferred Assets and Assumed Liabilities) for the respective periods presented therein, all in conformity with the basis of presentation stated in the DPC Financial Statements, applied on a consistent basis during the periods involved. The adjustments as shown under the caption "Reconciliations" in Schedule 3.5 fairly present in all material respects the items described therein.

                           (b) The Audited Financial Statements and Unaudited
Interim Financial Statements, when delivered to Buyer pursuant to Section 5.24 of this Agreement, will fairly present in all material respects the financial position, results of operations and cash flows of the Transferred Business Companies (including the Additional Transferred Assets and the Assumed Liabilities) as of the dates and for the periods presented therein, all in conformity with GAAP, applied on a consistent basis during the periods involved, except for such exceptions with respect to the Unaudited Interim Financial Statements as are permitted under the requirements of Regulation S-X under the Exchange Act, and shall conform to the requirements of Regulation S-X under the Exchange Act.

                           (c) The financial position, results of operations and
cash flows of the Transferred Business as presented in the Audited Financial Statements, including the notes thereto, as of December 31, 2000 and for the fiscal years ended December 31, 1999 and 2000 and in the Unaudited Interim Financial Statements, including the notes thereto, as of March 31, 2001 and for the three month period ended March 31, 2001, in each case, shall not reflect an adverse change, in any material respect, from the financial position, results of operations and cash flows presented in the DPC Financial Statements as of such respective dates for such respective periods.

                  3.6      Absence of Certain Changes. Since December 31, 2000,
                           --------------------------
the Transferred Business (including the Transferred Business Companies) has not
(a) suffered any actual or prospective change, event or effect to its prospects, Assets, business, operations or position (financial or otherwise) which, individually or in the aggregate when taken together with all other actual and prospective adverse changes, events and effects, since such date, has had or would reasonably be expected to have a Material Adverse Effect (in the case of the Transferred Business' financial position and results of operations and cash flows, as compared to its financial position and results of operations as presented in the DPC Financial Statements), (b) as of the date of this Agreement, except to the extent expressly contemplated by this Agreement or consented to in writing by Buyer, conducted its business in any material respect other than in the ordinary and usual course consistent with past practice, or
(c):

                               (i) incurred any long-term Indebtedness or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, except in the ordinary course of business consistent with past practice and except for obligations of another Transferred Business Company;

                               (ii)   created or otherwise incurred any
         Encumbrance on any material Asset, other than Permitted Encumbrances;

                               (iii) made any material loan or advance to or any capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in any of its Wholly-Owned Subsidiaries;

                               (iv) suffered any damage, destruction or other casualty loss (after taking into account any insurance recoveries to the extent such recoveries remain with the Transferred Business Companies) affecting its business or Assets which is material to the Transferred Business Companies and the Transferred Equipment taken as a whole;

                               (v)    except (A) to the extent expressly
         contemplated by this Agreement or consented to in writing by Buyer or
         (B) in the ordinary course of business consistent with past practice, or entered into any transaction or commitment, or any Contract relating to its respective Assets or business (including the acquisition or disposition of any Assets) or relinquished any Contract or other right, in either case, material to the Transferred Business Companies, taken as a whole, other than this Agreement and the Related Agreements;

                               (vi)   changed any method of accounting, or
         accounting practice of any Transferred Business Company, except for any such change required (A) by reason of a concurrent change in Law, SEC guidelines or GAAP or (B) by reason of a change in DuPont's method of accounting or accounting practices that, due to Law, SEC guidelines or requirements or GAAP, requires a change in the accounting practices of a Transferred Business Company;

                               (vii) (A) granted any severance or termination pay to (1) any of its respective employees, other than ordinary course grants in amounts consistent with past practice or (2) any of its respective directors or officers, (B) increased benefits payable under any existing severance or termination pay policies or employment agreements, (C) entered into any material employment, consulting, deferred compensation or other similar agreement (or adopted any amendment to any such existing agreement) with any of its respective directors or officers, (D) established, adopted or amended (except as required by applicable Law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, change-in-control, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of its respective directors, officers or employees, (E) materially increased compensation, bonus or other benefits payable to any of its respective directors or officers or (F) except in the ordinary course consistent with past practice, increased the compensation, bonus or other benefits payable to any of its respective employees (other than directors or officers), where such increases could, in the aggregate, be material;

                               (viii) failed to pay any creditor of the Transferred Business any material amount when due or defaulted on any material obligation relating to the conduct or operation of the Transferred Business;

                               (ix) taken, or omitted to take, any action that if taken or omitted to be taken on or after the date of this Agreement would violate Sections 5.1(b) (1), (2), (7), (8), (10), (12), (13) or
         (14); or

                               (x)    committed to do any of the foregoing.

                  3.7      Compliance with Law, Permits.
                  -------------------------------------

                           (a) The Transferred Business is not being conducted
in violation of any applicable Law, except such violations which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Transferred Business Companies have all governmental permits, licenses, certificates, qualifications, registrations, approvals for their products, other approvals and other similar authorizations necessary for the conduct of their businesses as presently conducted and the ownership or current use of the Transferred Assets (the "Permits") and are in compliance with the
                                    -------
terms of the Permits, except where the failure to have such a Permit or for any non-compliance which would not reasonably be expected to have a Material Adverse Effect.

                           (b) The Transferred Business Companies hold all
Permits necessary as such activities are currently conducted to develop, manufacture, distribute and sell the product known as Sustiva(TM) and are in compliance in all material respects with the terms of such Permits. The NDA relating to such product has been approved by, and none of DuPont or any of its Subsidiaries has received any notice in writing which has, or reasonably should have, led DuPont or any such Subsidiary to believe that the NDA relating to such product is not currently in good standing in all material respects with the FDA. To DuPont's Knowledge, no condition or state of facts exists that could reasonably be expected to give rise to a violation of, or a material liability or default under, any of the foregoing.

                           (c) (i) The Transferred Business, as conducted in the
United States, is conducted in compliance in all material respects with all applicable Laws in connection with the preparation and submission to the FDA of each of the NDAs relating to the material products of the Transferred Business, and each of the NDAs relating to the material products of the Transferred Business has been approved by, and none of DuPont or any of its Subsidiaries has received any notice in writing which has, or reasonably should have, led DuPont or any such Subsidiary to believe that any of the NDAs relating to the material products of the Transferred Business are not currently in good standing with the FDA. The Transferred Business Companies (or their designated agents) have filed, or caused to be filed, with the FDA all required notices, supplemental applications and annual or other reports, including adverse experience reports, with respect to each NDA relating to each material product of the Transferred Business required to be filed by the NDA holder except when the failure to file such notices, applications and reports would not have a material adverse effect with respect to the continued good standing of any such product with the FDA. With respect to the material products of the Transferred Business for which an NDA has been approved by the FDA, the applicant and all Persons performing operations covered by the application acted in material compliance with 21 U.S.C. Sub. 355 or 357, 21 C.F.R. Parts 314 or 430 et seq., respectively, and all terms and conditions of such application.

                               (ii)   The Transferred Business, as conducted
outside the United States, is conducted in compliance in all material respects with all applicable Laws in connection with the preparation and submission to each applicable Governmental Authority of each marketing authorization application or its equivalent ("MAA"), amendment or variation or supplement to
                                ---
an MAA, re-registration, safety report or necessary response relating to each material product of the Transferred Business currently manufactured, marketed, promoted or sold outside the United States, and, except for such failures as would not have a material adverse effect on the continued good standing with the applicable Governmental Authority of any such product, (A) each of the MAAs relating to each such product of the Transferred Business has been approved by, and (B) none of DuPont or any of its Subsidiaries has received any notice in writing which has, or reasonably should have, led DuPont or any such Subsidiary to believe that any of the MAAs relating to such product of the Transferred Business are not currently in good standing with, each applicable Governmental Authority. The Transferred Business Companies (or their designated agents) have filed with each applicable Governmental Authority all required notices, supplemental applications and annual or other reports, including adverse experience reports, with respect to each MAA required to be filed by the holder of the MAA, relating to each such product of the Transferred Business except when the failure to file such notices, applications and reports would not have a material adverse effect on the continued good standing of such product with the regulatory jurisdiction which issued the MAA. With respect to such material products of the Transferred Business for which an MAA has been approved by the applicable Governmental Authority, the applicant and all Persons performing operations covered by the application acted in material compliance with applicable Law and all terms and conditions of such application.

                               (iii)  None of DuPont or any of its Affiliates
have received any notice since January 1, 1999, that any Governmental Authority (including the FDA) has commenced, or, to their Knowledge, threatened to initiate any action to withdraw any approval for a material product or to limit the ability of the Transferred Business to manufacture (or to have manufactured for it by a third party) any material product or to request the recall of any material product of the Transferred Business, or commenced or, to their Knowledge, threatened to initiate any action to enjoin production of such products at any facility.

                               (iv)   Except as would not reasonably be expected
to have a Material Adverse Effect, all manufacturing operations conducted by the Transferred Business Companies (or by third parties on behalf of the Transferred

Business Companies) relating to the manufacturing of the products of the Transferred Business are being conducted in compliance with Good Manufacturing Practices, with appropriate industry standards in the country in which such manufacturing is being conducted and with appropriate industry standards in each country in which the Transferred Business Companies intend to market, promote or sell such products.

                               (v)    DuPont has made available to Buyer copies
of (A) all reports of inspection observations, (B) all establishment inspection reports and (C) all warning letters as well as any other documents received by DuPont or any of its Subsidiaries since January 1, 1999 from the FDA or any other Governmental Authority relating to the products of the Transferred Business and/or arising out of the conduct of the Transferred Business that in the case of clauses (A), (B) and (C) (1) are in the possession of DuPont or any of its Subsidiaries (including any of the Transferred Business Companies) and
(2) assert a material violation or material non-compliance with any applicable laws or regulatory requirements (including those of the FDA).

                  3.8   No Undisclosed Liabilities. Except as and to the extent
                        --------------------------
reflected in the Balance Sheet, none of the Transferred Business Companies had at December 31, 2000 any Liabilities of a type required by GAAP to be reflected on a combined balance sheet of the Transferred Business Companies or in the notes thereto (it being deemed for the purpose of this Section 3.8 that each Assumed Liability is a Liability of (and incurred by) a Transferred Business Company). Since December 31, 2000, none of the Transferred Business Companies has incurred any Liabilities required by GAAP to be reflected on a combined balance sheet of the Transferred Business Companies or in the notes thereto except for such Liabilities which were incurred by a Transferred Business Company since December 31, 2000, in the ordinary course of business consistent with past practice or as expressly permitted by this Agreement. The Assumed Liabilities do not include any Liabilities that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.9   Litigation. There is no action, suit or proceeding
                        ----------
pending, or, to the Knowledge of DuPont, action, suit or proceeding threatened, against a Transferred Business Company (or which would reasonably be expected to result in a Liability that would be an Assumed Liability), before any Governmental Authority or arbitration tribunal which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
Schedule 3.9 lists as of the date of this Agreement all actions, suits or proceedings pending, or to the Knowledge of DuPont, threatened, which involve a claim for damages or other monetary relief against a Transferred Business Company (or which specifically relate to, or involve, a Transferred Business Company or Transferred Asset other than actions, suits or proceedings pending against Buyer or its Affiliates) or which would reasonably be expected to result in a Liability that would be an Assumed Liability in any instance in excess of $5 million (or if no damages or other monetary relief are specified, would reasonably be expected to result in damages or other monetary relief of in excess of such amount), which seek material injunctive relief or which would reasonably be expected to (x) give rise to any legal restraint on or prohibition against the Sale or the other material transactions contemplated by this Agreement or (y) limit in any material respect the ability of Buyer to exercise full rights of ownership and control of the Transferred Business Companies or any of the Additional Transferred Assets after the Closing. As of the date of this Agreement, none of DuPont or any of its Subsidiaries is subject to any material outstanding injunction, writ, judgment, order or decree of any Governmental Authority or arbitration tribunal to the extent related to the Transferred Business. As of the date of this Agreement, none of DuPont or its Subsidiaries has received any written notice from any Governmental Authority that the Transferred Business is subject to any material investigation, is in default under any material Law or is in breach of any material Permit.

                  3.10     Taxes.
                  --------------

                           (a) Each of the Transferred Business Companies has
(i) timely filed (or had timely filed on its behalf) with the appropriate Tax Authorities all material Tax Returns required to be filed by or on behalf of it, and each such Tax Return was complete and accurate in all material respects, and
(ii) timely paid (or had paid on its behalf) all material Taxes due and owing, regardless of whether required to be shown or reported on a Tax Return, including Taxes required to be withheld by it;

                           (b) there is no Tax Audit pending against or with
respect to any of the Transferred Business Companies or with respect to any Transferred Equipment in respect of any material Tax and no written or, to DuPont's Knowledge, unwritten notice of such a Tax Audit with respect to any material Tax has been received by DuPont, any Affiliate of DuPont or any Transferred Business Company;

                           (c) no deficiency for a material Tax has been
asserted in writing or otherwise, to DuPont's Knowledge, against any of the Transferred Business Companies or with respect to any Transferred Equipment, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith;

                           (d) there are no material liens for Taxes upon the
Assets or property of any of the Transferred Business Companies or the Transferred Equipment, except for Permitted Encumbrances;

                           (e) DPC has been taxed as a partnership under the
provisions of Subchapter K of the Code and the Treasury Regulations promulgated thereunder for all taxable periods beginning on or after the date of its formation and ending on or prior to the date of this Agreement;

                           (f) no material issues relating to Taxes relating to
a Transferred Business Company or the Transferred Equipment have been raised in writing or otherwise, to DuPont's Knowledge, by the relevant Taxing Authority during any completed or presently pending Tax Audit that can reasonably be expected to recur in a later taxable period;

                           (g) none of the Transferred Business Companies is
party to or bound by, and the Transferred Equipment is not subject to, any Tax Sharing Agreement;

                           (h) there is no agreement or other document
extending, or having the effect of extending, the period of assessment or collection of any material Taxes, and no power of attorney with respect to any material Taxes has been executed or filed with any Taxing Authority, by or on behalf of any Transferred Business Company or in respect of the Transferred Equipment;

                           (i) none of the Transferred Business Companies shall
be required to include in a taxable period ending after the Closing Date taxable income attributable to income that economically accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting of Section 481 of the Code or comparable provisions of state, local or foreign Tax law;

                           (j) the Transferred Business Companies have complied
in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

                           (k) neither DCI nor DPRL is a real property holding
company within the meaning of Section 897 of the Code. DuPont is not a "foreign person" within the meaning of Section 1445 of the Code; and

                           (l) DCI and DPRL are members of a consolidated group,
as defined in Section 1504(a) of the Code, of which DuPont is the common parent.

                  3.11     Employee Benefit Plans; ERISA.
                  --------------------------------------

                           (a) Schedule 3.11(a) contains a true and complete
list of each deferred compensation plan and each incentive compensation, equity compensation plan, bonus, severance, material "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the
                          -----
meaning of section 3(2) of ERISA); each material employment, change-in-control, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any of the Transferred Business Companies or by any trade or business, whether or not incorporated, that together with any Transferred Business Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA (an "ERISA Affiliate"), or to which any of the Transferred Business Companies or an
 ---------------
ERISA Affiliate is party, whether written or oral, for the benefit of any United States and foreign employee or former employee of any Transferred Business Company (the "Transferred Business Plans").
              --------------------------

                           (b) With respect to each Transferred Business Plan,
DuPont or DPC has made available to Buyer true and complete copies of each such Transferred Business Plan and any amendments thereto (or if such Transferred Business Plan is not written, a description thereof), any related trust, deed or rule or other funding vehicle, any reports or summaries required under ERISA, the Code or applicable Law and the most recent determination letter received from the IRS with respect to each Transferred Business Plan intended to qualify under Section 401 of the Code, Form 5500 and, if applicable, attached Schedule B (including related actuarial valuation report) with respect to the last three
(3) years and any other report reflecting the current funding status of each such Transferred Business Plan.

                           (c) No liability under Title IV or Section 302 of
ERISA, or any comparable provision and/or applicable Law, has been incurred by any of the Transferred Business Companies or any ERISA Affiliate that has not been satisfied in full, and no condition exists that could present a material risk to any of the Transferred Business Companies or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (the "PBGC") (which premiums have been paid when
                                   ----
due).

                           (d) No Transferred Business Plan which is subject to
Title IV of ERISA ("Transferred Business Title IV Plan") is, or within the five
                    ----------------------------------
(5) year period
preceding the date of their Agreement was, a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Transferred Business Title IV Plan a plan described in Section 4063(a) of ERISA.

                           (e) Each Transferred Business Plan has been operated
and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, and with respect to each Transferred Business Plan, all contributions, premiums and reserves required as of the Closing Date have been paid by, or in the case of reserves, have been properly reflected on the books of, the appropriate Transferred Business Company.

                           (f) Each Transferred Business Plan intended to be
"qualified" within the meaning of Section 401(a) of the Code, or to have tax-favored status under applicable Law, is so qualified, or tax-favored, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code or applicable Law.

                           (g) With respect to each Transferred Business Plan
that is subject to Title IV of ERISA or to the minimum funding requirements of
Section 412 of the Code or Part 3 of Title I of ERISA, each of the following is true: (i) there is no event or condition existing (other than the transactions contemplated by this Agreement) that could be deemed to be a "reportable event" within the meaning of Section 4043 of ERISA with respect to which the notice requirement has not been waived, and no condition exists that could subject any of the Transferred Business Companies to a fine under Section 4071 of ERISA;
(ii) no amendment has occurred that has required or could require any of the Transferred Business Companies to provide security to such Transferred Business Plan under Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) no documentation or other information has been or is currently required to be provided to the PBGC pursuant to Section 4011 of ERISA; (iv) no transaction has occurred and no condition exists with respect to such Transferred Business Plan that has subjected or shall likely subject any of the Transferred Business Companies to liability under Section 4069 of ERISA; (v) no event has occurred and no condition exists that could subject any of the Transferred Business Companies or any ERISA Affiliate to any material Tax under Chapter 43 of the Code or to a material fine under Section 502(c) of ERISA; and (vi) none of the Transferred Business Companies or any ERISA Affiliate has engaged in a non-exempt prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

                           (h) No Transferred Business Plan provides medical,
surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any Transferred Business Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Schedule 3.11(h) discloses, as of December 31, 2000, the amount of unfunded liabilities for retiree medical, dental and life insurance benefits (and any other post-retirement benefits other than pensions) arising under such plan, broken down with respect to current employees and former employees of the Transferred Business Companies, as of December 31, 2000, in accordance with FAS 106, and no amendment to such plan since such date has increased such liabilities. The valuation in Schedule 3.11(h) discloses whether it takes into account contributions of the current employees and former employees of the Transferred Business Companies and all assumptions used in calculating such valuation. In addition, Schedule 3.11(h) discloses the number of Transferred Employees who are currently eligible or may become eligible to receive such post-retirement benefits within three (3) years of the date of this Agreement.

                           (i) The consummation of the transactions contemplated
by this Agreement shall not, either alone or in combination with another event,
(i) entitle any current or former employee or officer of any of the Transferred Business Companies or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or officer.

                           (j) As of the date of this Agreement, to the
Knowledge of DuPont, there are (i) no pending or threatened claims, or facts that could reasonably be expected to give rise to such claims, by or on behalf of any Transferred Business Plan, by any employee or beneficiary covered under any such Transferred Business Plan, or otherwise involving any such Transferred Business Plan (other than routine claims for benefits) or (ii) no matters pending (other than routine qualification determination filings) with respect to any of the Transferred Business Plans before any Governmental Authority, which claims or pending matters could give rise to Losses that in the aggregate would exceed $2,000,000.

                           (k) As of the date of this Agreement, there has been
no amendment to, written interpretation or announcement (whether or not written) by DPC or any of its Affiliates relating to, or change in employee participation or coverage under, any Transferred Business Plan which would increase materially the expense of maintaining such Transferred Business Plan above the level of the expense incurred in respect thereof for the 12 months ended as of the date of the DPC Financial Statements.

                           (l) To the Knowledge of DuPont, there is no leased
employee, as such term is defined in Section 414(n) of the Code, who must be taken into account for the requirements of Section 414(n)(3) of the Code who has not been so taken into account. To the Knowledge of DuPont, each person providing services to any of the Transferred Business Companies as an independent contractor has been properly classified as such.

                           (m) There is no voluntary employees' beneficiary
association, within the meaning of Sections 501(c)(9) and 505, or rabbi trust, within the meaning of IRS Rev. Proc. 92-64 (1992), maintained with respect to any Transferred Business Plan.

                           (n) No Transferred Business Plan is a multiple
employer welfare arrangement within the meaning of Section 3(40) of ERISA.

                           (o) Each of the Transferred Business Companies is in
compliance with all applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, or applicable Law, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Knowledge of DuPont, threatened, or, to the Knowledge of DuPont, any investigation pending or threatened against any of the Transferred Business Companies relating to any thereof, and, to the Knowledge of DuPont, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation.

                           (p) None of the Transferred Business Companies is
party to any collective bargaining, union or labor agreement. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of DuPont, threatened against any of the Transferred Business Companies, and no Transferred Employee is a member of or represented by any labor union and, to the Knowledge of DuPont, there are no attempts of whatever kind and nature being made to organize any such Transferred Employees. No certification or decertification is pending or was filed within twelve (12) months preceding the date of this Agreement respecting any Transferred Employee and, to the Knowledge of DuPont, no certification or decertification petition is being or was circulated among the Transferred Employees within the twelve (12) months preceding the date of this Agreement. No agreement, arbitration or court decision, decree or order or governmental order that is binding on any of the Transferred Business Companies in any way limits or restricts any of the Transferred Business Companies from relocating or closing any of its operations.

                           (q) None of the Transferred Business Companies has
experienced any organized work stoppage in the five (5) years preceding the date of this Agreement. There are no charges, administrative proceedings or formal complaints of discrimination (including but no limited to discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the Knowledge of DuPont, threatened, or to the Knowledge of DuPont, any investigation pending or threatened before the Equal Employment Opportunity Commission or any Governmental Authority. There have been no audits of the equal employment opportunity practices of any of the Transferred Business Companies and, to the Knowledge of DuPont, no basis for any such claim exists. With respect to the items set forth on Schedule 3.11(q), each of the following is true: (i) as of the date of this Agreement, none of the Transferred Business Companies is a defendant in any action filed, or to the Knowledge of DuPont threatened to be filed, by a class under the Federal Rules of Civil Procedure 23, or comparable state law, under any Federal, state or local statute governing employment, and (ii) the aggregate amount of damages of all the items set forth on Schedule 3.11(q) will not exceed $1,000,000 (excluding the matter identified on such schedule with an asterisk).

                           (r) (i)    Other than the DuPont UK Plan, there are
no defined benefit pension plans, or such other plans required to be funded under applicable Law, providing any benefit to any Transferred Employee in the United Kingdom, Northern Ireland or the Republic of Ireland and pursuant to which any of the Transferred Business Companies would have any liability. The DuPont UK Plan is an exempt approved scheme and a contracted-out scheme, and DuPont is named in a contracting-out certificate in relation to the DuPont UK Plan.

                               (ii)   Other than the DuPont Pharmaceuticals
         Company Pension and Retirement Plan (Puerto Rico), there are no defined benefit pension plans, or such other plans required to be funded under applicable Law, providing any benefit to any Transferred Employee in Puerto Rico and pursuant to which any of the Transferred Business Companies could have any liability.

                               (iii)  Other than the DuPont Pharma, Inc.
         Non-Contributory Pension Plan, there are no defined benefit pension plans, or such other plans required to be funded under applicable Law, providing any benefit to any Transferred Employee in Canada and pursuant to which any of the Transferred Business Companies could have any liability. As of December 31, 2000, the projected benefit obligation of the DuPont Pharma, Inc. Non-Contributory Pension Plan on a FAS 87 basis did not exceed the fair market value of such Plan's assets by an amount equal to $1,500,000 or more.

                               (iv)   Other than the DuPont Pharmaceuticals
         Company Pension and Retirement Plan, there are no defined benefit pension plans, or such other plans required to be funded under ERISA and the Code, providing any benefit to any Transferred Employee in the United States and pursuant to which any of the Transferred Business Companies could have any liability.

                               (v) Other than the Company Agreement G-14/88, there are no defined benefit pension plans, or such other plans required to be funded or a reserve to be established on the books of the plan sponsor under applicable Law, providing any benefit to any Transferred Employee in Germany and pursuant to which any of the Transferred Business Companies could have any liability.

                               (vi) Other than the Pension Plan/Life Insurance (Fortis AG) (the "Belgian Pension Plan"), there are no defined benefit
                           --------------------
         pension plans, or such other plans required to be funded or for which a reserve must be established on the books of the plan sponsor under applicable Law, providing any benefit to any Transferred Employee in Belgium and pursuant to which any of the Transferred Business Companies could have any liability. Liabilities under the Belgian Pension Plan, calculated on a projected benefit obligation basis, do not exceed the fair market value of the assets of such plan by an amount equal to $200,000 or more.

                               (vii) There is no defined benefit pension plan, or such other plan required to be funded or for which a reserve must be established on the books of the plan sponsor under applicable Law, providing any benefit to any Transferred Employee in Brazil, Italy, France, Spain, the Republic of Ireland or Japan and pursuant to which any of the Transferred Business Companies could have any liability.

                           (s) With respect to the DuPont Pharmaceuticals
Company Pension and Retirement Plan and the DuPont Pharmaceuticals Company Pension and Retirement Plan (Puerto Rico) (collectively, the "Transferred
                                                              -----------
Pension Plans"), Schedule 3.11(s) discloses the amount of unfunded liabilities
-------------
pursuant to FAS 87, and the assumptions required thereunder, as of December 31, 2000. With respect to any other Transferred Business Plan that is required to be funded under applicable Law, or for which a reserve must be established on the books of the plan sponsor of such plan under applicable Law, Schedule 3.11(s) discloses the amount of unfunded liabilities pursuant to the greater of FAS 87, and the assumptions required thereunder, or applicable Law, as of December 31, 2000. With respect to each of the plans listed in Section 5.11(i), Schedule 3.11(s) also separately discloses the amount of unfunded liabilities pursuant to FAS 87, and the assumptions used thereunder, as of December 31, 2000.

                           (t) The transactions contemplated by this Agreement
shall not result in the acquisition of assets from DuPont that have a total fair market value equal to or more than one-third of the total fair market value of all assets of DuPont, as a "corporation" (within the meaning of Section 1504 of the Code) immediately prior to such "acquisition" (within the meaning of Section 280G of the Code and the regulations thereunder).

                  3.12 Environmental Matters. To the Knowledge of DuPont, (a)
                       ---------------------
the Transferred Business Companies are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Transferred Business Companies of all Environmental Permits, and compliance with the terms and conditions thereof), except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; (b) there is as of the date of this Agreement and, except as set forth in Schedule 3.12, there will be as of the Closing, no Environmental Claim pending or, to the Knowledge of DuPont, threatened against or affecting any Transferred Business Company which would reasonably be expected to have a Material Adverse Effect; (c) there have been no Releases of Hazardous Substances on, at, in or underneath any of the Assets of the Transferred Business Companies or, to the Knowledge of the Transferred Business Companies, on, at, in or underneath any property formerly owned or operated by any Transferred Business Company that would reasonably be expected to have a Material Adverse Effect; (d) as of the date of this Agreement, there is no cleanup or remediation of Hazardous Substances being conducted or planned at any of the Assets of the Transferred Business Companies; and (e) the Transferred Business Companies have delivered or otherwise made available for inspection to Buyer true, complete and correct copies and results of any Phase I or Phase II Environmental Assessments prepared within the past three years, and any other material reports, studies, analyses, tests or monitoring possessed or initiated by the Transferred Business Companies pertaining to Hazardous Substances in, on, beneath or adjacent to any of the Assets of the Transferred Business Companies, or regarding the Transferred Business Companies' compliance with applicable Environmental Laws. Notwithstanding anything to the contrary herein, the parties hereby agree that there is excluded from all other representations and warranties in this Article III all matters with respect to compliance with, or Liabilities arising under, Environmental Laws. The representations and warranties contained in this Section
3.12 shall be the exclusive representations and warranties with respect to such matters.

                  3.13     Real Property.
                  ----------------------

                           (a) Schedule 3.13(a) contains a complete and correct
list of all Owned Real Property. DPC or one of the other Transferred Business Companies has (and upon the Closing will have) good and valid title in fee simple to the Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances; provided, however, that the use of the Real Property
                        --------  -------
will be limited to industrial use because of soil and groundwater contamination. To the Knowledge of DuPont, no Person (other than the Transferred Business Companies) has any right to use, occupy or lease the Owned Real Property.

                           (b) Schedule 3.13(b) contains a complete and correct
list of all Leased Real Property. True, correct and complete copies of all Leases relating to the Leased Real Property have heretofore been delivered by DuPont to Buyer. All such Leases are valid, binding and in full force and effect and are enforceable by the lessee thereunder and grant such lessee the exclusive right to use and occupy the premises. DPC or one of the other Transferred Business Companies has quiet possession of the leasehold estate or other interest created under such Leases, and no lessee under any material Lease relating to Leased Real Property is in material default under any such Lease.

                           (c) The use and operation of the Real Property in the
conduct of the Transferred Business complies in all material respects with all material instruments of record or material agreements affecting the Real Property.

                           (d) To the Knowledge of DuPont, (i) no certificate,
permit or license from any Governmental Authority having jurisdiction over any of the Real Property or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Property or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Real Property has not been obtained or is not in full force and effect, and there is no pending threat of modification or cancellation of any of the same, which would reasonably be expected to have a Material Adverse Effect, and (ii) there is no written notice issued by any Governmental Authority of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement that would reasonably be expected to have a Material Adverse Effect. The Real Property shall be transferred to Buyer (by virtue of its acquisition of the Transferred Business Companies) in its "AS IS" condition on the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, but including only the title defects, if any, set forth on Schedule 1.1(i) hereto), based solely on Buyer's own inspection, analysis and evaluation of the Real Property and not in reliance on any records or other information obtained from DuPont or on DuPont's behalf, other than the title reports referenced on Schedule 1.1(i) hereto. Each of Buyer, Buyer Sub 1 and Buyer Sub 2 acknowledges that it is not relying on any statement or representation that has been made or that in the future may be made by DuPont or any of DuPont's employees, agents, attorneys or representatives concerning the condition of the Real Property (whether relating to physical conditions, operation, performance, legal matters or title matters (other than title matters relating to any Real Property for which a title report has not been obtained as set forth on Schedule 1.1(i) hereto)).

                           (e) None of the Sellers or any of the Transferred
Business Companies has received any written notice that (i) any condemnation proceeding is pending or threatened with respect to any Real Property or (ii) any material zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any Real Property or by the continued maintenance, operation or use of the parking areas.

                  3.14 Intellectual Property. (a) Set forth in Schedule 3.14(a),
                       ---------------------
for all Intellectual Property that is owned (or in the case of clauses (v) and (vi) licensed) by the Transferred Business Companies (other than the Excluded Assets), is a complete and correct list (except for updates in dockets occurring in the ordinary course of business or as corrected pursuant to Section 3.14(f)) of all United States and foreign: (i) issued and pending Patents; (ii) Trademark registrations, and Trademark applications with their respective registration and application numbers; (iii) tradenames; (iv) Copyright registrations and Copyright applications with their respective registration and application numbers; (v) material software used by the Transferred Business Companies (other than commercially available software subject to "shrink-wrap," "click-through" or other standard form license agreements); and (vi) material license agreements relating to commercial products and compounds nominated for development pursuant to which the Transferred Business Companies have rights to use Intellectual Property of third parties (including DuPont and its other Subsidiaries) in the Transferred Business.

                           (b) The Transferred Business Companies own or license
from third parties (including DuPont and its other Subsidiaries) or otherwise have the right to use, as currently used, free and clear of all Encumbrances, all the Intellectual Property currently used or necessary for the conduct of the Transferred Business; and the consummation of the transactions contemplated hereby will not impair any such rights in any material respect; provided that
                                                                --------
the foregoing representations insofar as they relate to claims by or conflicts with any third party (other than DuPont or any Subsidiary of DuPont) with respect to such Intellectual Property are made to the Knowledge of DuPont (except that, with respect to Sustiva, Coumadin, Sinemet,

Cardiolite, DPC 906, DPC A52350, DPC 368, DPC A69841/A53607/A69448, DPC 974, DPC
A37818, and DPC A37215 are also made to the knowledge, after reasonable inquiry, of DPC's inside patent attorneys and the product manager for such compounds); and provided, further, that the foregoing representations do not apply to
    --------  -------
potential claims or conflicts by any third party (other than DuPont or any Subsidiary of DuPont) previously disclosed in writing to Buyer's inside or outside patent counsel by DuPont or any of its Subsidiaries (including the Transferred Business Companies) (the "IP Disclosure") and do not apply to
                                      -------------
compounds not yet nominated for development or to any research tools used in connection with such compounds not yet nominated for development.

                           (c) There are no material claims pending or, to the
Knowledge of DuPont, threatened, against DuPont or any of its Subsidiaries (including the Transferred Business Companies) by any third party with respect to the ownership, validity, enforceability or use (including claims of actual or potential infringement, dilution or misappropriation) of any of the material Intellectual Property used in or necessary to the conduct of the Transferred Business related to (i) Sustiva, (ii) any such other Intellectual Property as of the date of this Agreement, or (iii) any such other Intellectual Property as of the Closing Date that, individually or in the aggregate with all other such claims, would reasonably be expected to have a Material Adverse Effect.

                           (d) As of the date of this Agreement, there are no
claims pending or, to the Knowledge of DuPont, threatened, against any third party by DuPont or any of its Subsidiaries (including the Transferred Business Companies) regarding any actual or potential infringement, dilution, or misappropriation of any Intellectual Property owned or used in the Transferred Business related to (i) Sustiva, (ii) any such other Intellectual Property as of the date of this Agreement, or (iii) any such other Intellectual Property as of the Closing Date that, individually or in the aggregate with all other such claims, would reasonably be expected to have a Material Adverse Effect.

                           (e) To the Knowledge of DuPont, the Transferred
Business Companies or their designated agents own or have the right to use all material regulatory documents, including all material marketing applications, clinical trials applications and other correspondence and reports made to Governmental Authorities, necessary to market and sell the material products of the Transferred Business Companies as currently marketed and sold, and the consummation of the transactions contemplated hereby will not impair any such rights in any material respect.

                           (f) (i) At Buyer's request and at Buyer's expense,
DuPont will take all reasonable steps to assist Buyer in the assignment and recordation process following the Closing to record ownership or to record a license for any pending or issued Patents or applied for or registered Trademarks owned by a Transferred Business Company to ensure that Buyer will have record ownership (or recording of license agreements) of such Intellectual Property, and (ii) at DuPont's expense, DuPont will take all reasonable steps prior to the Closing and shall continue following the Closing with those efforts commenced prior to the Closing to correct any title discrepancies with respect to the properties listed on
Schedule 3.14(a) and to record ownership or to record a license for any pending or issued Patents or applied for or registered Trademarks owned by a Transferred Business Company to ensure that the Transferred Business Companies will have record ownership (or recording of license agreements) of such Intellectual Property; provided that in any event Buyer must make any request under this
          --------
Section 3.14(f) within one year, and DuPont shall have no further obligations under this Section 3.14(f) three (3) years, after the Closing.

                  3.15 Assets. DPC or one of the other Transferred Business
                       ------
Companies owns, leases or has the legal right (including pursuant to the Related Agreements) to use all material Assets (other than (i) Real Property, which is the subject of Section 3.13, (ii) Intellectual Property, which is the subject of
3.14 and (iii) the Transferred Equipment) reflected on the Balance Sheet or, except for Excluded Assets, thereafter acquired by the Transferred Business except for those sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement. DuPont owns, leases or has the legal right to use all of the Transferred Equipment. DPC or one of the other Transferred Business Companies has good and valid title to (or in the case of leased Assets, valid leasehold interests in) all Transferred Assets free and clear of all Encumbrances except Permitted Encumbrances (other than (i) Real Property, (ii) Intellectual Property, or (iii) the Transferred Equipment). DuPont has good and valid title to (or in the case of leased Assets, valid leasehold interests in) the Transferred Equipment free and clear of all Encumbrances except Permitted Encumbrances. Upon consummation of the Sale, Buyer will have acquired good and valid title to the Transferred Equipment, free and clear of all Encumbrances, other than Permitted Encumbrances. Except for the Excluded Assets, (i) the Transferred Assets comprise all the Assets (other than Intellectual Property) primarily employed or primarily used in or by DuPont and its Subsidiaries in the conduct and operation of the Transferred Business and (ii) there are no Assets (other than Intellectual Property, Assets being leased pursuant to a Lease or services being provided under a Site Services Agreement, in each case that is a Related Agreement) which are material to the conduct of the Transferred Business as currently conducted other than the Transferred Assets.

                  3.16 Brokers and Finders. None of the Sellers or any
                       -------------------
Transferred Business Company or any of their respective officers, directors or employees has employed any broker or finder or incurred any Liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, for which Buyer, Buyer Sub 1 or Buyer Sub 2 has or could have any Liability.

                  3.17 Inventories. The inventory of finished goods held in the
                       -----------
trade by the wholesale and warehousing customers of the Transferred Business Companies does not constitute an amount of inventory exceeding in any material respect in the case of each of (i) Sustiva(TM) 1.5 months, (ii) Coumadin(R) 3 months, (iii) Cardiolite(R) 1.5 months and (iv) Sinemet(R) brand 10 months. The aggregate amount of finished goods held in the trade by such wholesale and warehousing customers shall be determined as of any date by reference to the most recent IMS report provided by IMS on or prior to such date. As of the date of this Agreement, the inventory of finished goods owned by the Transferred Business Companies is not greater in any material respect than as set forth in the March 31, 2001 DPC selected pro forma balance sheet items. Except for inventory with a cost of less than $750,000 in the aggregate (for which a reserve has been established), none of the finished goods inventory held by the Transferred Business Companies has an expiration date within 12 months.

                  3.18     Contracts.
                  ------------------

                           (a) Except as set forth on Schedule 3.18, as of the
date of this Agreement, there is no Contract that constitutes a Transferred Asset or under which an Assumed Liability arises, to which a Transferred Asset or Assumed Liability is subject or to which a Transferred Business Company is a party or by which its Assets are bound, that is:

                               (i)    an employment agreement;

                               (ii) a collective bargaining agreement or other agreement or arrangement with a labor union, labor organization, workers council or similar body;

                               (iii)  an agreement (A) which by its terms
         contains a covenant that following the Closing would geographically limit in any respect the ability or right of the Transferred Business Companies or their Affiliates to compete or operate in any business or
         (B) which otherwise prohibits the development, manufacture, marketing or distribution or sale of the products and services of the

         Transferred Business Companies or their Affiliates to any Person other than the other party to any such agreement; provided that (x) any
                                                     --------
         development agreement with respect to a specified or a specified group of compounds that contain restrictions with respect to the research, development, manufacture, marketing, promotion or sale of the compounds that are the primary subject of such agreement and (y) agreements of a type described in clause (xiii) below (without regard to the dollar limitation thereon) are excluded from the clause solely to the extent any such agreement contains geographical exclusions with respect to the exclusive territory or therapeutic categories that is the subject of such agreement;

                               (iv)   an agreement granting an Encumbrance
         (other than a Permitted Encumbrance) on any material Transferred Asset or, taken in the aggregate, a material portion of Transferred Assets (other than, in the case of Contracts, any provision prohibiting, limiting or requiring consent for the assignment thereof);

                               (v)    a Contract with the Sellers or their
         Affiliates (other than another Transferred Business Company) other than Contracts that will be terminated at or prior to the Closing;

                               (vi)   a Contract obligating any of the
         Transferred Business Companies to make a future purchase of materials, supplies or equipment that (A) has (I) annual payments by the Transferred Business Companies in excess of $10,000,000 or an aggregate future Liability pursuant to the terms of such Contract to any Person in excess of $10,000,000 and (II) a term extending for more than one year from the date of this Agreement or (B) is otherwise material with respect to Sustiva;

                               (vii) a Contract providing for indemnification by a Transferred Business Company (or which would be an Assumed Liability) of any Person with respect to material Liabilities relating to any current or former business of the Transferred Business;

                               (viii) a license, sublicense, option or other Contract affecting in whole or in part any of the Transferred Business Companies' rights to any material Intellectual Property currently used in the conduct of the Transferred Business (excluding any DuPont Shared Know-how);

                               (ix) a Contract pursuant to which any of the Transferred Business Companies guarantees indebtedness, liabilities or obligations of any Person, other than an inter-company arrangement that will terminate at or prior to the Closing;

                               (x) a Contract under which any advance, loan or extension of credit or any capital contribution to, or other investment in, has been or is to be made in any Person in each case other than in the ordinary course of business consistent with past practice;

                               (xi)   a Contract (including a sales order)
         obligating any of the Transferred Business Companies to deliver products or services which has (I) annual payments in excess of $10,000,000 or an aggregate future Liability pursuant to the terms of such Contract to any Person in excess of $10,000,000 and (II) a term extending for more than one year from the date of this Agreement;

                               (xii) a Contract for the sale of any material Transferred Asset or material portion of Transferred Assets (other than inventory sales in the ordinary course of business) that has not been performed in all material respects as of the date of this Agreement or the grant of any preferential rights to purchase any material Transferred Asset;

                               (xiii) a Contract providing for the services of any dealer, distributor, sales representative or similar representative involving annual payments or receipts or annual sales volume in excess of $10,000,000; or

                               (xiv) any other Contract that is material to the Transferred Business taken as a whole and not entered into in the ordinary course of the Transferred Business.

                           (b) Each Contract set forth or required to be set
forth on Schedule 3.18 or Schedule 3.20 (the "Transferred Contracts") is legal,
                                              ---------------------
valid, binding and in full force and effect and is enforceable by the Transferred Business Companies in accordance with its terms except to the extent such enforceability may be limited by the bankruptcy, insolvency, or the Chapter 11 or similar reorganization of the other party thereto. DuPont and its Affiliates have performed in all material respects all obligations required to be performed by them under the Transferred Contracts and no event has occurred that would render them (with or without the lapse of time or the giving of notice, or both) in breach in any material respect or default thereunder and, to DuPont's Knowledge, no event has occurred that would render any other party to any such Transferred Contract (with or without the lapse of time or the giving of notice, or both) in breach in any material respect or default thereunder as of the date of this Agreement or in a breach or default that would reasonably be expected to have a Material Adverse Effect. None of DuPont nor any of its Affiliates has received any written, or to DuPont's Knowledge, oral notice of the intention of any party to terminate any such Transferred Contract or that any party considers that DuPont or its Affiliates are in breach in any material respect or default thereunder as of the date of this Agreement or in a breach or default that would reasonably be expected to have a Material Adverse Effect. Complete and correct copies of all of such Transferred Contracts, together with all modifications and amendments thereto, have been made available to Buyer.

                           (c) Except for the Transferred Business Plans, there
is no Contract to which a Transferred Business Company is a party or by which a Transferred Asset is bound or an Assumed Liability arises that prior to Closing requires any action or omission by DuPont or an Affiliate of DuPont that is not in the ordinary and usual course of the Transferred Business consistent with past practice or that would adversely impact in any material respect the ability of DuPont or an Affiliate of DuPont prior to Closing to preserve intact its business organizations and relationships with third parties and to keep available the services of their present officers and employees to the extent related to the Transferred Business.

                  3.19 Shared Services. Except as set forth in Schedule 3.19 and
                       ---------------
except for the services to be provided under the Related Agreements and the DuPont Marks (the use of which shall be phased out by the Transferred Business Companies pursuant to Section 5.7), (a) DuPont and its Affiliates (other than the Transferred Business Companies) do not provide any material support services to the Transferred Business Companies and (b) DuPont and its Affiliates (other than the Transferred Business Companies), on the one hand, and the Transferred Business Companies, on the other hand, do not share any material Assets which are used in, held for use in, or necessary for, the Transferred Business (other than (i) Buyer Shared Know-how and DuPont Shared Know-how and (ii) Real Estate and certain related services as expressly contemplated by the Leases and Site Services Agreements).

                  3.20 Agreements Restricting Affiliates. Except as set forth on
                       ---------------------------------
Schedule 3.20, there is no Contract that constitutes a Transferred Asset or under which an Assumed Liability arises, or to which a Transferred Asset or Assumed Liability is subject or bound, that would limit or restrict in any manner whatsoever the conduct or operation of the business of Buyer and its Affiliates (other than the

Transferred Business Companies) after the Closing (other than confidentiality and non-disclosure agreements entered into in the ordinary course of business).


                                   ARTICLE IV
                                   ----------

              REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUB
              -----------------------------------------------------

                  Buyer represents and warrants to the Sellers that, except as set forth in the Schedules to this Agreement delivered by Buyer with reference to the specific Section of this Agreement so qualified:

                  4.1      Corporate Organization; Etc. Buyer is a corporation
                           ---------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  4.2      Authority Relative to this Agreement, Etc. Buyer has
                           -----------------------------------------
all requisite corporate authority and power to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer. No other corporate proceedings on the part of Buyer (and no action on part of any stockholders of Buyer) or any Subsidiary thereof are necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which Buyer is a party have been (or in the case of the Related Agreements, will be) duly and validly executed and delivered by Buyer and, assuming this Agreement and such other agreements have been duly authorized, executed and delivered by all of the other parties hereto, each of this Agreement and such other agreements constitutes (or in the case of the Related Agreements will constitute) a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

                  4.3      Consents and Approvals; No Violations. None of the
                           -------------------------------------
execution, delivery or performance of this Agreement or the Related Agreements to which Buyer, Buyer Sub 1, Buyer Sub 2 or any of the Foreign Buyer Subs is a party nor the consummation of the transactions contemplated hereby and thereby by Buyer, Buyer Sub 1, Buyer Sub 2 and the Foreign Buyer Subs will (a) violate any provision of the certificate of incorporation or bylaws of Buyer, Buyer Sub 1, Buyer Sub 2 or any of the Foreign Buyer Subs, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) filings with the FTC and the DOJ pursuant to the HSR Act, and the rules and regulations promulgated thereunder, (ii) requirements of the EC Merger Regulations or any other foreign Antitrust Laws and Laws regulating exchange or currency controls and (iii) such consents, waivers, approvals, authorizations, permits, filings or notifications which, if not obtained or made, would not, in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect,
(c) give rise to any material preferential purchase rights, material rights of first refusal or similar material rights of any third party or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) or a loss of any benefit to which Buyer, Buyer Sub 1, Buyer Sub 2 or any of the Foreign Buyer Subs is entitled under, any of the terms, conditions or provisions of any Indebtedness, mortgage, note, bond, Encumbrance, license, government registration, Contract, Lease, franchise, permit, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or Assets may be bound, except such violations, breaches and defaults which would not reasonably be expected to have a Buyer Material Adverse Effect or (d) violate any Law applicable to Buyer, Buyer Sub 1, Buyer Sub 2 or any of the Foreign Buyer Subs or by which any of its properties or Assets may be bound, except such violations which would not reasonably be expected to have a Buyer Material Adverse Effect.

                  4.4 Brokers and Finders. None of Buyer, Buyer Sub 1, Buyer Sub
                      -------------------
2 or any of the Foreign Buyer Subs or any of their officers, directors or employees has employed any investment banker, broker or finder or incurred any Liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which DuPont or any Retained Subsidiary or, in the event the Closing does not occur, any Transferred Business Company, has or could have any Liability.

                  4.5 Financing. As of the date of this Agreement, Buyer, Buyer
                      ---------
Sub 1, Buyer Sub 2 and the Foreign Buyer Subs have access to, and as of the Closing Buyer will have, sufficient funds necessary to (a) pay the Purchase Price, and (b) pay all of their fees and expenses incurred in connection with the transactions contemplated by this Agreement.

                  4.6 Securities Act. Buyer, Buyer Sub 1, Buyer Sub 2 and the
                      --------------
Foreign Buyer Subs are acquiring the DPC Interests, the DCI Shares, the DPRL Shares, the DPL Shares and the Controlled Foreign Subsidiary Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any applicable foreign securities laws. Buyer acknowledges that the DPC Interests, the DCI Shares, the DPRL Shares, the DPL Shares and the Controlled Foreign Subsidiary Shares being acquired by it and its Subsidiaries are not registered under the Securities Act, any applicable state securities law or any applicable foreign securities laws, and that such DPC Interests, DCI Shares, DPRL Shares, DPL Shares and the Controlled Foreign Subsidiary Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or such applicable securities laws or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable.


                                    ARTICLE V
                                    ---------

                                    COVENANTS
                                    ---------

                  5.1      Conduct of Business.
                  ----------------------------

                           (a) During the period from the date of this Agreement
to the Closing Date, except (i) as expressly permitted by this Agreement, (ii) as required by applicable Law or any Contract to which a Transferred Business Company is a party or by which a Transferred Asset is bound or any Transferred Business Plan, (iii) with the consent of Buyer or (iv) as set forth on Schedule 5.1, DuPont shall, and shall cause each Transferred Business Company and each of its other Subsidiaries, to conduct its business (other than activities which are not part of the Transferred Business) in all material respects in the ordinary and usual course consistent with past practice and to use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of their present officers and employees.

                           (b) Without limiting the generality of the foregoing
(but subject to clauses (i), (iii) and (iv) above), during the period from the date of this Agreement to the Closing Date, DuPont shall cause each of the Transferred Business Companies not to (and, solely to the extent such action relates to the Additional Transferred Assets or gives rise to or increases an Assumed Liability, DuPont shall not and shall cause each of its Subsidiaries not
to):

                                    (1)  adopt or propose any change in its
         respective certificates of incorporation, bylaws or other constitutional documents, except for changes which would not have an adverse impact on such company or on Buyer;

                                    (2)  acquire, sell, transfer, lease or
         otherwise dispose of any Assets of the Transferred Business outside of the ordinary course of business consistent with past practice;

                                    (3)  make any change in any method of
         accounting, or accounting practice of any Transferred Business Company, except for any such change required (A) by reason of a concurrent change in Law, SEC guideline or GAAP or (B) by reason of a change in DuPont's method of accounting practices that due to Law, SEC guidelines or requirements or GAAP requires a change in the accounting practices of a Transferred Business Company;

                                    (4)  transfer any person providing services
         as an employee, director, officer, independent contractor or consultant
         (i) from DuPont to any of the Transferred Business Companies, or (ii) from any of the Transferred Business Companies to DuPont, without the prior written consent of Buyer, unless such transfer occurs pursuant to a transfer that was pending as of date prior to the date hereof (the "Pending Transferred Employees"). Schedule 5.1(b)(4) discloses the name
          -----------------------------
         of each Pending Transferred Employee.

                                    (5)  other than in the ordinary course of
         business consistent with past practice or as required by Law or contractual obligations existing on the date of this Agreement, (i) grant any severance or termination pay to (a) any of its employees, other than ordinary course grants in amounts consistent with past practice or (b) any of its directors or officers, (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements, (iii) enter into any material employment, consulting, deferred compensation or other similar agreement (or adopt any amendment to any such existing agreement) with any of its directors or officers, (iv) establish, adopt or amend (except as required by applicable Law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, change-in-control, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of its directors, officers or employees, or (v) materially increase compensation, bonus or other benefits payable to any of its directors or officers;

                                    (6)  incur, except in the ordinary course of
         business consistent with past practices, any Indebtedness or

         Encumbrance on any Transferred Assets, except for Permitted
         Encumbrances;

                                    (7)  make any capital expenditure except as
         reflected in the capital expenditure plan of the Transferred Business Companies (a copy of which has been furnished to Buyer) and except for expenditures not in excess of $10 million in the aggregate;

                                    (8)  settle or agree to settle any DPC
         Action (excluding any Action related to Taxes) which settlements, in the aggregate, would be in excess of $10 million or which would impose any injunctive, equitable or other non-monetary relief or remedy which in any case impacts in any material respect the Transferred Business or in any respect the business of Buyer and its Affiliates, other than the Transferred Business Companies;

                                    (9)  issue or sell any new debt securities,
         incur any long-term Indebtedness or enter into any new credit facility;

                                    (10) merge or consolidate with any other
         Person or acquire any other Person or a business, division or product line of any other Person (except as provided for in this Agreement);

                                    (11) enter into, extend, renew or terminate
         (i) any Contract of the type described in Section 3.18(a)(iii), (ii) any Contract of the type described in Section 3.18(a)(vi)(B) (other than in the ordinary course of business consistent with past practice),
         (iii) any Contract of the type set forth in Schedule 5.20(a)(i)(A) or 5.20(a)(ii)(A) or a DuPont Merck Agreement (except for the termination of the License and Services Agreement, dated January 1, 1991, referred to in Schedule 5.20(b)), except to the extent that any such extension, renewal or termination does not result in any additional liability to Buyer or any of the Transferred Business Companies or (iv) any other Contract other than in the ordinary course of business consistent with past practice;

                                    (12) except as set forth in Section 5.1(c)
         and except for Excluded Assets, declare, set aside or pay any dividend or make any other distribution to its stockholders or other equity holders, redeem or otherwise acquire any shares of its capital stock or other equity interests or issue, sell or otherwise dispose of any capital stock or other equity interests or any option, warrant or other similar right or any securities convertible into or exchangeable for any such securities above;

                                    (13) except as set forth in Section 5.1(c)
         and except for any Excluded Assets, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any Contract with, or make any payments to or on behalf of DuPont or any of its Affiliates (other than the Transferred Business Companies);

                                    (14) settle or compromise any material Tax
         liability or make or change any material Tax election; or

                                    (15) agree or commit to do any of the
         foregoing.

                           (c) Notwithstanding any provision herein to the
contrary, prior to the Closing, each of the Transferred Business Companies will be permitted to (A) declare and pay dividends and distributions of, or otherwise transfer, to DuPont or any Subsidiary thereof (i) Cash, (ii) any Excluded Assets, and (iii) any DuPont Books and Records.

                           (d) Between the date of this Agreement and the date
of the Closing, DuPont shall cause each of the Transferred Business Companies not to sell, distribute or promote sales of its products in a manner that would reasonably be expected to result in "trade loading" or otherwise in a material increase in the inventory levels, taken in the aggregate, of products of the Transferred Business held by distributors of such products. Any such conduct by a Transferred Business Company shall be deemed to not be in all material respects in the ordinary and usual course of business of the Transferred Business or the Transferred Business Companies. DuPont and its Affiliates shall use their reasonable best efforts after execution of this Agreement and prior to the Closing to comply with the plan to reduce the amount of inventory of finished goods of the Transferred Business Companies consistent with the inventory levels set forth in Schedule 5.1(d).

                  5.2 Access to Information. From the date of this Agreement
                      ---------------------
until the Closing, DuPont will, and will cause its Subsidiaries to, give Buyer and its Representatives reasonable access to the DPC Books and Records and to such personnel, offices and other facilities and properties and Assets of the Transferred Business Companies and to furnish such other information in respect of the operation of the Transferred Business as Buyer may reasonably request; provided, that all requests for access pursuant to this Section 5.2 shall be
--------
made in writing and shall be directed to and coordinated with the Chief Financial Officer of DPC or such person or persons as he shall designate; provided, further, that any such access shall be
                               --------  -------
conducted at a reasonable time, upon reasonable advance notice to DuPont, and in such a manner as not to interfere unreasonably with the operation of any business conducted by any Transferred Business Companies. In addition, during such period, DuPont and its Affiliates shall use their reasonable best efforts to allow Buyer and its Representatives to communicate with, and to review all work papers, schedules, memoranda and other documents prepared by, PricewaterhouseCoopers LLP during the course of its audit or review of the DPC Financial Statements, and such access shall be provided promptly after request by Buyer and/or its Representatives; provided, that the foregoing shall be
                                     --------
subject to professional liability standards and PricewaterhouseCoopers LLP policy, which may include, without limitation, the requirement that Buyer and its Representatives sign an "indemnification letter" in the form generally used by PricewaterhouseCoopers LLP prior to receiving access to any materials prepared by PricewaterhouseCoopers LLP. All such information and access shall be subject to the terms and conditions of the confidentiality agreement dated January 30, 2001 between Buyer and DuPont (the "Confidentiality Agreement").
                                                -------------------------
Notwithstanding anything to the contrary in this Agreement, neither DuPont nor its Subsidiaries (including the Transferred Business Companies) shall be required to disclose any information to Buyer or its Representatives if doing so presents a significant risk of violating any Contract or Law to which DuPont or any of its Subsidiaries is a party or to which it is subject or which it believes in good faith presents a significant risk, based on an opinion of counsel (which can be given by inside counsel), of resulting in a loss of the ability to successfully assert a claim of Privilege; provided that the parties
                                                     --------
hereto shall cooperate in seeking to find a way to allow disclosure of such information without resulting in a loss of the ability to successfully assert a claim of Privilege. Notwithstanding the foregoing, Sellers shall not be required to provide any such information as and to the extent it relates to the Retained Business, the Excluded Assets or the Retained Liabilities.

                  5.3      Consents and Approvals.
                  -------------------------------

                           (a) DuPont and Buyer will cooperate, and will cause
their respective Affiliates to cooperate, with respect to the notices and filings to be made in connection with the consents, approvals, waivers and authorizations under Law required prior to or after the Closing in connection with the transactions contemplated hereby. Any such notice prepared by any of the Transferred Business Companies for the benefit of any employee shall be reasonably satisfactory to Buyer. Subject to the provisions of Section 5.3(b), each of the parties hereto shall use its reasonable best efforts to (i) cause the Closing to occur on or prior to September 30, 2001 or as soon as possible thereafter and obtain as promptly as practicable all material consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement under any Law, including all state property transfer laws and Environmental Laws, or any Contract, (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) effect all necessary notifications, or registrations and filings including, but not limited to, the Required Filings and submissions of information required by any Governmental Authority (including any such notifications, registrations or filings required post-Closing), (iv) obtain as promptly as practicable all material consents, authorizations, approvals and waivers required in connection with all state property transfer laws, including the receipt of a Letter of Non-Applicability ("LNA"), or its equivalent,
                                               ---
pursuant to the State of New Jersey's Industrial Site Recovery Act ("ISRA")
                                                                     ----
respecting all Transferred Assets at the Chambers Works facility in Deepwater, NJ, and (v) effect the transfer of all Environmental Permits, without material changes to the operating conditions or discharge limitations contained therein, required for the operations of the Transferred Business and all the Transferred Environmental Assets. Sellers will timely notify Buyer and give Buyer the opportunity to participate in all negotiations with the relevant Governmental Authorities with respect to the terms and conditions of any Environmental Permits to be transferred. Alternatively, and where not prohibited by Law or the terms of any Environmental Permit, the parties may execute an agreement providing that some or all of the operations of the Transferred Business and the Transferred Environmental Assets will be conducted after Closing, subject to the same material operating conditions and discharge limitations, pursuant to existing Permits held by DuPont, DPC or DPI, as applicable. Subject to the provisions of Section 5.3(b), the parties hereto further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree, ruling, statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to respectively use their reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

                           (b) With respect to filings required under applicable
Antitrust Laws, each of the parties shall prepare and make, or cause to be made, the Required Filings under the HSR Act within five (5) Business Days following the execution of this Agreement and all other Required Filings under applicable Antitrust Laws within twenty (20) Business Days following the execution of this Agreement and thereafter use reasonable best efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary materials in connection therewith. Buyer shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Laws by any Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Antitrust Laws (each, a "Governmental Antitrust
                                                       ----------------------
Entity") and shall take such action as may be required to (i) avoid the entry
------
of, or to effect the dissolution, modification or suspension of, any injunction, temporary restraining order or other order that has the effect of preventing or delaying the consummation of any of such transactions by any domestic or foreign court or similar tribunal in any suit brought by a Governmental Antitrust Authority or by a private party challenging the transactions contemplated hereby as violative of any Antitrust Laws, or (ii) to resolve any objections of any Government Antitrust Entity in a manner and at a time that would allow the Closing to occur prior to the Outside Date. Except as qualified by the following sentence, neither the taking of any action that Buyer is required to take pursuant to this
Section 5.3(b) nor the entry by a court, in any suit brought by a private party or Governmental Antitrust Entity challenging the transactions contemplated hereby as violative of any Antitrust Laws, of an order or decree permitting the transactions contemplated hereby but requiring that any assets or businesses be divested or held separate by Buyer, or that would otherwise limit Buyer's freedom of action with respect to, or its ability to retain, any assets or businesses shall be deemed a failure to satisfy the conditions specified in
Section 7.2, and, notwithstanding such order or decree, Buyer shall still be obligated to deliver the full amount of the Closing Purchase Price at the Closing and the Final Closing Adjustment, if any, pursuant to Section 2.4. Notwithstanding the foregoing provisions of this Section 5.3, under no circumstances will Buyer be required to divest, hold separate or otherwise limit Buyer's freedom of action with respect to, or its ability to retain, any of the assets or businesses listed on Schedule 5.3(b) and any requirement to do so would constitute a failure to satisfy the condition specified in Section 7.2(e). In the event of any inconsistency or conflict between the provisions of this
Section 5.3(b) and any other provision of this Agreement, the provisions of this
Section 5.3(b) shall govern. No action taken pursuant to this Section 5.3(b), whether or not Buyer is required to take such action, shall be a basis for indemnification pursuant to Article VIII.

                           (c) Each party hereto shall promptly inform the other
of any written or substantive oral communication from any Governmental Antitrust Entity regarding any of the transactions contemplated hereby. If any party hereto or any Affiliate thereof receives a request for information or documentary material from any such Governmental Antitrust Entity with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request and to provide the other party (and its counsel), upon request, advance drafts of all presentations and filings in connection therewith. All substantive telephone calls and meetings with a Governmental Antitrust Entity in connection with the transactions contemplated hereby shall include Representatives of each of Buyer and DuPont (except to the extent that the applicable Governmental Antitrust Entity does not permit such inclusion).

                  5.4 Further Assurances. Subject to Section 5.3, each of the
                      ------------------
parties hereto agrees to use its reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) to the extent consistent with the obligations of the parties set forth in Section 5.3, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

                  5.5 Intercompany Accounts and Arrangements. (a) Except as
                      --------------------------------------
expressly modified by a Related Agreement and except for the agreements set forth on Schedule 5.5 hereto, all intercompany arrangements and agreements, whether written or oral, providing goods, services or joint activities between DuPont or any of the Retained Subsidiaries, on the one hand, and any of the Transferred Business Companies, on the other hand, shall be terminated and of no further force and effect after the Closing. Effective upon the Closing, all outstanding intercompany accounts, whether payables or receivables, between DuPont or any of the Retained Subsidiaries, on the one hand, and any of the Transferred Business Companies, on the other hand, shall be cancelled and of no further force and effect (it being understood that such cancellation shall not in any way affect the Related Agreements or any amounts which may be payable pursuant to the Related Agreements).

                           (b) Except to the extent provided to the contrary in
Section 5.5(a), effective as of the Closing: (i) Buyer, on behalf of the Transferred Business Companies, hereby releases DuPont and each of the Retained Subsidiaries (and their respective officers, directors and employees, acting in their capacity as such) from any Liability, obligation or responsibility to any of them for any and all past actions or failures to take action prior to Closing, including any actions which may be deemed to have been negligent or grossly negligent, relating to or arising out of Contracts with DuPont or a Subsidiary thereof or the operation or conduct of any businesses, Assets (including activities performed thereat) or operations managed or operated by, or operationally related to, directly or indirectly, to the Transferred Business or the Retained Business, except for any Liability, obligation or responsibility for any action or failure to take action in accordance with the provisions of this Agreement or for any fraudulent act or willful or intentional misconduct in the operation or conduct of Transferred Business prior to the Closing Date; and
(ii) DuPont, for itself and on behalf of its Subsidiaries other than the

Transferred Business Companies, hereby releases the Transferred Business Companies (and their respective officers, directors and employees, acting in their capacity as such) from any Liability, obligation or responsibility to any of them for any and all past actions or failures to take action prior to Closing, including any actions which may be deemed to have been negligent or grossly negligent, relating to or arising out of Contracts with DuPont or a Subsidiary thereof or the operation or conduct of any businesses, Assets (including activities performed thereat) or operations managed or operated by, or operationally related to, directly or indirectly, the Transferred Business or the Retained Business, except for any Liability, obligation or responsibility for any fraudulent act or willful or intentional misconduct in the operation or conduct of the Transferred Business or the Retained Business prior to the Closing Date.

                           (c) Nothing set forth in this Section 5.5 shall limit
or otherwise affect any party's rights or obligations pursuant to, or contemplated by, this Agreement and the Related Agreements, including any obligations relating to indemnification and the assumption of Liabilities.

                  5.6 Provision of Corporate Records. As soon as practicable
                      ------------------------------
after the Closing Date, DuPont shall use its commercially reasonable efforts to deliver or cause to be delivered to Buyer all DPC Books and Records then in the possession of DuPont or any Retained Subsidiary, and Buyer shall use its commercially reasonable efforts to deliver or cause to be delivered to DuPont all DuPont Books and Records then in the possession of any Transferred Business Company. The foregoing shall be limited by the following specific provisions:

                               (i)    To the extent any document (including
         computer tape) can be subdivided without unreasonable effort into two portions, one of which constitutes a DPC Book and Record and the other of which constitutes a DuPont Book and Record, such document (including computer tape) shall be so sub-divided, and the original of the portion such document (including computer tape) which constitutes a DPC Book and Record shall be provided to Buyer (with a copy thereof provided to DuPont) and the original of the portion such document (including computer tape) which constitutes a DuPont Book and Record shall be provided to DuPont (with a copy thereof provided to Buyer).

                               (ii) Neither party shall be required to conduct any company-wide search or investigation of files.

                               (iii) "Commercially reasonable efforts" shall require, without limitation, deliveries of any such specific and discrete books and records requested in writing by either party.

                               (iv) Each party may retain copies of books and records delivered to the other, subject to holding in confidence in accordance with Section 5.15 hereof information contained in such books and records.

                               (v)    Each party may refuse to furnish any
         Information if it believes in good faith that doing so presents, based on an opinion of counsel (which can be inside counsel), a significant risk of loss of the ability to successfully assert a claim of Privilege; provided that the parties hereto shall cooperate in seeking
                    --------
         to find a way to allow disclosure of such information without resulting in a loss of the ability to successfully assert a claim of privilege.

                               (vi) Neither party shall be required to deliver to the other books and records or portions thereof which are subject to confidentiality agreements which would by their terms prohibit such delivery; provided, however, if requested by the other party, such
                   --------  -------
         party shall use its commercially reasonable efforts to seek a waiver of such confidentiality restriction.

                               (vii) DuPont may redact any Information covered by this Section 5.6 as and to the extent such Information relates to the Retained Business, the Excluded Assets or the Retained Liabilities.

                               (viii) Buyer may redact any Information covered by this Section 5.6 as and to the extent such Information relates to Buyer's business, assets or liabilities other than the Transferred Business Companies, the Transferred Assets and the Assumed Liabilities.

                  5.7 Names. Buyer agrees that it shall, and shall cause the
                      -----
Transferred Business Companies to, as soon as reasonably practicable after the Closing Date and in any event within (x) 180 days (in the case of clause (a)(i) below) and (y) one business day (in the case of clause (a)(ii) and (b) below) following the Closing Date, (a) cease to (i) make any use of the name "DuPont," and any Trademarks related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto or dilutive thereof (the "DuPont Marks"), and (ii)
 ------------
hold itself out as having any affiliation with DuPont or any of its Subsidiaries, and (b) in the case of any Transferred Business Company whose name includes any DuPont Mark to change its corporate name to a name that does not include any DuPont Mark and to make any necessary legal filings with the appropriate Governmental Authority to effectuate such change. In furtherance thereof, as promptly as reasonably practicable but in no event later than 180 days following the Closing Date, Buyer shall, and shall cause its Subsidiaries to, remove, strike over or otherwise obliterate all DuPont Marks from (or otherwise not use) all materials owned by any of the Transferred Business Companies, including, without limitation, any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials or media including any Internet usage or domain names that include the DuPont Marks; provided that Buyer and the Transferred Business Companies may during such
--------
180-day period continue to use any material containing a DuPont Mark to the extent that it is not reasonably practicable to remove or cover up such DuPont Mark. Notwithstanding the above, Buyer and the Transferred Business Companies shall have a right to sell off existing inventory of products manufactured or packaged by or for any of the Transferred Business Companies, which products bear any DuPont Marks, for a period of one year; provided, however, that Buyer
                                                 --------  -------
and the Transferred Business Companies may use the DuPont Marks solely in package inserts that have been packaged with products as of the Closing Date and only until the applicable expiration date of each such respective product. Any use of the DuPont Marks by Buyer pursuant to this Section 5.7 shall be in reasonable conformity with the practices of DuPont as of the Closing Date and shall be in a manner that is not intended to or is not reasonably likely to harm or disparage DuPont or the reputation or goodwill of the DuPont Marks. Notwithstanding the foregoing, nothing in this Section 5.7 shall be construed to require, or to permit, Buyer to take, or fail to take, any action which is in violation of the rules and regulations of the Food and Drug Administration.

                  5.8      Intellectual Property.
                  ------------------------------

                           (a) Upon the Closing, DuPont and the Retained
Subsidiaries shall receive from Buyer a grant of a world-wide, irrevocable immunity from suit by Buyer and the Transferred Business Companies for the continued use after the Closing Date of the Buyer Shared Know-how outside of the Pharmaceutical Field of Use; provided, however, that such immunity shall be
                             --------  -------
limited to use by DuPont or any of the Retained Subsidiaries of any such Buyer Shared Know-how for internal research and development outside the Pharmaceutical Field of Use; and provided, further, that such immunity shall extend only to
                  --------  -------
Buyer Shared Know-how in such use by DuPont or any of the Retained Subsidiaries as of the Closing Date; and provided, further, that neither DuPont nor the
                            --------  -------
Retained Subsidiaries shall have the right to transfer or grant such immunity to a third party other than a third party purchaser of substantially all the business and Assets to which such immunities pertain. In the event that a third party acquires (by operation of law or otherwise) all or substantially all of the businesses or assets of Buyer to which such immunities pertain, or acquires (by operation of law or otherwise) a 50% or greater voting equity interest in Buyer, Buyer shall require such acquiring party to maintain the immunities set forth in this Section 5.8(a).

                           (b) Upon the Closing, Buyer shall receive from DuPont
a grant of a world-wide, irrevocable immunity from suit by DuPont and the Retained Subsidiaries for the continued use after the Closing Date of the DuPont Shared Know-how inside of the Pharmaceutical Field of Use; provided, however,
                                                           --------  -------
that such immunity shall be limited to use by Buyer or any of its Subsidiaries of any such DuPont Shared Know-how for internal research and development inside of the Pharmaceutical Field of Use; and provided, further, that such immunity
                                        --------  -------
shall extend only to such DuPont Shared Know-how in such use by the Transferred Business Companies as of the Closing Date; and provided, further, that Buyer
                                               --------  -------
shall not have the right to transfer or grant such immunity to a third party other than a third party purchaser of substantially all the business and Assets to which such immunities pertain. In the event that a third party acquires (by operation of law or otherwise) all or substantially all of the businesses or assets of DuPont to which such immunities pertain, or acquires (by operation of law or otherwise) a 50% or greater voting equity interest in DuPont, DuPont shall require such acquiring party to maintain the immunities set forth in this
Section 5.8(b).

                           (c) Upon the Closing, Buyer shall receive from
DuPont, in a separate patent license agreement to be agreed upon by DuPont and Buyer, a grant of a world-wide, royalty-free, exclusive, fully paid-up, freely sublicenseable, perpetual license inside of the Pharmaceutical Field of Use (except that such license shall be non-exclusive with respect to "biological products" as set forth and conditioned within the definition of Pharmaceutical Field of Use) to the rights related to:

                               (i)    the Bile Acid Sequesterant Technology
         Patents, as set forth on Schedule 5.8(c)(i) hereto, subject to any license previously granted by DuPont or the Transferred Business Companies, provided that any such license granted after the date of this Agreement shall not be beyond the scope permitted under this paragraph (c); and

                               (ii)   the rights related to the Roxifiban
         Process Patents, as set forth on Schedule 5.8(c)(ii) hereto.

                           (d) Upon the Closing, Buyer shall receive from
DuPont, in a separate patent license agreement to be agreed upon by DuPont and Buyer, a grant of a world-wide, royalty-free, non-exclusive, fully paid-up, non-sublicenseable (except to Affiliates, collaborators, or any other Person assisting Buyer in research and development efforts or contract manufacturing), perpetual license inside of the Pharmaceutical Field of Use to:

                               (i) the rights related to the Catalysts for Asymmetric Addition Patents, as set forth on Schedule 5.8(d)(i) hereto.

                               (ii) the rights related to the Lux Patents, as set forth on Schedule 5.8(d)(ii) hereto;

                               (iii)  the rights related to the OncoMouse
         Patents, as set forth on Schedule 5.8(d)(iii) hereto; and

                               (iv) the rights related to the Info Evolve and Pattern Discovery Patents as set forth on Schedule 5.8(d)(iv) hereto.

                           (e) Upon the Closing, Buyer shall receive from
DuPont, in a separate patent license agreement to be agreed upon by DuPont and Buyer, a grant of a world-wide, royalty-free, exclusive, fully paid-up, freely sublicenseable, perpetual license inside of the Pharmaceutical Field of Use (except that such license shall be non-exclusive with respect to "biological products" as set forth and conditioned within the definition of Pharmaceutical Field of Use) to the rights related to the Cre-Lox Patents, subject to the licenses previously granted by either DuPont or the Transferred Business Companies. Notwithstanding the preceding sentence, all rights and obligations of the Transferred Business Companies under the Cre-Lox agreements listed on
Schedule 5.8(e) hereto in force as of the Closing Date shall inure to Buyer.

                           (f) Upon the Closing, Buyer shall receive from
DuPont, in a separate patent license agreement to be agreed upon by DuPont and Buyer, a grant of a world-wide, royalty-free, non-exclusive, fully paid-up, non-sublicensable, perpetual license inside of the Pharmaceutical Field of Use to DuPont's rights under the PDG Participant License Agreement, dated January 1, 1999, between the Lemelson Medical, Education and Research Foundation, Limited Partnership, and DuPont (the "Lemelson Agreement"), to the extent that such
                              ------------------
grant by DuPont is permitted under the Lemelson Agreement.

                           (g) Upon the Closing, DuPont shall receive from
Buyer, in a separate know-how license agreement to be agreed upon by DuPont and Buyer, a grant of a world-wide, royalty-free, exclusive, fully paid-up, freely sublicenseable, perpetual license outside of the Pharmaceutical Field of Use (and a non-exclusive license, otherwise on the same terms with respect to "biological products") to the rights related to the Deletion Mutants in E Coli technology, including, but not limited to, access to the samples of the Deletion Mutants existing as of the Closing.

                           (h) Upon the Closing, DuPont shall receive from
Buyer, in a separate patent license agreement to be agreed upon by DuPont and Buyer, a grant of a world-wide, royalty-free, non-exclusive, fully paid-up, non-sublicenseable (except to Affiliates, collaborators or any other Person assisting DuPont in research and development efforts or contract manufacturing), perpetual license outside of the Pharmaceutical Field of Use (and a non-exclusive license, otherwise on the same terms with respect to "biological products") to:

                               (i)    the rights related to the Combichem
         Patents, as set forth on Schedule 5.8(h)(i) hereto; and

                               (ii)   the rights related to the Combichem
         Discovery Engine, as set forth on Schedule 5.8(h)(ii) hereto subject to any license agreement existing as of Closing that would prevent such rights from being granted, or would cause Buyer to incur an additional financial obligation, except in the latter case if DuPont agrees to accept such obligation).

                           (i) At the request of DuPont made within three (3)
years from Closing, DuPont shall receive from Buyer in a separate patent license agreement to be agreed upon by Buyer and DuPont following such request, a grant of a world-wide, royalty-free, non-exclusive, fully paid-up, freely sublicenseable, perpetual license outside the Pharmaceutical Field of Use, to the rights related to any Patents pending or issued as of Closing and owned (and available for such license at the time of such request) by the Transferred Business Companies for a compound in DuPont's Chemical and Biological Clearing House as of the date of this Agreement other than those set forth on Schedule 1.1(d) hereto or the use of such a compound outside the Pharmaceutical Field of Use; provided that such licenses shall not apply to any commercialized products
     --------
or nominated compounds of the Transferred Business Companies as of the Closing Date.

                           (j) At the request of Buyer made within three (3)
years from Closing, Buyer shall receive from DuPont in a separate patent license agreement to be agreed upon by DuPont and Buyer following such request, a grant of a world-wide, royalty-free, non-exclusive, fully paid-up, freely sublicensable, perpetual license inside the Pharmaceutical Field of Use, to the rights related to any Patents pending or issued as of the Closing and owned (and available for such license at the time of such request) by DuPont or the Retained Subsidiaries for a compound set forth on
Schedule 1.1(d) hereto and the compounds within the Transferred Business Companies' Pharma DB Library as of the date of this Agreement or the use of such a compound inside the Pharmaceutical Field of Use; provided that such licenses
                                                   --------
shall not apply to any commercialized products or compounds nominated for agricultural venture qualification or other comparable stages of development in other fields of DuPont or the Retained Subsidiaries as of the Closing Date.

                           (k) For a period of three (3) years from the Closing
Date, Buyer shall have (i) full rights to access the compounds set forth on
Schedule 1.1(d) from DuPont's Chemical and Biological Clearing House and (ii) the right to access any compounds in DuPont's Chemical and Biological Clearing House, other than those listed on Schedule 1.1(d), which compounds are within the literal scope of pending or issued Patents owned by or licensed to the Transferred Business Companies which Patents cover the nominated compounds specifically identified on page 49 of the DuPont Pharmaceuticals Company Confidential Offering Memorandum, dated February, 2001, previously distributed to Buyer, to the extent such compounds remain available for such access. In each case, such access shall be provided pursuant to a separate site services access agreement to be entered into by Buyer and DuPont on the Closing Date, which shall provide that DuPont shall provide services related to the storage and retrieval of samples accessible pursuant to the foregoing sentence at Buyer's expense at a price equal to DuPont's fully-allocated cost. In addition, prior to three (3) years from the Closing Date, DuPont shall as promptly as reasonably practicable deliver to Buyer, at Buyer's request and expense at a price equal to DuPont's fully-allocated cost, all of the compounds remaining in DuPont's possession set forth on Schedule 1.1(d) from DuPont's Chemical and Biological Clearing House.

                  5.9 Post-Closing Cooperation. DuPont and Buyer shall cooperate
                      ------------------------
with each other, and shall cause their respective Subsidiaries and Representatives to cooperate with each other, for a period of 180 days after the Closing, to ensure the orderly transition of each Transferred Business Company and all Transferred Assets and Assumed Liabilities from DuPont to Buyer (including the transition of any information technology systems) and to minimize any disruption to their respective businesses that might result from the transactions contemplated hereby. Notwithstanding the forgoing, at any time after the Closing, upon reasonable written notice, DuPont and Buyer shall furnish or cause to be furnished to the other party and its employees, counsel, auditors and Representatives reasonable access, during normal business hours, to such Information and assistance relating to the Transferred Business Companies, Transferred Assets and Assumed Liabilities as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax Audit or any other requirement under any applicable Law or regulation; provided that the provisions of Article VI shall
                              --------
govern with respect to all Tax-related matters to the extent any provision in
Article VI is in conflict with this Section 5.9; provided, further, that
                                                 --------  -------
notwithstanding anything to the contrary in this Agreement, neither DuPont nor the Retained Subsidiaries, on the one hand, and neither Buyer nor its Subsidiaries, on the other hand, shall be required to disclose any information to the other or its Representatives if doing so presents a significant risk of violating any Law or Contract to which DuPont or any of the Retained Subsidiaries, on the one hand, or Buyer or any its Subsidiaries, on the other hand, is a party or to which it is subject or which it believes in good faith presents a significant risk of, based on an opinion of counsel (which can be inside counsel), resulting in a loss of the ability to successfully assert a claim of Privilege; provided that the parties hereto shall cooperate in seeking
                    --------
to find a way to allow disclosure of such information without resulting in a loss of the ability to successfully assert a claim of Privilege. DuPont shall not be required to provide any such information as and to the extent it relates to the Retained Business, the Excluded Assets or the Retained Liabilities. Neither party shall be required by this Section 5.9 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the business or operations of any Transferred Business Company).

                  5.10 Pending Litigation. Following the Closing Date, (a) Buyer
                       ------------------
shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all then pending Actions relating to or arising in connection with the Transferred Business Companies, the Transferred Assets or the Assumed Liabilities, including Actions with respect to the matters set forth on Schedule 5.10(a) (each, a "DPC Action"), and may settle or compromise, or
                              ----------
consent to the entry of any judgment with respect to any such Action, without the consent of DuPont except to the extent such settlement or compromise involves an order, injunction or other equitable relief adversely affecting DuPont or its Subsidiaries, and (b) DuPont shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all then pending Actions relating to or arising in connection with the Retained Business, the Excluded Assets or the Retained Liabilities, including Actions with respect to the matters set forth on Schedule 5.10(b) (each, a "DuPont Action"), and may
                                                       -------------
settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Buyer except to the extent such settlement or compromise involves an order, injunction or other equitable relief adversely affecting Buyer or its Subsidiaries; provided, that if (i) both DuPont
                                               --------
(or a Retained Subsidiary) and a Transferred Business Company are named as parties to any DPC Action or DuPont Action, or (ii) such Action involves a claim for which indemnification would be provided pursuant to Article VIII, DuPont, any of the Retained Subsidiaries, Buyer, the Transferred Business Companies and any of their Subsidiaries must comply with the provisions of Section 8.4 hereof instead of this

Section 5.10. Buyer shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to have DuPont and any DuPont Indemnified Parties removed as parties to any DPC Action in which they are named parties as soon as is reasonably practicable, and DuPont shall, and shall cause the Retained Subsidiaries to, use its reasonable best efforts to have DPC and any Buyer Indemnified Parties removed as parties to any DuPont Action in which they are named parties as soon as is reasonably practicable.

                  5.11     Employee Matters.
                  -------------------------

                           (a) Continuation of Employment. Effective as of the
                               --------------------------
Closing Date, Buyer shall cause each Transferred Business Company to continue the employment with such Transferred Business Company of all employees of the applicable Transferred Business Company. Notwithstanding the foregoing, except as may be required by applicable Law or employment agreement, if Buyer terminates, or causes the applicable Transferred Business Company to terminate, the employment of any Transferred Employee at any time on or after the Closing Date, Buyer shall be responsible for the costs and consequences of any such termination and shall indemnify and hold harmless the DuPont Indemnified Parties against any Losses arising in connection therewith.

                           (b) Compensation and Benefits. For a period of at
                               -------------------------
least three (3) years following the Closing Date, Buyer shall or shall cause, as applicable, a Transferred Business Company or a Subsidiary of Buyer to offer compensation (including base salary or wage rate, variable compensation and long-term compensation) and benefits (including severance benefits) to the Transferred Employees substantially similar, in the aggregate, to those provided to such Transferred Employees in the year prior to the Closing Date; provided
                                                                     --------
that any employee benefits provided to such Transferred Employees may be provided under existing or newly established employee benefit plans which may, in either case, be employee benefit plans of Buyer, a Subsidiary of Buyer, or a Transferred Business Company (any such employee benefit plan in which Transferred Employees participate, the "Applicable Buyer Plan") and which may be
                                        ---------------------
modified at any time.

                           (c) Certain Liabilities. As of the Closing Date, with
                               -------------------
respect to all employee Liabilities or obligations not otherwise provided for in this Agreement, including, without limitation, any such Liability or obligation relating to or arising under any employee benefit or compensation plan, agreement, arrangement, or program (excluding any stock option or other stock based incentive plan, but including any stock based incentive awards which, by their terms, are payable only in cash), as well as accrued wages and workers' compensation, holiday, vacation and sick day benefits, (i) DuPont or an appropriate Subsidiary of DuPont shall assume and be solely responsible for all Liabilities and obligations whatsoever with respect to Retained Employees and (ii) Buyer or an appropriate Transferred Business Company shall assume and be solely responsible for all Liabilities and obligations whatsoever with respect to Transferred Employees.

                           (d) Participation and Service Credit.
                           ------------------------------------

                               (i)    On and after the Closing Date, Buyer and
the Transferred Business Companies shall give Transferred Employees service credit for purposes of eligibility, vesting, determination of the level of benefits and benefit accrual under any Applicable Buyer Plan, except to the extent that such recognition would result in a duplication of benefits, for service prior to the Closing Date, to the extent such service was recognized under the corresponding employee benefit plans of the Transferred Business Company immediately prior to the Closing Date.

                               (ii)   Buyer shall cause any pre-existing
conditions, restrictions or waiting periods under Applicable Buyer Plans to be waived to the extent necessary to provide immediate coverage to each Transferred Employee who was an eligible participant in the comparable Transferred Business Plan as of the Closing Date. Any Applicable Buyer Plan which is a medical plan shall apply any amounts paid under the medical plan of the applicable Transferred Business Company by a Transferred Employee as deductibles and co-payments during the year in which the Closing Date falls toward deductible and out-of-pocket limits of the Applicable Buyer Plan which is a medical plan for the plan year in which the Closing Date occurs.

                           (e) Certain Plans and Agreements. Buyer agrees to
                               ----------------------------
honor, and to cause the Transferred Business Companies to honor, the severance agreements and plans set forth on Schedule 5.11(e) hereto (the "Listed
                                                                ------
Agreements"). DuPont has previously provided to Buyer accurate annual base
----------
salaries and annual target incentives, as of the date of this Agreement, of each individual who is a party to a Listed Agreement. Buyer acknowledges that the Closing constitutes a "Change in Control" for all purposes pursuant to the Listed Agreements. The Listed Agreements shall not include any "supplemental agreement" listed on Schedule 3.11(i).

                           (f) Paid Time Off. As of the Closing Date, Buyer
                               -------------
shall (i) cause the Transferred Business Companies to continue to provide the paid time off entitlements set forth on Schedule 5.11(f) ("PTO") to the
                                                           ---
Transferred Employees that are substantially equivalent to the PTO entitlements of the Transferred Employees under the PTO policy of the applicable Transferred Business Company immediately prior to the Closing Date and (ii) assume all obligations to Transferred Employees with respect to accrued PTO.

                           (g) DuPont's 401(k) Plan. As soon as practicable
                               --------------------
following the Closing Date, each Transferred Employee who is a participant in the DuPont 401(k) Plan shall have the right to elect to receive a distribution of all or a portion of such employee's account balance in the DuPont 401(k) Plan (subject to, and in accordance with, the provisions of the DuPont 401(k) Plan and applicable Law). Buyer shall take any and all necessary action to cause the trustee of a defined contribution plan of Buyer or one of its Subsidiaries, if requested to do so by a Distributee, to accept the direct "roll over" of all or a portion of any such distribution (including notes associated with the outstanding balance of any loans of a Distributee under the DuPont 401(k) Plan) from the DuPont 401(k) Plan.

                           (h) Caribe DC Plan. Unless otherwise agreed to by
                               --------------
Buyer and DuPont, effective as of the Closing Date, Buyer shall establish or designate a defined contribution plan and trust intended to qualify under applicable law (together, the "Buyer Caribe DC Plan") to accept a transfer from
                               --------------------
the trustee of the Caribe DC Plan in respect of account balances of Transferred Employees under the Caribe DC Plan. DuPont shall, upon receipt of satisfactory written evidence of the adoption of the Buyer Caribe Plan and its compliance with all applicable laws, direct the trustee of the Caribe DC Plan to transfer, to the trustee of the Buyer Caribe DC Plan, as of the Closing Date, in cash and/or notes associated with the outstanding balance of any loans to Transferred Employees, the cash value of the account balances under the Caribe DC Plan in respect of Transferred Employees. Upon such transfer, the Buyer Caribe DC Plan shall assume all liabilities for accrued benefits under the Caribe DC Plan in respect of Transferred Employees and the Caribe DC Plan shall be relieved of all such liabilities. The parties shall cooperate in the filing of the documents required by the transfer of assets and liabilities described herein.

                           (i) Non-qualified Plans. Following the Closing Date,
                               -------------------
Buyer shall cause DPC to continue to maintain its Pension Restoration Plan, Retirement Restoration Plan and Supplemental Retirement Income Plan with respect to Transferred Employees. Buyer and DPC shall assume and be solely responsible for the liabilities and obligations relating to the Transferred Employees who participate in the DuPont 401(k) Restoration Plan.

                           (j) Transferred Pension Plans. With respect to each
                               -------------------------
of the Transferred Pension Plans, as of the Closing Date, DuPont shall have, or shall have caused its Subsidiaries to have, conducted: (i) a fair market valuation of the assets of each Transferred Pension Plan, and (ii) a valuation of the aggregate liabilities of each Transferred Pension Plan in accordance with FAS 87 but using an 8.5% interest rate assumption and a 5.5% salary increase assumption (collectively, the "Substituted Assumptions"). To the extent that the
                               -----------------------
aggregate liabilities of both Transferred Pension Plans on a projected benefit obligation basis in accordance with FAS 87 and the Substituted Assumptions exceed the aggregate fair market value of the assets set aside in trust with respect to both Transferred Pension Plans (the "Underfunding"), then as soon as practicable after the Closing Date, DuPont
 ------------
shall make contributions to the respective Transferred Pension Plans equal to the amount of such Underfunding in excess of $50 million.

                           (k) Foreign Pension Plans. (i) With respect to any
                               ---------------------
pension plan maintained or sponsored by DuPont or any Subsidiary of DuPont for the benefit of foreign employees in which only Transferred Employees participate, Buyer or an appropriate Transferred Business Company shall assume or retain sole Liability for each such pension plan and no additional assets shall be transferred by DuPont or any Subsidiary of DuPont to Buyer, DPC or such pension plan with respect to any such pension plan.

                               (ii) (1) Definitions. For the purposes of this
                                        -----------
         Section 5.11(k), the following definitions shall apply:

                  "Actuarial Assumptions" means the actuarial method and
                   ---------------------
assumptions set out in the letter from DuPont's Actuary to Buyer's Actuary a copy of which is attached to Schedule 5.11(k) hereto (the "Actuary's Letter").
                                                           ----------------

                  "Buyer's Actuary" means an actuary determined by Buyer for the
                   ---------------
purposes of this Section 5.11(k).

                  "Consenting Member" means a Member:
                   -----------------

                               (i) who begins to accrue retirement benefits under the New Plan as of the Closing Date; and

                               (ii) from whom the DuPont UK Plan receives a signed request for a transfer payment in respect of his past service rights to be made to the New Plan no later than 30 days after the Closing Date or such later date as may be agreed by DuPont and Buyer (such agreement not to be unreasonably withheld or delayed) and who does not, before the transfer payment is made, withdraws his request or die or become entitled to the payment of immediate benefits under the DuPont UK Plan.

                  "Due Payment Date" means the day 10 Business Days after (i)
                   ----------------
the agreement between DuPont's Actuary and Buyer's Actuary as to the UK Transfer Amount or (ii), if a reference is made to an independent actuary under Section 5.11(k)(ii)(6), the date of his determination of the UK Transfer Amount.

                  "DuPont's Actuary" means an actuary determined by DuPont for
                   ----------------
the purposes of this Section 5.11(k).

                  "Member" means a person who is a Transferred Employee and an
                   ------
active member of the DuPont UK Plan immediately prior to the Closing Date.

                  "New Plan" means the pension scheme or schemes described in
                   --------
Section 5.11(K)(ii)(2) and, where the context permits, including its trustees.

                  "UK Transfer Amount" has the meaning set out in Sections
                   ------------------
5.11(k)(ii)(4)(C) and (D).

                                    (2) New Plan. As soon as practicable after
                                        --------
         the Closing Date, Buyer shall provide to DuPont particulars of an occupational pension scheme that is established and administered in the United Kingdom and is an exempt approved scheme within the meaning of
         Section 592 of the Income and Corporation Taxes Act of 1988 (or designed so as to be capable of such approval) and of the benefits to be provided to Consenting Members under Section 5.11(k)(ii)(3)(A).

                                    (3) Provision of benefits.
                                        ---------------------

                                             (A) Buyer shall offer each Member
                  membership of the New Plan with effect from the Closing Date and, subject to the conditions set out in Section 5.11(k)(ii)(3)(B), in respect of his pensionable service in the DuPont UK Plan, benefits which are overall at least equal in value to those applying for and in respect of him under the DuPont UK Plan immediately before the Closing Date, valuing benefits under the New Plan and under the DuPont UK Plan for this purpose on the basis of the Actuarial Assumptions.

                                             (B) The conditions referred to in
                  Section 5.11(k)(ii)(3)(A) are that the Member has become a Consenting Member and that the New Plan has received the UK Transfer Amount.

                                    (4) Calculation of UK Transfer Amount.
                                        ---------------------------------

                                             (A) Buyer shall provide to DuPont
                  all such documents and information in its possession or control that are reasonably required for the calculation of the UK Transfer Amount and undertakes to DuPont that all such documents and information shall be true complete and accurate in all material respects.

                                             (B) DuPont shall provide to Buyer
                  all such documents and information in its possession and/or control that are reasonably required for the calculation of the UK Transfer Amount and covenants that all such documents and information shall be true complete and accurate in all material respects.

                                             (C) The UK Transfer Amount shall be
                  calculated by DuPont's Actuary as being the value of the benefits prospectively payable under the DuPont UK Plan as at the Closing Date to and in respect of the Consenting Members and calculated on the basis of the Actuarial Assumptions, and adjusted in accordance with the Actuary's Letter.

                                             (D) DuPont shall cause DuPont's
                  Actuary to calculate the unadjusted UK Transfer Amount as soon as practicable after the Closing Date, but no later than 60 days after the Closing Date, and DuPont shall notify Buyer of the result of that calculation and provide such particulars of the calculation and the data on which it is based as Buyer's Actuary reasonably requires to enable Buyer's Actuary to check that the calculation is correct. DuPont's Actuary must provide such further particulars or data that Buyer's Actuary reasonably requests within 30 days of receipt of the result of the calculation from DuPont's Actuary. Buyer's Actuary has 60 days from the date on which those particulars and data have been supplied to him to raise any objection to the calculation. The calculation shall be final and binding on DuPont and Buyer on the later of the agreement between DuPont's Actuary and Buyer's Actuary as to the UK Transfer Amount or, if a reference is made to an independent actuary under Section 5.11(k)(ii)(6), the date of his determination of the UK Transfer Amount.

                                   (5) Transfer of UK Transfer Amount of AVCs.
                                       --------------------------------------

                                             (A) DuPont shall, or cause its
                  Subsidiary to, use reasonable efforts to cause the DuPont UK Plan to transfer, on the Due Payment Date, to the New Plan the UK Transfer Amount and the assets representing, as at the date of transfer, the additional voluntary contributions paid by the Consenting Members.

                                             (B) DuPont and Buyer shall, or
                  shall cause their respective Subsidiaries to, use reasonable best efforts to secure agreement between the DuPont UK Plan and the New Plan respectively as to the particular assets to be transferred representing the UK Transfer Amount. If Agreement is not reached by the Due Payment Date, the transfer shall be in cash. Any listed securities to be transferred shall be valued at the mid-market price at the close of business on the relevant stock exchange on the day before the date of transfer.

                                             (C) DuPont and Buyer shall
                  respectively seek promptly from the Board of Inland Revenue approval to the transfer of assets from the DuPont UK Plan to the New Plan in respect of the Consenting Members.

                                             (D) If the total amount that has
                  been actually transferred (if any) by the DuPont UK Plan to the New Plan on or before the Due Payment Date in respect of the Consenting Members is less than the UK Transfer Amount, DuPont shall, within 5 business days after the Due Payment Date, pay to Buyer or as it may direct, the amount of the underpayment (the "Shortfall"), together with interest at 2% above the base rate from time to time of National Westminster Bank plc calculated on the basis of a year of 360 days for the actual number of days elapsed accrued from the Due Payment Date up to and including the date of payment.

                                             (E) Immediately following any
                  payment pursuant to Section 5.11(k)(ii)(5)(D), Buyer shall procure that an amount equal to the payment is contributed to the New Plan.

                                    (6) Disputes. Any dispute between DuPont and
                                        --------
         Buyer or between DuPont's Actuary and Buyer's Actuary concerning any calculation or valuation of benefits under this Section 5.11(k) shall, in the absence of agreement between them within one month of the party concerned having notified the other in writing of the dispute, be referred to an independent actuary chosen by agreement between DuPont and Buyer or, failing agreement, appointed by the President for the time being of the Institute of Actuaries at the instance of either DuPont or Buyer. The independent actuary shall be instructed by DuPont and Buyer not to make a compromise determination but to adopt the submission of either DuPont (or DuPont's Actuary) or of Buyer (or Buyer's Actuary). The independent actuary shall determine the disputed matter as an expert and not as an arbitrator, and his decision shall be final and binding.

         The fees and expenses of the independent actuary and of such President shall be borne equally between the parties, except that the independent actuary shall have the power to determine, at the request of any party, that the fees and expenses shall be borne exclusively by the other parties or in such proportions as the actuary may determine and any such determination shall be final and binding.

                                    (7) Indemnities. Dupont covenants with Buyer
                                        -----------
         to pay to Buyer on an after-Tax basis, so far as possible by way of reduction in the consideration payable under this Agreement:

                                             (A) an amount equal to any payment
                  that any Transferred Business Company is or becomes liable to make to the DuPont UK Plan whether pursuant to section 75 of the UK Pensions Act 1995, or otherwise, and any Liability or Loss that any Transferred Business Company incurs in relation to that payment;

                                             (B) an amount equal to any
                  Liability or Loss that any Transferred Business Company incurs in relation to a claim made against that Transferred Business Company in relation to the exclusion prior to the Closing Date of an employee or former employee from an occupational pension scheme.

                           (l) Employment Related Liabilities. DPC shall assume
                               ------------------------------
Liability with respect to any and all Losses incurred or suffered as a result of any claim by any Transferred Employee which arises under Law (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between DuPont (but only with respect to the Listed Agreements) or DPC (or any Subsidiary of DuPont (but only with respect to the Listed Agreements) or DPC) and the Transferred Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Closing Date. DuPont shall assume Liability with respect to any Losses incurred or suffered as a result of any claim by any Retained Employee which arises under Law (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between DuPont or any of its Subsidiaries and the Retained Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Closing Date.

                           (m) Indemnification. All Liabilities retained,
                               ---------------
assumed or indemnified by Buyer pursuant to this Section 5.11 shall in each case be deemed to be Assumed Liabilities, and all liabilities retained, assumed or indemnified by DuPont pursuant to this Section 5.11 shall in each case be deemed to be Retained Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in Section 8.4 of this Agreement.

                          (n) Post-Retirement Coverage.
                               ------------------------

                               (i)    Post-Retirement Health Coverage. For a
                                      -------------------------------
         three (3) year period commencing on the Closing Date (the "Post-Retirement Period"), Buyer shall, or shall cause a Subsidiary of
          ----------------------
         Buyer to, provide post-retirement health coverage (excluding any post-retirement dental coverage) to each Transferred Employee (and eligible dependents) upon the termination of such Transferred Employee's employment; provided that such Transferred Employee
                                --------
         otherwise satisfies the applicable age and/or service requirements. Such post-retirement health coverage shall be at least substantially equivalent (in terms of the eligibility requirements, scope of the post-retirement health coverage provided and the cost of such coverage to the Transferred Employees) to either (A) that provided under the applicable post-retirement health program in effect immediately prior to the Closing Date, recognizing additional age and service credit accrued with Buyer and/or a Subsidiary of Buyer after the Closing, or
         (B) that provided to similarly situated employees of Buyer; provided,
                                                                     --------
         however, that if Buyer or a Subsidiary of Buyer shall elect to provide
         -------
         post-retirement health coverage through an Applicable Buyer Plan pursuant to this Section 5.11(n)(i)(B), Buyer or such Subsidiary of Buyer shall, for the duration of the Post-Retirement Period, waive any otherwise applicable company cost-sharing and life-time maximum limitations with respect to such post-retirement health coverage.

                               (ii)   Post-Retirement Life Insurance Coverage.
                                      ---------------------------------------
         For the Post-Retirement Period, Buyer shall, or shall cause a Subsidiary of Buyer to, provide post-retirement life insurance coverage to each Transferred Employee upon the termination of such

         Transferred Employee's employment; provided that such Transferred
                                            --------
         Employee otherwise satisfies the applicable age and/or service requirements. Such post-retirement life insurance coverage shall be at least substantially equivalent (in terms of the eligibility requirements, amount of life insurance coverage provided and the cost of such coverage to the Transferred Employees) to either (A) that provided under the applicable post-retirement life insurance program in effect immediately prior to the Closing Date, or (B) that provided to similarly situated employees of Buyer; provided, however, that if Buyer
                                                --------  -------
         or a Subsidiary of Buyer shall elect to provide post-retirement life insurance coverage under an Applicable Buyer Plan pursuant to this
         Section 5.11(n)(ii)(B) and if such plan requires evidence of insurability in connection with the purchase of supplemental life insurance coverage, then Buyer or such Subsidiary of Buyer shall, for the duration of the Post-Retirement Period, cause such Applicable Buyer Plan to provide post-retirement life insurance coverage with terms and conditions that are substantially equivalent to the post-retirement life insurance coverage provided under the applicable post-retirement life insurance program in effect immediately prior to the Closing Date with the exception of such requirement to provide evidence of insurability.

                           (o) DuPont Assumed Liabilities. Notwithstanding
                               --------------------------
anything to the contrary herein, as of the Closing Date, DuPont shall assume all Liabilities with respect to (i) providing long-term disability benefits to those Transferred Employees who were in receipt of, or were eligible to receive, long-term disability benefits from a Transferred Business Company immediately prior to the Closing Date, excluding however any disability benefits paid or payable to a Transferred Employee under a Transferred Pension Plan, (ii) providing post-retirement welfare benefits (if any) to Transferred Employees (and eligible dependents) whose employment had terminated prior to the Closing Date and (iii) claims incurred during a period of a Transferred Employee's employment with DuPont or any of its Affiliates (other than the Transferred Business Companies) arising solely from such employment relationship (except to the extent such claims relate to Liabilities under any funded Transferred Business Plan).

                           (p) No later than forty-five (45) days after the date
of this Agreement, DuPont shall deliver to Buyer (i) a schedule setting forth the name, current annual compensation rate (including bonus and commissions), title, classification as executive officer, officer, director or senior manager, department and current base salary rate of each Transferred Employee who is employed by a Transferred Business Company as such date; (ii) a list of each agreement between a Transferred Business Company and an independent contractor which may not be terminated without material penalty on less than six months notice; (iii) a list of each material agreement between a Transferred Business Company and a Transferred Employee (other than standard non-disclosure agreements entered into in the ordinary course of business consistent with past practice) or independent contractor relating to proprietary processes, formulae or information; and (iv) a detailed schedule of the PTO entitlements of Transferred Employees as of the date of this Agreement, or as of such other time agreed to by DuPont and Buyer.

                           (q) FUTA; FICA. Buyer and DuPont shall, to the extent
                               ----------
possible, (i) treat Buyer or a Subsidiary of Buyer as a "successor employer" and the applicable Transferred Business Company as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees to be employed by Buyer or a Subsidiary of Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year in which the Closing Date occurs.

                           (r) Actions by DuPont. Any action required to be
                               -----------------
taken under this Section 5.11 by DuPont may be taken by a Subsidiary of DuPont.

                           (s) Mutual Cooperation. DuPont and Buyer shall (or
                               ------------------
shall cause their respective Subsidiaries, third-party plan administrators and plan trustees to) cooperate with each other prior to and following the Closing in effectuating any communications, elections, access to populations, enrollments, payroll transitions and such other actions as may be necessary or reasonable with respect to participants in any Transferred Business Plan and/or employment, consulting or such other agreement in connection with the actions contemplated under Section 5.11 of this Agreement.

                           (t) Agreement to Provide Transitional Services. As
                               ------------------------------------------
soon as practicable following the date of this Agreement, Buyer and DuPont shall enter into a benefit transitional services agreement pursuant to which DuPont shall provide to Buyer or a Subsidiary of Buyer, in exchange for payment (not to exceed the actual cost of such services) from Buyer or a Subsidiary of Buyer, services relating to the administration of certain Transferred Business Plans (for a period not exceeding nine months, or such shorter period as requested by Buyer or a Subsidiary of Buyer, during which period DuPont also provides payroll services), payroll services (for a period not exceeding nine months, or such shorter period as requested by Buyer or a Subsidiary of Buyer) and such other services reasonably requested by Buyer or a Subsidiary of Buyer.

                  5.12 Post-Closing Access to Information. From and after the
                       ----------------------------------
Closing Date, except as prohibited by applicable Law, DuPont and Buyer shall, subject to compliance by the other and its Subsidiaries with the provisions of
Section 5.15, afford to each other and to each other's Representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all books and records, documents and other information (collectively, "Information") within the
                                                -----------
knowledge, possession or control of the other party or any DuPont Indemnified Party or Buyer Indemnified Party solely to the extent relating to (a) in the case of Buyer, the Transferred Business, Transferred Business Companies, Transferred Assets, Assumed Liabilities or Transferred Employees and (b) in the case of DuPont, the Retained Business, the Excluded Assets or the Retained Liabilities, insofar in each case as such access is reasonably required by DuPont or Buyer or any of their Subsidiaries or Affiliates and does not violate any applicable Law or any confidentiality obligations applicable to DuPont or Buyer or any of their Subsidiaries or Affiliates, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access), provided, however, that no party shall be required to
                         --------  -------
disclose any Information if it believes in good faith that doing so presents a significant risk, based on an opinion of counsel (which can be inside counsel) of resulting in a loss of the ability to successfully assert a claim of Privilege; provided that the parties hereto shall cooperate in seeking to find a
           --------
way to allow disclosure of such information without resulting in a loss of the ability to successfully assert a claim of Privilege. Without limiting the generality of the foregoing, Information may be requested under this Section
5.12 for audit and accounting purposes and in connection with Actions, as well as for purposes of fulfilling disclosure and reporting obligations. Notwithstanding the foregoing, the provisions of this Section 5.12 shall not apply to Actions brought by one party (or its Affiliates) to this Agreement against another party (or its Affiliates) to this Agreement.

                  5.13 Production of Witnesses and Individuals. From and after
                       ---------------------------------------
the Closing Date, DuPont and Buyer shall use and shall cause their respective Subsidiaries to use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved relating to the conduct of the Transferred Business or the Retained Business. DuPont and Buyer agree to reimburse each other for reasonable out-of-pocket expenses (other than officers' or employees' salaries) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 5.13. Notwithstanding the foregoing, the provisions of this Section 5.13 shall not apply to Actions brought by one party (or its Affiliates) to this Agreement against another party (or its Affiliates) to this Agreement.

                  5.14 Retention of Records. Except when a longer retention
                       --------------------
period is otherwise required by Law or agreed to in writing, including as set forth in Section 6.8, DuPont and the Transferred Business Companies and their Subsidiaries shall retain, in accordance with their respective records control schedule policy existing from time to time, all Information relating to the Transferred Business and the Retained Business, respectively. The parties hereto agree that upon written request from the other that certain Information relating to the Transferred Business or the transactions contemplated hereby be retained in connection with an Action, the parties shall use reasonable efforts to preserve and not to destroy or dispose of such Information without the consent of the requesting party.

                  5.15     Confidentiality.
                  ------------------------

                           (a) For a period of ten years from the Closing Date,
DuPont and Buyer shall hold and shall respectively cause their respective Affiliates (including the Transferred Business Companies) to hold, and shall each cause their respective Representatives to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein); provided, that the
                                                          --------
parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective Representatives who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, DuPont or Buyer, as the case may be, will be responsible or (ii) if the parties hereto, their Affiliates or their Representatives are compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of Law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, DuPont or Buyer, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in obtaining (each at their own expense). In the event that such appropriate protective order or other remedy is not obtained, the party who is required to disclose such Confidential Information shall furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 5.15, "Confidential Information" shall mean all proprietary
                    ------------------------
technical, economic, environmental, operational, financial and/or other business Information or material of one party which, prior to or following the Closing Date, has been disclosed by DuPont or its Affiliates, on the one hand, or Buyer or its Affiliates (including the Transferred Business Companies), on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, in each case including pursuant to the access provisions of Section 5.9 or Section 5.12 hereof or any other provision of this Agreement or any Related Agreement or, (A) in the case of DuPont and its Affiliates and Representatives, as a result of DuPont's direct or indirect ownership of the Transferred Assets and Transferred Business Companies prior to the Closing or (B) in the case of Buyer and the Transferred Business Companies, as a result of DuPont's direct or indirect ownership of the Transferred Business Companies or as a result of relationships, agreements and course of conduct of the Transferred Business Companies with DuPont and its other Subsidiaries prior to Closing, including, but not limited to, (a) ideas and concepts for existing products, processes and services; (b) specifications for products, Equipment and processes; (c) manufacturing and performance specifications and procedures; (d) engineering drawings and graphs; (e) technical, research and engineering data;
(f) formulations and material specifications; (g) laboratory studies and benchmark tests; (h) service and operation manuals; (i) quality assurance policies, procedures and specifications; (j) evaluation and/or validation studies; (k) pending patent applications; (l) all other know-how, methodology, procedures, techniques and trade secrets related to research, engineering, development and manufacturing; and (m) business information, including marketing and development plans, forecasts, research and development agreements, and customer and vendor information (except to the extent that such Information can be shown to have been (1) in the public domain through no fault of such party or its Affiliates (including, in the case of DuPont, any of the Retained Subsidiaries or, in the case of Buyer, any of its Subsidiaries (including the Transferred Business Companies)) or (2) lawfully acquired from other sources by the party (or its Affiliates (including the Transferred Business Companies)) to which it was furnished; provided, however, in the case of (2) that such sources
                        --------  -------
did not provide such Information in breach of any confidentiality or other legal obligations). Notwithstanding the first sentence of this Section 5.15(a), with respect to any Confidential Information first disclosed after the Closing Date to DuPont or its Affiliates or Representatives, on the one hand, or Buyer or its Affiliates or Representatives (including the Transferred Business Companies), on the other hand, by the other party or its Affiliates or Representatives, the obligations of this subsection shall terminate ten years after the date of the first such disclosure of such Information.

                           (b) Notwithstanding anything to the contrary set
forth herein, (i) DuPont and its Affiliates, on the one hand, and Buyer and its Affiliates (including the Transferred Business Companies), on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between DuPont or any of its Affiliates, or Buyer or any of its Affiliates (including the Transferred Business

Companies), on the one hand, and any employee of DuPont or any of its Affiliates (or, prior to the Closing Date, any Transferred Business Company), or Buyer or any of its Affiliates (including after the Closing Date the Transferred Business Companies), on the other hand shall remain in full force and effect. Confidential Information of DuPont and its Affiliates, on the one hand, or the Transferred Business Companies, on the other hand, in the possession of and used by the other as of the Closing Date may continue to be used by DuPont or its Affiliates, or Buyer or its Affiliates (including the Transferred Business Companies), as the case may be, in the operation of their businesses, so long as the Confidential Information is maintained in confidence and not disclosed in violation of this Agreement. Such continued right to use may not be transferred to any third party (other than an Affiliate of a party hereto) unless the third party purchases all or substantially all of the business and Assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed.

                           (c) Immediately prior to the Closing, DuPont will
request that all confidential material provided to prospective purchasers of the Transferred Business in connection with Sale Process (other than Buyer and its Subsidiaries) be returned to DuPont or a Transferred Business Company or be destroyed.

                  5.16     Privileged Matters.
                           ------------------

                           (a) DuPont and Buyer agree that their respective
rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation with respect to the Transferred Business and the Retained Business, including but not limited to the attorney-client and work product privileges (collectively, "Privileges"), shall
                                                            ----------
be governed by the provisions of this Section 5.16. With respect to matters relating to the Retained Business or to the Sale Process, DuPont shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Buyer and its Affiliates (including the Transferred Business Companies) shall, to their knowledge, take no action without the prior written consent of DuPont that could result in any waiver of any Privilege that could be asserted by DuPont under applicable Law and this Agreement. With respect to matters relating to the Transferred Business (except as provided in the preceding sentence), after the Closing, Buyer shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and DuPont and its Affiliates shall, to their knowledge, take no action after the Closing without the prior written consent of Buyer that could result in any waiver of any Privilege that could be asserted by Buyer under applicable Law and this Agreement. The rights and obligations created by this Section 5.16 shall apply to all Information as to which DuPont, Buyer, or the Transferred Business Companies would be entitled to assert or has asserted a Privilege as provided above ("Privileged Information"). Privileged Information of DuPont includes but
        ----------------------
is not
limited to (i) all Information regarding the Retained Business and all Information of DuPont relating to the Sale Process, but which after the Closing is in the possession of Buyer or any of its Subsidiaries (including the Transferred Business Companies); (ii) all communications subject to a Privilege occurring prior to the Closing between counsel for DuPont or any of the Retained Subsidiaries (including in-house counsel and former in-house counsel who are Transferred Employees) and any person who, at the time of the communication, was an employee of DuPont or any of the Retained Subsidiaries, regardless of whether such employee is or becomes an employee of Buyer or any of its Subsidiaries (including the Transferred Business Companies); and (iii) all Information generated, received or arising after the Closing Date that refers or relates to Privileged Information generated, received or arising prior to the Closing Date. Privileged Information of Buyer includes but is not limited to (i) any and all Information generated prior to the Closing regarding the Transferred Business but which after the Closing is in the possession of DuPont or any of the Retained Subsidiaries (excluding Information of DuPont or its Subsidiaries relating to the Sale Process); (ii) all communications subject to a Privilege occurring prior to the Closing (excluding communications relating to the Sale Process generated by DuPont or its Representatives) between counsel for the Transferred Business Companies (including in-house counsel and former in-house counsel who were employees of DuPont or the Retained Subsidiaries) and any person who, at the time of the communication, was an employee of any of the Transferred Business Companies, regardless of whether such employee is or becomes an employee of DuPont or any of the Retained Subsidiaries; and (iii) all Information generated, received or arising after the Closing Date that refers or relates to Privileged Information generated, received or arising prior to the Closing Date.

                           (b) Upon receipt by DuPont or its Subsidiaries or
Buyer or its Subsidiaries (including the Transferred Business Companies), as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if DuPont or its Subsidiaries or Buyer or its Subsidiaries (including the Transferred Business Companies), as the case may be, obtains knowledge that any current or former employee of either DuPont or its Subsidiaries or Buyer or its Subsidiaries (including the other Transferred Business Companies), has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, DuPont or Buyer, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 5.16 or otherwise to prevent the production or disclosure of Privileged Information. DuPont or its Subsidiaries or Buyer or its Subsidiaries (including DPC and the other Transferred Business Companies), as the case may be, will not produce or disclose to any third party any of the other's Information covered by a Privilege under this Section 5.16 unless (i) the other has provided its express written consent to such production or disclosure, or (ii) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

                           (c) DuPont's transfer of DPC Books and Records and
other Information to Buyer, DuPont's agreement to permit Buyer to obtain Information existing prior to the Closing, Buyer's and DPC's transfer of DuPont Books and Records and other Information and Buyer's agreement to permit DuPont to obtain Information existing prior to the Closing are made in reliance on DuPont's, Buyer's and DPC's respective agreements, as set forth in Section 5.15 and this Section 5.16, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by DuPont or Buyer, as the case may be. The access to Information being granted pursuant to Section 5.9 and Section 5.12 hereof, the agreement to provide witnesses and individuals pursuant to Section 5.13 hereof and the disclosure to Buyer and DuPont of Privileged Information relating to the Transferred Business or Retained Business pursuant to this Agreement shall not be asserted by DuPont or Buyer to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 5.16 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to DuPont and Buyer in, or the obligations imposed upon DuPont and Buyer by, this Section 5.16.

                  5.17     Mail and Other Communications; Accounts.
                           ---------------------------------------

                           (a) After the Closing Date, each of DuPont and its
Subsidiaries and Buyer and its Subsidiaries may receive mail, telegrams, packages and other communications properly belonging to the other (or the other's Subsidiaries). Accordingly, at all times after the Closing Date, each of DuPont and Buyer authorizes the other and their respective Subsidiaries to receive and open all mail, telegrams, packages and other communications received by it and not unambiguously intended for the other party (or its Subsidiaries) or any of the other party's (or its Subsidiaries') officers or directors, and to retain the same to the extent that they relate to the business of the receiving party or, to the extent that they do not relate to the business of the receiving party, the receiving party shall promptly deliver such mail, telegrams, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other party. The provisions of this Section 5.17 are not intended to, and shall not be deemed to, constitute an authorization by either DuPont or Buyer to permit the other to accept service of process on its behalf and neither party is or shall be deemed to be the agent of the other for service of process purposes.

                           (b) All payments and reimbursements received by
DuPont or its Subsidiaries in connection with or arising out of the Transferred Business, the Transferred Assets or the Assumed Liabilities after the Closing shall be held by such Person in trust for the benefit of Buyer and, immediately upon receipt by such Person of any such payment or reimbursement, such Person shall pay over to Buyer the amount of such payment or reimbursement, without right of set off.

                           (c) All payments and reimbursements received by Buyer
or its Subsidiaries in connection with or arising out of the Excluded Assets, Retained Liabilities or Retained Business, after the Closing shall be held by such Person in trust for the benefit of DuPont and, immediately upon receipt by such Person of any such payment or reimbursement such person shall pay over to DuPont the amount of such payment or reimbursement without right of set off.

                  5.18 Compliance with WARN Act and Similar Statutes. Buyer
                       ---------------------------------------------
agrees that it shall, and shall cause its Subsidiaries to, comply with the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and
                                                                --------
any applicable state, local and foreign plant closing and layoff law as it relates to any site of employment of the Transferred Business Companies. Buyer agrees to, and shall cause its Subsidiaries to, indemnify, defend and hold harmless DuPont and the Retained Subsidiaries from and against any and all Losses which DuPont and the Retained Subsidiaries may incur in connection with any Action or claim of violation brought against DuPont and any of the Retained Subsidiaries under the WARN Act or any state, local and foreign plant closing and layoff law, which relate, in whole or in part, to actions taken by Buyer or any of its Subsidiaries following the Closing Date with regard to any site of employment of the Transferred Business Companies or any of their respective operating units within any site of employment of the Transferred Business.

                  5.19     Shared Contracts. Subject to Section 5.20 below: (a)
                           ----------------
With respect to Shared Contractual Liabilities pursuant to, under or relating to a given Shared Contract, such Shared Contractual Liabilities shall be allocated between DuPont and Buyer as follows:

                               (i) If a Liability is incurred exclusively in respect of a benefit received by DuPont or by DPC (or in the case of DuPont, the Retained Subsidiaries, or in the case of DPC, the Transferred Business Companies), the party receiving such benefit shall be responsible for such Liability.

                               (ii)   If a Liability cannot be so allocated
         under clause (i), such Liability shall be allocated to DuPont or Buyer, as the case may be, based on the relative proportions of total benefit received (over the term of the Shared Contract, measured as of the date of the allocation) by such party or such party's Subsidiary under the relevant Shared Contract. Notwithstanding the foregoing, each of DuPont and Buyer shall be responsible for any or all Liabilities arising from its (or its Subsidiary's) breach of the relevant Shared Contract to which this Section 5.19 otherwise pertains.

                           (b) If DuPont or any Retained Subsidiary, on the one
hand, or Buyer or any of its Subsidiaries (including DPC), on the other hand, receives any benefit or payment which under any Shared Contract was intended for the other, DuPont and Buyer will use their respective reasonable best efforts to, and to cause their respective Subsidiaries to, deliver such benefit or payment to the other party.

                  5.20     Certain Matters Relating to Intellectual Property and
                           -----------------------------------------------------
Agreements with Merck & Co. Inc.
-------------------------------

                           (a) Prior to the Closing, (i) DPC shall assign to
DuPont all of its rights and obligations under the agreements listed in Schedule 5.20(a)(i)(A) and all of its rights in and to the Patents and Trademarks listed in Schedule 5.20(a)(i)(B) and (ii) DuPont shall assign to DPC all of its rights and obligations under the agreements listed in Schedule 5.20(a)(ii)(A) and all of its rights in and to the Patents and Trademarks listed in Schedule 5.20(a)(ii)(B). In the event Schedules 1.1(c) and 5.20(a)(i)(B) for the Cozaar/Hyzaar/Fortzaar patent estate are not complete or correct as of the date of this Agreement, (x) DuPont may amend such schedules prior to the Closing and such schedules shall be deemed amended for all purposes under this Agreement, and (y) Buyer shall make any assignments necessary to effectuate DuPont's or the Retained Subsidiaries' ownership of such Patents, it being understood that (i) with respect to all Patents corresponding to the last four Patents listed in
Schedule 1.1(c), such Patents shall be added to the Schedules 1.1(c) and 5.20(a)(i)(B), (ii) with respect to Patents that relate solely to AII Blockers, DuPont shall exercise its reasonable good faith judgment in making such corrections, and (iii) with respect to Patents that relate to AII Blockers but not solely, DuPont shall first obtain the consent of Buyer, not to be unreasonably withheld or delayed; provided, however, that no such Patents under
                                  --------  -------
the foregoing (i), (ii), and (iii) shall include any of those listed on Schedule 3.14(a)(i).

                           (b) From and after the Closing, (i) Buyer shall cause
each of the Transferred Business Companies not to amend, extend or modify any agreement, commitment or arrangement with Merck & Co., Inc. or any of its Affiliates listed on Schedule 5.20(b) (each a "DuPont Merck Agreement") which
                                               ----------------------
amendment, extension or modification would have an adverse effect on DuPont or any of the Retained

Subsidiaries pursuant to the terms of any DuPont Merck Agreement or would result in the termination of any such agreement or which would be the subject of a guarantee or similar obligation of DuPont or any of the Retained Subsidiaries or otherwise is binding on DuPont or any of the Retained Subsidiaries or any of their respective properties or assets and (ii) Buyer shall cause each of the Transferred Business Companies to comply with any and all obligations of such Transferred Business Company under any of the DuPont Merck Agreements (including DPC's acting as DuPont's agent pursuant to any such DuPont Merck Agreements) where the failure of a Transferred Business Company to comply with any such obligations is reasonably likely to give rise to a Liability of DuPont or any Retained Subsidiary.

                           (c) From and after the Closing, (i) DuPont shall not,
and shall cause the Retained Subsidiaries not to, amend, extend or modify any DuPont Merck Agreement, which amendment, extension or modification would have an adverse effect on any of the Transferred Business Companies pursuant to the terms of any DuPont Merck Agreement or would result in the termination of such agreement or would be the subject of a guarantee or similar obligation of any Transferred Business Company or any of the Transferred Business Companies respective properties or assets and (ii) DuPont shall, and shall cause the Retained Subsidiaries to, comply with any and all obligations of DuPont and such Retained Subsidiaries under the DuPont Merck Agreements where the failure of DuPont or such Retained Subsidiaries to comply with any such obligations is reasonably likely to give rise to a Liability of a Transferred Business Company.

                           (d) DuPont shall not unreasonably withhold or delay
its consent to (i) the assignment by DPC of the Agency Agreement (including all its rights and obligations thereunder) to a reputable third-party manufacturer capable of performing DPC's obligations thereunder or (ii) to any other reasonable arrangement with Merck & Co. Inc. in lieu thereof for the supply to Merck & Co. Inc. of Losartan finished products; provided that, in either case,
                                                --------
Merck & Co. Inc. consents in writing to such assignment or alternative arrangement.

                  5.21 Section 754 Election. Buyer, Buyer Sub 1, Buyer Sub 2 and
                       --------------------
DuPont shall cooperate and take any and all actions reasonably required to ensure that a valid election under Section 754 of the Code is in effect with respect to DPC for the taxable year that includes the Closing Date.

                  5.22 Responsibility for Subsidiaries. (a) All obligations owed
                       -------------------------------
to Buyer Sub 1 or Buyer Sub 2, and all deliveries and notices required to be provided to Buyer Sub 1 and Buyer Sub 2, pursuant to this Agreement shall be deemed to have been satisfied and complied with if performed with respect to Buyer, which shall be deemed to be authorized to take actions and receive deliveries and notices on their behalf. Buyer agrees, for the benefit of DuPont and its Affiliates, to cause Buyer Sub 1 and Buyer Sub 2 to perform all of their respective obligations and agreements pursuant to this Agreement and hereby fully guarantees to DuPont and its Affiliates their performance hereunder.

                           (b) All obligations owed to any Subsidiaries of
DuPont, and all deliveries and notices required to be provided to any such Subsidiaries, pursuant to this Agreement shall be deemed to have been satisfied and complied with if performed with respect to DuPont, which shall be deemed to be authorized to take actions and receive deliveries and notices on their behalf. DuPont agrees, for the benefit of Buyer and its Affiliates, to cause its Subsidiaries (including the Transferred Business Companies prior to the Closing) to perform all of their respective obligations and agreements pursuant to this Agreement and hereby fully guarantees to Buyer and its Affiliates their performance hereunder.

                  5.23 Maintenance of Partnership Existence. Buyer agrees that
                       ------------------------------------
from and after the Closing, Buyer shall not, and shall not permit any of its Subsidiaries to, terminate or shorten the term of the Partnership Agreement governing DPC or dissolve, cause or permit the dissolution of DPC, unless in each case such action would not result in a modification or termination of DPC's agency pursuant to (i) the Bulk Losartan Supply Agreement, dated as of March 31, 1993, between DuPont and Merck and Co. Inc. or (ii) the Losartan Finished Product Supply Agreement, dated March 31, 1993, between DuPont and Merck & Co., Inc. (the "Losartan Manufacturing Agreements"). In the event that Buyer or any
           ---------------------------------
of its Affiliates sell any or all of the DPC Interests after the Closing, Buyer shall cause the purchaser of such DPC Interests to agree to be bound by the provisions of this Section 5.23. The foregoing covenant shall terminate immediately following any termination of the Losartan Manufacturing Agreements.

                  5.24     Delivery of Financial Statements.
                  -----------------------------------------

                           (a) DuPont shall cause to be delivered to Buyer not
later than the earlier to occur of thirty (30) Business Days before the Closing Date and September 1, 2001 (i) an audited combined balance sheet of the Transferred Business Companies (including the Additional Transferred Assets and the Assumed Liabilities) at December 31, 2000 and audited combined statements of income and cash flows of the Transferred Business Companies for the year ended December 31, 2000 (the "Audited 2000 Financial Statements") and (ii) an audited
                        ---------------------------------
combined balance sheet of the Transferred Business Companies (including the Additional Transferred Assets and the Assumed Liabilities) at December 31, 1999 and audited combined statements of income and cash flows of the Transferred Business Companies for the year ended December 31, 1999 (the "Audited 1999
                                                              ------------
Financial Statements" and, taken together
--------------------
with the Audited 2000 Financial Statements, the "Audited Financial Statements"),
                                                 ----------------------------
in each case together with a report without qualification or exception of PricewaterhouseCoopers LLP, DuPont's independent accountants, with respect thereto. DuPont shall use its reasonable best efforts to cause PricewaterhouseCoopers LLP to provide to Buyer any consent necessary for Buyer to include such report in any filing made by Buyer under applicable securities laws.

                           (b) For each fiscal quarter ending after December 31,
1999 and before the Closing, DuPont shall deliver to Buyer, in each case of each fiscal quarter ending on or prior to June 30, 2001, not later than August 15, 2001, and for each fiscal quarter thereafter, within 45 days after the last day of such fiscal quarter promptly after they are available, unaudited combined balance sheets and unaudited combined statements of income of the Transferred Business Companies as of the end of such fiscal quarter and for the period then ended (each, an "Unaudited Interim Financial Statement").
                 -------------------------------------

                           (c) The Audited Financial Statements and the
Unaudited Interim Financial Statements shall be prepared in accordance with GAAP and the requirements of Regulation S-X of the Exchange Act.

                  5.25 Certain Real Estate Matters. Upon the request of Buyer,
                       ---------------------------
DuPont and Buyer shall use their good faith efforts for a period commencing on the date of this Agreement and expiring on the first (1st) anniversary of the date of this Agreement, to negotiate a commercially reasonable purchase agreement with respect to the purchase by Buyer of not less than fifteen (15) and no more than forty (40) acres owned by DuPont or a Subsidiary of DuPont located adjacent to the facility owned by DDI and located in Manati, Puerto Rico; provided, however, nothing contained herein shall be deemed to require
      --------  -------
DuPont or such Subsidiary to consummate such purchase and sale or to incur any cost or expense in connection therewith and the failure to so consummate such purchase and sale shall not affect the rights and the obligations of the parties hereunder.


                                   ARTICLE VI
                                   ----------

                                   TAX MATTERS
                                   -----------

                  6.1      Tax Indemnification.
                  ----------------------------

                           (a) DuPont's Indemnification of Buyer. DuPont shall
                               ---------------------------------
indemnify Buyer and its Affiliates and hold them harmless from, against and in respect of, without duplication, (i) any Taxes of the Transferred Business Companies
or in respect of the Transferred Equipment, for or relating to any taxable period ending on or before the Closing Date and the portion of any Straddle Period (as defined herein) ending on the Closing Date (computed in accordance with Section 6.2 hereof) (each, a "Pre-Closing Tax Period") (including any Taxes
                                   ----------------------
arising as a result of the removal of the Excluded Assets from the Transferred Business Companies) (ii) any Taxes with respect to the Transferred Equipment attributable to any Pre-Closing Tax Period; and (iii) any Taxes (as a result of Treasury Regulation 1.1502-6 or otherwise) of any entity (other than a Transferred Business Company) with whom any Transferred Business Company has ever been affiliated or with whom any Transferred Business Company joins or has ever joined (or has ever been required to join) in filing prior to the Closing Date, any consolidated combined or unitary Tax Return; provided that, for
                                                       --------
purposes of this Section 6.1(a) DuPont shall be credited for any estimated or other similar Tax payments made or accrued by DuPont, any of the Transferred Business Companies, or any of their Subsidiaries on or before the Closing Date; and provided further that, except as otherwise provided by Section 6.4(b)(i),
    -------- -------
DuPont shall be liable for Taxes of a Controlled Foreign Subsidiary or DPL for a Pre-Closing Tax Period only to the extent that the aggregate amount of such Taxes exceeds $300,000 (the "Foreign Tax Threshold Amount"); (iv) any U.S.
                             ----------------------------
federal, state and local Taxes resulting from the Section 338(g) and Section 338(h)(10) elections (or any comparable elections under state or local Tax law) contemplated by Section 6.6(d) of this Agreement; (v) all liability for reasonable legal fees and expenses for any item attributable to an item described in this Section 6.1(a); (vi) any income, franchise or other similar Taxes resulting from the allocation of income, gain, loss, deduction and credit of DPC to its partners for any Pre-Closing Tax Period; and (vii) any Transfer Taxes for which DuPont is responsible under Section 6.5 hereof. Notwithstanding the foregoing, DuPont shall not indemnify and hold harmless Buyer and its Affiliates from any liability for Taxes directly related to any action taken on or after the Closing Date by Buyer or any of its Affiliates (other than any such action expressly required or permitted by this Agreement or required by applicable law) (a "Buyer Tax Act").
                    -------------

                           (b) Buyer's Indemnification of DuPont. Buyer shall,
                               ---------------------------------
and shall cause the Transferred Business Companies to, indemnify DuPont and its Affiliates and hold them harmless from, against and in respect of, without duplication, (i) any Taxes of the Transferred Business Companies for any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date (computed in accordance with Section 6.2 hereof) (each, a "Post-Closing Tax Period"); (ii) any income, franchise or other
                  -----------------------
similar Taxes resulting from the allocation of income, gain, loss, deduction and credit of DPC to its partners for any Post-Closing Tax Period; (iii) all liability for Taxes directly related to a Buyer Tax Act; (iv) all liability for reasonable legal fees and expenses for any item attributable to an item described in this Section 6.1(b); (v) any Taxes of Controlled

Foreign Subsidiaries for which DuPont is not liable pursuant to Section 6.1(a);
(vi) any Taxes with respect to the Transferred Equipment attributable to any Post-Closing Tax Period; and (vii) any Transfer Taxes for which Buyer is responsible under Section 6.5 hereof.

                  6.2      Closing of Current Taxable Year, Etc.
                  ---------------------------------------------

                           (a) Closing of Taxable Year. To the extent required
                               -----------------------
or permitted by Law (including, without limitation, pursuant to Treasury Regulations promulgated under Section 1502 of the Code), the parties shall elect to close any taxable year of the Transferred Business Companies as of the close of business on the Closing Date.

                           (b) Straddle Periods. In the case of any taxable
                               ----------------
period that includes (but does not end on) the Closing Date (a "Straddle
                                                                --------
Period"), the Taxes of the Transferred Business Companies for the Pre-Closing
------
Tax Period and Post-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, notwithstanding the foregoing, (i) exemptions, allowances, credits, deductions or other Tax Items (such as real, personal and other property or similar Taxes) that must under applicable Law be calculated on an annual basis (including, without limitation, the annual limitation applicable to any Transferred Business Company pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder) and (ii) all real, personal and other property or similar Taxes relating to the Transferred Equipment shall be determined by reference to the relative number of days in the pre-Closing and post-Closing portions of such Straddle Period.

                           (c) Closing of the Partnership Taxable Year.
                               ---------------------------------------
Consistent with Section 6.2(a) hereof, DuPont and Buyer acknowledge and agree that the partnership taxable year of DPC shall terminate as of the close of business on the Closing Date, in accordance with Treasury Regulation Sections 1.708-1(b)(3) and 1.706-1(c), utilizing a "closing of the books" methodology.

                  6.3      Tax Returns.
                  --------------------

                           (a) Except as provided in Section 6.5 hereof, DuPont
shall prepare, or cause to be prepared in accordance with applicable Law, and file or cause to be filed, when due, all Tax Returns (other than Straddle Period Tax Returns) with respect to Taxes for which DuPont is responsible as described in Section 6.1(a) hereof, including, without limitation, income, franchise, or other similar Tax Returns for any Transferred Business Company for any Pre-Closing Tax Period. Buyer shall and shall cause the Transferred Business Companies to cooperate with, and take any action reasonably requested by, DuPont with respect to the preparation and filing of such Tax Returns. The immediately preceding sentence shall, in no way, be construed as limiting or otherwise modifying the rights and obligations of the parties under Section 6.7 hereof.

                           (b) Except as provided in Section 6.5 hereof, Buyer
shall prepare, or cause to be prepared in accordance with applicable Law (in the case of any Straddle Period Tax Return, consistent with past practice for such Tax Return) and file or cause to be filed, when due, all Tax Returns with respect to the Transferred Business Companies and the Transferred Equipment required to be filed other than those described in Section 6.3(a) hereof.

                           (c) If either DuPont or Buyer is obligated under this
Agreement to bear the economic burden for any portion of the Tax payable in connection with any Tax Return to be prepared and filed by the other (or an Affiliate of the other), the party responsible for filing such return (the "Preparer") shall prepare and deliver to the other party (the "Payor") a copy of
 --------                                                      -----
such return and any schedules, work papers and other documentation that are relevant to the preparation of the portion of such return for which the Payor is or may be liable hereunder not later than thirty (30) days prior to the due date for such Tax Return (including applicable extensions) (the "Due Date"). The
                                                            --------
Preparer shall not file such Tax Return until the earlier of (i) the receipt of written notice from the Payor indicating the Payor's consent thereto, or (ii) one (1) day prior to the Due Date.

                           The Payor shall have the option of providing to the
Preparer, at any time at least ten (10) days prior to the Due Date, written instructions as to how the Payor wants any, or all, of the Tax Items for which it may be liable reflected on such Tax Return. The Preparer shall, in preparing such Tax Return, cause the items for which the Payor is liable hereunder to be reflected in accordance with the Payor's instructions on such Tax Return. In the absence of having received instructions from Payor, such items shall be reported in any manner determined by the Preparer.

                  6.4      Contest Provisions.
                  ---------------------------

                           (a) Notification of Contests. DuPont and its
                               ------------------------
Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand (the "Recipient"), shall notify the other party in writing within ten (10)
      ---------
Business Days of receipt by the Recipient of written notice of any pending or threatened audits, adjustments, assessments, examinations or proceedings (whether judicial or administrative) (a "Tax Audit") which may affect the
                                        -----------
liability for Taxes of such other party or may give rise to an indemnification payment under Section 6.1 by such other party. For purposes of the preceding sentence, Buyer shall notify DuPont of any notice received by Buyer relating to a Tax Audit of a Controlled Foreign Subsidiary or DPL for any Pre-Closing Tax Period. If the Recipient fails to give such notice to the other party, or if such notice is not in sufficient detail to notify the other party of the nature of the Tax Audit, the Recipient shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit to the extent such failure to give notice materially adversely affects the other party's right to participate in and contest the Tax Audit.

                  (b)      Which Party Controls.
                           --------------------

                               (i)    DuPont's Items. If such Tax Audit relates
                                      --------------
         to any Taxes for which DuPont is liable hereunder, DuPont shall at its expense control the defense and settlement of such Tax Audit (including, without limitation, selection of counsel, determining whether to pursue or forego any and all administrative appeals, proceedings (whether judicial or administrative), hearings and conferences with any Tax Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest such Tax Audit in any permissible manner). In no case shall Buyer, the Transferred Business Companies or any of their Affiliates settle or otherwise compromise any Tax Audit referred to in the preceding sentence without DuPont's prior written consent. In addition, if a Tax Audit relates to a Tax of a Controlled Foreign Subsidiary for a Pre-Closing Tax Period and the Foreign Tax Threshold Amount has not been exceeded, DuPont shall have the right (but not the obligation) to control the defense and settlement of such Tax Audit, provided that DuPont agrees to be responsible for the Taxes assessed in such Tax Audit and any such Taxes shall not be applied to the Foreign Tax Threshold Amount.

                               (ii)   Buyer's Items. If such Tax Audit relates
                                      -------------
         to any Taxes for which Buyer is liable in full hereunder, Buyer shall at its expense control the defense and settlement of such Tax Audit (including, without limitation, selection of counsel, determining whether to pursue or forego any and all administrative appeals, proceedings (whether judicial or administrative), hearings and conferences with any Tax Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest such Tax Audit in any permissible manner).

                               (iii)  Combined and Mixed Items. If such Tax
                                      ------------------------
         Audit relates to Taxes for which both DuPont and Buyer are liable hereunder, to the extent possible such Tax Items will be distinguished and each party will control the defense and settlement of those Taxes for which it is so liable.

                               If such Tax Audit relates to any Straddle Period and any Tax Item cannot be identified as being a liability of only one party or cannot be separated from a Tax Item for which the other party is liable, the party which has the greater potential liability for those Tax Items that cannot be so attributed or separated (or both) shall control the defense and settlement of the Tax Audit, provided
                                                                    --------
         that, such party defends the items as reported on the relevant Tax Return.

                               (iv)   Participation Rights. Any party who is
                                      --------------------
         entitled to participate but does not control a Tax Audit under this
         Section 6.4(b) shall participate at its own expense in the defense of such Tax Audit and employ counsel of its choice at its expense and the party controlling such Tax Audit under this Section 6.4(b) shall in good faith keep such party informed with respect to such Tax Audit and, upon the reasonable request of such party, shall consult with such party from time to time regarding the conduct of such Tax Audit.

                  6.5 Transfer Taxes. Notwithstanding any other provision of
                      --------------
this Agreement, one-half of all excise, sales, use, value added, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes arising directly or indirectly from the Closing ("Transfer
                                                                      --------
Taxes"), shall be paid to the appropriate Tax Authority by DuPont and one-half
-----
of such Transfer Taxes shall be paid by Buyer. Notwithstanding Section 6.3 hereof, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily responsible for filing such Tax Returns under the applicable Law imposing such Transfer Taxes; provided that
                                                               --------
such Tax Returns shall be prepared and filed jointly by DuPont and Buyer if either (i) no party to this Agreement is or (ii) both DuPont, on the one hand, and Buyer, DPC or the Transferred Business Companies, on the other hand, are primarily responsible for filing such Tax Returns under the applicable Law imposing such Transfer Taxes.

                  6.6      Certain Post-Closing Settlement Payments and
                  -----------------------------------------------------
Post-Closing Actions.
--------------------

                           (a) Buyer's Claiming, Receiving or Using of Refunds
                               -----------------------------------------------
and Overpayments. If Buyer or any of its Affiliates (A) receives any refund of
----------------
Tax, or (B) utilizes the benefit of any overpayment of Taxes which, in each case
(A) and (B), (x) relates to Taxes paid or accrued by DuPont or any of its Subsidiaries with respect to a Pre-Closing Tax Period, or portion thereof, ending on or before the Closing Date, or (y) is the subject of indemnification by DuPont pursuant to this Agreement, Buyer shall transfer, or cause to be transferred, to DuPont, within ten (10) days of receipt, the entire amount of the refund or overpayment (including interest), net of any Tax payable by Buyer or any of its Affiliates with respect thereto (including with respect to any interest on such refund or overpayment), received or utilized by Buyer or any of its Affiliates. Buyer agrees to notify DuPont within ten (10) days after the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. Buyer agrees to claim any such refund or to utilize any such overpayment as soon as possible and to furnish to DuPont all information, records and assistance necessary to verify the amount of the refund or overpayment. The amount of economic benefit of any refunds, credits or offsets of Taxes of the Transferred Business Companies for any Straddle Period shall be equitably apportioned between DuPont and Buyer on a "closing of the books" basis, except with respect to items calculated on an annual or per diem basis, in which case apportionment shall be on a pro rata basis.

                           (b) DuPont's Claiming, Receiving or Using of Refunds
                               ------------------------------------------------
and Overpayments. If DuPont or any of its Affiliates (A) receives any refund of
----------------
Tax, or (B) utilizes the benefit of any overpayment of Taxes which, in each case
(A) and (B), (x) relates to Taxes paid by Buyer or any of its Subsidiaries with respect to a taxable period, or portion thereof, beginning after the Closing Date (including any refund of Tax in a Pre-Closing Tax Period by reason of a carryback from a Post-Closing Tax Period) or (y) is the subject of indemnification by Buyer pursuant to this Agreement, DuPont shall transfer, or cause to be transferred, to Buyer, within ten (10) days of receipt, the entire amount of the refund or overpayment (including interest), net of any Tax payable by DuPont or any of its Affiliates with respect thereto (including with respect to any interest on such refund or overpayment), received or utilized by DuPont or any of its Affiliates. DuPont agrees to notify Buyer within ten (10) days after the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. DuPont agrees to claim any such refund or to utilize any such overpayment as soon as possible and to furnish to Buyer all information, records and assistance necessary to verify the amount of the refund or overpayment.

                           (c) Pre-Closing Tax Returns. None of Buyer, the
                               -----------------------
Transferred Business Companies or any of their Affiliates shall amend any Tax Return prepared and filed by DuPont pursuant to Section 6.3(a) hereof. DuPont agrees to reasonably cooperate with Buyer to claim any refund arising from carrybacks from a Post-Closing Tax Period to a Pre-Closing Tax Period as soon as possible.

                           (d) Section 338(g) and (h)(10) Elections. DuPont and
                               ------------------------------------
Buyer agree to make Section 338(g) elections with respect to the Controlled Foreign Subsidiaries and that no Section 338(g) election shall be made with respect to DPL. DuPont and Buyer agree to make Section 338(h)(10) elections with respect to DPRL and DCI.

                           (e) PR Tax Grant. DuPont and Buyer acknowledge that
                               ------------
Buyer may seek an amendment to Buyer's existing grant with respect to Puerto Rico Taxes and intends for the PR Tax Grant to terminate as to DuPont as of the Closing Date, provided, however, that DuPont and Buyer shall cooperate in good
              --------  -------
faith and use their reasonable best efforts to obtain a letter agreement, amendment to the PR Tax Grant, or similar agreement as expeditiously as possible (and to the extent reasonably possible prior to August 15, 2001) from the necessary Governmental Authorities (including, without limitation, the Puerto Rico Department of State-Office of Industrial Tax Exemption, The Puerto Rico Department of Treasury and the Puerto Rico Industrial Development Company), permitting a termination as to DuPont or amendment of the PR Tax Grant as of the Closing Date which provides in substance that, after the Closing, none of DuPont, DPL or any DuPont Affiliate shall have any further obligations under the PR Tax Grant and that there will be no loss of Tax benefits (including Tax Assets) and no additional Taxes to DuPont or its Affiliates (including DPL) for any Pre-Closing Tax Period by reason of the termination (the "PR Tax Amendment"). Buyer and DuPont agree that to the extent that obtaining the PR Tax Amendment results in incremental costs to Buyer that Buyer would not have incurred except by reason of the PR Tax Amendment, DuPont shall indemnify Buyer for 50% of such costs up to $15,000,000 and that DuPont shall bear all direct costs of obtaining the PR Tax Amendment in excess of $15,000,000. For purposes of the preceding sentence, costs taken into account are intended to include costs of complying with the requirements imposed by the relevant Governmental Authorities, but not incidental or similar costs including costs of negotiating the PR Tax Amendment.

                  6.7 Mutual Cooperation. DuPont and Buyer will cooperate with
                      ------------------
each other in paying any Taxes, filing any Tax Return and conducting any Tax Audit (including, without limitation, any judicial or administrative proceeding) contemplated by this Agreement and, except as set forth to the contrary in this Agreement, take such action as the other party may reasonably request including, without limitation, the following: (a) provide data for the preparation of any Tax Return, including schedules, and make any elections that reasonably may be required by the other party; (b) provide required documents and data and cooperate in any Tax Audit or investigation of any Tax Return and execute appropriate powers of attorney in favor of the other party and/or its agents;
(c) file protests or otherwise contest any proposed or asserted Tax deficiencies, including filing petitions for redetermination or prosecuting actions for refund in any court, and pursuing the appeal of any such actions;
(d) execute Tax Returns or other documents reasonably required by the other party; (e) take any of the actions of the type described in Treasury Regulation
Section 1.1502-77(a), which describes the scope of the agency of the common parent of a group of affiliated corporations; (f) provide complete access to, and comply with reasonable requests for copies of, all Tax Returns, books and records, data, documents, work papers, materials and other information relating to the Taxes of the Transferred Business Companies for any taxable period; (g) make reasonably available to each other, its officers, directors, employees and agents for any fact finding, consultation and discussions related to the preparation and filing of any Tax Return, the conduct of any Tax Audit (including, without limitation, any judicial or administrative proceeding), and any other matter with respect to Taxes; (h) execute such powers of attorney as are reasonably requested and required by DuPont or any of DuPont's Affiliates or Buyer or any of Buyer's Affiliates on behalf of, as the case may be, Buyer or any of Buyer's Affiliates or DuPont or any of DuPont's Affiliates to enable the requesting party to represent the other party in a Tax Audit involving a Tax for which the requesting party is liable under applicable Law; and (i) provide data requested related to the earnings and profits of DPL and information specifically required under Section 1248 of the Code and Treasury Regulation 1.1248-7. DuPont and Buyer hereby agree to reimburse each other for reasonable out-of-pocket expenses (excluding officers' or employees' salaries and general corporate overhead and other similar expenses) incurred by the other in connection with satisfying its obligations under this Section 6.8.

                  6.8 Maintenance of Books and Records. Until the applicable
                      --------------------------------
statute of limitation (including periods of waiver) has expired for any Tax Return filed or required to be filed covering the periods up to and including the Closing Date (including any Straddle Periods), Buyer and its Affiliates shall retain all Tax work papers and related materials in its possession and under its control that were used in the preparation of any such Tax Return. Buyer will notify DuPont sixty (60) days prior to disposing of any Tax records relating to taxable periods and will deliver to DuPont any such records requested by DuPont.

                  6.9      Miscellaneous.
                  ----------------------

                           (a) Termination of Existing Tax Sharing Agreements.
                               ----------------------------------------------
DuPont hereby agrees and covenants that any Tax Sharing Agreement to which any of the Transferred Business Companies is a party will cease to apply to the Transferred Business Companies as of the Closing Date.

                           (b) Section 41 Notification. Pursuant to Code Section
                               -----------------------
41(f)(3)(B), DuPont shall provide Buyer with the "qualified research expenditures" (as DuPont has interpreted Code Section 41(b)) and the "gross receipts" (as DuPont has interpreted Code Section 41(c)(6)) used by DuPont to calculate the "fixed base percentage" as defined in Code Section 41(c)(3) of the Business being acquired by Buyer.

                           (c) Interpretation. To the extent that there is a
                               --------------
conflict between any provision of this Article VI and any other provision of this Agreement that otherwise would be applicable with respect to any Taxes, Tax Returns, Tax Audits, Tax indemnification claims or any other matter related to Taxes, the provisions of this Article VI shall govern.


                                   ARTICLE VII
                                   -----------

                             CONDITIONS TO THE SALE
                             ----------------------

                  7.1 Conditions to the Obligations of the Sellers to Effect the
                      ----------------------------------------------------------
Sale. The obligations of the Sellers to effect the Sale and the other
----
transactions contemplated hereby shall be subject to the fulfillment, or written waiver by the Sellers, at or prior to the Closing of each of the following conditions:

                           (a) Representations and Warranties. The
                               ------------------------------
representations and warranties of Buyer contained in Sections 4.1 and 4.2 shall be true and correct in all material respects as of the date of this Agreement and the Closing Date. The representations and warranties of Buyer contained in
Article IV hereof (other than Sections 4.1 and 4.2) that are qualified by materiality or by Buyer Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and the Closing Date, and the representations and warranties contained in Article IV hereof (other than Sections 4.1 and 4.2) that are not qualified by materiality or by Buyer Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, except (i) to the extent such representations and warranties speak as of an earlier date, in which case they shall be so true and correct as of such date or (ii) in the case of the representations and warranties of

Buyer contained in Article IV hereof that are not qualified by Buyer Material Adverse Effect (other than those in Sections 4.1 and 4.2) for any such failures to be true and correct in all respects as would not, taken individually or in the aggregate with any inaccuracies of the other representations and warranties of Buyer contained in Article IV, have or reasonably be expected to have a Buyer Material Adverse Effect.

                           (b) Performance by Buyer. Buyer shall have performed
                               --------------------
and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing.

                           (c) Certificates. Buyer shall have furnished DuPont
                               ------------
with a certificate signed by its Chief Financial Officer to the effect that the conditions set forth in Sections 7.1(a) and 7.1(b) hereof have been satisfied.

                           (d) No Injunction or Proceeding. No statute, rule,
                               ---------------------------
regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or restricts the consummation of the Sale.

                           (e) Required Antitrust Approvals. All required
                               ----------------------------
waiting periods and approvals applicable to this Agreement and the transactions contemplated hereby with respect to the Required Antitrust Approvals shall have expired or been received or terminated, and all filings, approvals, waiting periods and orders of Governmental Authorities under Antitrust Laws, the failure to obtain which would expose DuPont or any of its Subsidiaries (or any officer, director or employee of any of the foregoing) to criminal charges, shall have expired or been received or terminated.

                  7.2 Conditions to the Obligations of Buyer to Effect the Sale.
                      ---------------------------------------------------------
The obligation of Buyer to effect the Sale and the other transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Buyer, at or prior to the Closing of each of the following conditions:

                           (a) Representations and Warranties of DuPont. The
                               ----------------------------------------
representations and warranties of DuPont contained in Sections 3.1, 3.2 and 3.3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date. The representations and warranties of DuPont contained in Article III hereof (other than Sections 3.1, 3.2 and 3.3) that are qualified by materiality or by Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and the Closing Date, and the representations and warranties contained in Article III hereof (other than Sections 3.1, 3.2 and 3.3) that are not qualified by materiality or by Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, except
(i) to the extent such representations and warranties speak as of an earlier date, in which case they shall be so true and correct as of such date and (ii) in the case of the representations and warranties of DuPont contained in Article III hereof that are not qualified by Material Adverse Effect (other than Sections 3.1, 3.2 and 3.3), for any such failures to be true and correct in all material respects as would not, taken individually or in the aggregate with any inaccuracies of the other representations and warranties of DuPont contained in
Article III, have or reasonably be expected to have a Material Adverse Effect.

                           (b) Performance by the Sellers. The Sellers shall
                               --------------------------
have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing (other than those contained in Section 5.25).

                           (c) Certificates. DuPont shall have furnished Buyer
                               ------------
with such certificate signed by its Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) hereof have been satisfied.

                           (d) No Injunction or Proceeding. No statute, rule,
                               ---------------------------
regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or restricts the consummation of the Sale or which otherwise would reasonably be expected to have a Material Adverse Effect or Buyer Business Material Adverse Effect, nor shall any proceeding by any Governmental Authority seeking any of the foregoing be pending or threatened.

                           (e) Required Antitrust Approvals. All required
                               ----------------------------
waiting periods and approvals applicable to this Agreement and the transactions contemplated hereby with respect to the Required Antitrust Approvals shall have expired or been received or terminated and all filings, approvals, waiting periods and orders of Governmental Authorities under Antitrust Laws, the failure to obtain which would expose Buyer, the Transferred Business Companies or any of their respective Subsidiaries (or any officer, director or employee of any of the foregoing) to criminal charges or the failure of which to comply with would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Buyer Material Adverse Effect, shall have expired or been received or terminated.

The conditions set forth in Sections 7.2(d) and 7.2(e) above shall be deemed satisfied if the failure to satisfy such conditions results from Buyer's failure to perform or comply with its obligations under Section 5.3(b). No action, suit or proceeding seeking to prohibit the Sale shall be taken into account in determining whether the condition set forth in Section 7.2(a) has been satisfied.


                                  ARTICLE VIII
                                  ------------

                  TERMINATION AND ABANDONMENT; INDEMNIFICATION
                  --------------------------------------------

                  8.1      Termination.  This Agreement may be terminated at any
                           -----------
time prior to the Closing:

                           (a) by mutual consent of DuPont and Buyer;

                           (b) by DuPont or Buyer if the Closing shall not have
occurred on or before December 31, 2001 (the "Outside Date"), provided, however,
                                              ------------    --------  -------

that the terminating party shall have fulfilled its obligations contained in
Section 5.3 prior to exercising its right to termination hereunder;

                           (c) by DuPont or Buyer if any Governmental Authority
shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the transactions contemplated hereunder and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the
                                                  --------  -------
terminating party shall have fulfilled its obligations contained in Section 5.3 prior to exercising its right to termination hereunder;

                           (d) by Buyer upon written notice to DuPont if any of
the conditions to the Closing set forth in Section 7.2 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by Buyer; or

                           (e) by DuPont upon written notice to Buyer if any of
the conditions to the Closing set forth in Section 7.1 shall have become incapable of fulfillment by the Outside Date and shall not have been waived in writing by DuPont.

                  8.2 Procedure and Effect of Termination. In the event of
                      -----------------------------------
termination of this Agreement pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the transactions contemplated hereby shall be abandoned; provided that if such
                                                     --------
termination shall result from the failure of a party to perform a covenant, obligation or agreement in this Agreement or from the breach by Buyer or DuPont of any representation or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. If this Agreement is terminated as provided herein:

                           (a) each party hereto will redeliver, and will cause
its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the transactions contemplated hereby, whether obtained before or after the execution hereof;

                           (b) all Information received by Buyer with respect to
the business, operations, Assets or financial condition of DuPont or its Subsidiaries shall remain subject to the Confidentiality Agreement;

                           (c) DuPont agrees that all confidential information
received by DuPont or its Affiliates or their Representatives with respect to Buyer or this Agreement or the transactions contemplated hereby shall be kept confidential (subject to the proviso in Section 5.15(a)) notwithstanding the termination of this Agreement; and

                           (d) notwithstanding the termination hereof, the
following Sections of this Agreement shall remain in full force and effect: (i) Sections 3.16 and 4.4 relating to brokers, (ii) the penultimate sentence of
Section 5.2 relating to confidentiality matters, (iii) Section 9.13 relating to certain expenses and (iv) Sections 8.1 and 8.2.

                  8.3 Survival of Representations, Warranties and Covenants. The
                      -----------------------------------------------------
representations and warranties contained herein shall survive the Closing and shall thereupon terminate 18 months from the Closing, except that (i) the representations contained in Sections 3.1, 3.2, 3.3, 4.1 and 4.2 shall survive indefinitely, (ii) the representations contained in Section 3.10 shall survive until the expiration of the applicable statute of limitations with respect to the matter at issue, and (iii) the representations contained in Section 3.12 shall survive until the third anniversary of the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate, except that claims for indemnification in respect of any breach thereof shall survive until the second anniversary of the Closing.

                  8.4 Indemnification. (a) DuPont shall indemnify and hold
                      ---------------
harmless Buyer and its Subsidiaries and each of their Affiliates and each of Buyer's, its Subsidiaries', and its Affiliates' respective officers, directors, employees, and agents (collectively, the "Buyer Indemnified Parties") from and
                                          -------------------------
against any Losses

(other than indemnification related to Taxes which shall be covered exclusively by Article VI) arising from or in connection with (i) the failure of the Sellers to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Sellers pursuant to this Agreement the remedy for which survives the Closing, (ii) any of the Retained Liabilities and any Liabilities arising out of the Retained Business whether arising prior to or after the Closing, and (iii) any breach, or failure to be true, as of the date of this Agreement or as of the Closing, of any representation of DuPont set forth in Article III of this Agreement (other than Section 3.10); provided,
                                                                  --------
however, that no indemnification shall be available with respect to any breach
-------
or failure to be true of Section 3.12 for any matter as to which Buyer is required to indemnify the DuPont Indemnified Parties under Section 8.5 and (iv) any claim, action, proceeding, suit or litigation commenced by Merck & Co. Inc. or any of its Affiliates with respect to the execution, delivery or performance of this Agreement and/or the execution, delivery or performance of a Related Agreement in accordance with its respective terms.

                           (b) Buyer shall indemnify and hold harmless DuPont
and its Subsidiaries and each of their Affiliates and each of DuPont's, its Subsidiaries' and its Affiliates' respective officers, directors, employees, and agents (collectively, the "DuPont Indemnified Parties") from and against any
                           --------------------------
Losses arising from or in connection with (i) the failure of Buyer to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement the remedy for which survives the Closing, (ii) except to the extent that Buyer would be entitled to be indemnified in respect thereof pursuant to subsection (a)(iii) above (without giving effect to Section 8.3, Section 8.4(h) and Section 8.4(i)), any of the Assumed Liabilities and any Liabilities of the Transferred Business Companies arising out of the Transferred Business or the Transferred Assets (other than Retained Liabilities) whether arising prior to or after the Closing, (iii) except to the extent that Buyer would be entitled to be indemnified in respect thereof pursuant to subsection (a)(iii) above (without giving effect to Section 8.3, Section 8.4(h) and Section 8.4(i)) or that such Liabilities arise from or are related to willful misconduct by a DuPont Indemnified Party, any Liabilities of DuPont or DPI arising from or related to its status as a holder of partnership interests of DPC, and (iv) any breach, or failure to be true, as of the date of this Agreement or as of the Closing Date, of any representation of Buyer set forth in Article IV of this Agreement.

                           (c) Notwithstanding anything herein to the contrary,
any indemnification claims relating to any Seller Environmental Liabilities shall be made exclusively under Sections 8.4(a)(i), 8.4(a)(iii) (but only insofar as Section 3.12 is concerned) or Section 8.5.

                           (d) Any calculation of Losses for purposes of this
Section 8.4 (including for purposes of determining the amount of Losses for purposes of sub-sections (h) and (i) below) or any indemnity payments made under
Article VI hereof shall be (i) net of any insurance recovery made by the Indemnified Party (whether paid directly to such Indemnified Party or assigned by the Indemnifying Party to such Indemnified Party) and (ii) (x) increased to take into account any net Tax cost incurred by the Indemnified Party arising from the receipt or accrual of indemnity payments hereunder (grossed-up for such increase) and (y) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the deductibility of any such Losses or Taxes. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnified Party has actually realized such cost or benefit. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnified Party would have been required to pay but for the receipt or accrual of the indemnity payment or the deductibility of such Losses or Taxes, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the Indemnified Party's liability for Taxes and, if necessary, DuPont or Buyer, as the case may be, shall make payments to the other to reflect such adjustment. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price, for Tax purposes, unless a Final Determination with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for Tax purposes. Each of the parties shall notify the other parties if it receives notice that any Tax Authority proposes to treat any indemnity payment under this Agreement as other than an adjustment to the Purchase Price for Tax purposes. A party (and its Affiliates) shall not be deemed to have suffered a "Loss" with respect to an item to the extent such party was actually compensated therefor by reason of an increase in the amount otherwise paid to it or a reduction in the amount otherwise paid by it pursuant to Section 2.4 hereof.

                           (e) No Action, claim or setoff for Losses subject to
indemnification under this Section 8.4 shall be brought or made with respect to claims for Losses resulting from a breach of any covenant contained in this Agreement, or in any representation, after the date on which such covenant or representation shall terminate pursuant to Section 8.3 hereof; and provided,
                                                                   --------
however, that any claim made after the Closing with reasonable specificity by
-------
the party seeking indemnification (the "Indemnified Party") to the party from
                                        -----------------
which indemnification is sought (the "Indemnifying Party") within the time
                                      ------------------
periods set forth in Section 8.3 shall survive (and be subject to indemnification) until it is finally and fully resolved.

                           (f) (i)    Upon receipt by the Indemnified Party of
notice from a third party of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to a claim for Losses under Section 8.4, the Indemnified Party (or DuPont or Buyer on behalf of an Indemnified Party) shall promptly give written notice thereof to the Indemnifying Party indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the
--------  -------
indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. A claim to indemnity hereunder may, at the option of the Indemnified Party, be asserted as soon as Losses have been threatened by a third party orally or in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred; provided, however, the Indemnified Party shall first have reasonably
          --------  -------
determined that it may be liable or otherwise incur such Losses. However, payments for Losses for Third Party Claims which are otherwise covered by the indemnification obligations herein shall not be required except to the extent that the Indemnified Party has expended out-of-pocket sums. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to fully indemnify the Indemnified Party. If any Indemnifying Party shall, in accordance with the preceding sentence, undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall agree to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided,
                                                                --------
however, that the Indemnifying Party shall not settle any such asserted
-------
liability without the written consent of the Indemnified Party; provided,
                                                                --------
further, however, that the immediately preceding proviso shall not apply in the
-------  -------
case of any settlement which releases the Indemnified Party completely in connection with such matter and which provides relief consisting solely of money damages borne by the Indemnifying Party. Notwithstanding an election to assume the defense of such action or proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding. The Indemnifying Party shall bear the reasonable fees, costs and expenses of one such separate counsel in each jurisdiction (and shall pay such fees, costs and expenses at least quarterly), if, but only if, (i) the defendants in, or targets of, any such action or proceeding include both an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Party); (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or proceeding; or (iii) the Indemnifying Party shall authorize such Indemnified Party to employ separate counsel at the Indemnifying Party's expense. In addition, the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. In any event, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel and shall not assert any position in any proceeding inconsistent with that asserted by the Indemnifying Party; provided, however, that the foregoing shall not prevent the Indemnified
       --------  -------
Party from taking the position that it is entitled to indemnification hereunder. All out-of-pocket costs and expenses incurred in connection with an Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

                               (ii)   In the event any Indemnified Party should
have an indemnification claim against any Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction.

                           (g) The indemnification provisions of this Article
VIII (i) shall, in the case of the representations and warranties, be the exclusive remedy following the Closing with respect to breaches thereof, (ii) shall apply without regard to, and shall not be subject to, any limitation by reason of set-off, limitation or otherwise and (iii) are intended to be comprehensive and not to be limited by any requirements of Law concerning prominence of language or waiver of any legal right under any Law (including, without limitation, rights under any workers compensation statute or similar statute conferring immunity from suit). The obligations of the parties set forth in this Section 8.4 and in Section 8.5 shall be conditioned upon the Closing having occurred.

                           (h) Notwithstanding anything to the contrary set
forth herein, except with respect to breaches of Sections 3.1, 3.2, 3.3, 4.1 and
4.2 (as to which none of the provisions of this Section 8.4(h) shall apply), neither DuPont nor Buyer shall be required to provide indemnification under Sections 8.4(a)(iii) and 8.4(b)(iv) to the Buyer Indemnified Parties or DuPont Indemnified Parties, respectively, unless the aggregate amount of Losses incurred by the Buyer Indemnified Parties or DuPont Indemnified Parties, as applicable, with respect to such breaches (in the aggregate), exceeds $100 million (the "Basket"), in which case the obligation to provide indemnification
              ------
under Sections 8.4(a)(iii) and 8.4(b)(iv) to the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall only apply with respect to such amounts that are in excess of the Basket; provided, however, that Losses
                                               --------  -------
covered by the indemnification provisions of Article VI or Section 8.5 hereof shall not be applied, or be subject, to the Basket.

                           (i) Notwithstanding anything to the contrary set
forth herein, except with respect to breaches of Sections 3.1, 3.2, 3.3, 3.15,
4.1 and 4.2 (as to which none of the provisions of this Section 8.4(i) shall apply), neither DuPont nor Buyer shall be required to provide indemnification to Buyer Indemnified Parties or the Seller Indemnified Parties, respectively, under Sections 8.4(a)(iii) and 8.4(b)(iv) when the amount of Losses paid by DuPont or Buyer, as applicable, with respect thereto exceeds 30% of the Purchase Price (the "Cap"); provided, however, that Losses covered by the indemnification
      ---    --------  -------
provisions of Article VI or Section 8.5 hereof shall not be applied, or be subject, to the Cap.

                  8.5      Environmental Matters.
                  ------------------------------

                           (a) Certain Definitions. For purposes of this Section
                               -------------------
8.5, (i) "Transferred Environmental Assets" shall mean (A) the Transferred
          --------------------------------
Assets, (B) all other Assets of any of the Transferred Business Companies acquired from and after the Closing or used in the operation or conduct of the Transferred Business from and after the Closing, and (C) all Assets and businesses listed on Schedule 8.5(a)(i); and (ii) "Retained Environmental
                                                   ----------------------
Assets" shall mean (A) the Assets of DuPont and the Retained Subsidiaries
------
following the consummation of the transactions contemplated by this Agreement,
(B) the Former DPC Assets, and (C) all Assets of DuPont and the Retained Subsidiaries acquired from and after the Closing and used in the operation or conduct of the Retained Business from and after the Closing, but, in each case of this clause (ii), excluding all Transferred Environmental Assets.

                           (b) On the terms and subject to the conditions set
forth in this Agreement, DuPont agrees to indemnify, defend and hold harmless the Buyer Indemnified Parties from and against and shall reimburse such Indemnitees with respect to all Losses, other than those relating to matters set forth in Schedule 3.12, arising out of or related to, directly or indirectly, those Losses with respect to all Environmental Claims and requirements of Environmental Laws (whether or not under applicable Law DuPont or any Retained Subsidiary would have a right of contribution against any Transferred Business Company therefor) set forth below (the "Seller Environmental Liabilities"):
                                        --------------------------------

                               (i) Losses with respect to the Transferred Environmental Assets arising from or in connection with the generation, manufacturing, transporting, storage, handling, treatment, storage, spill, discharge, or disposal of any Hazardous Substances prior to the Closing, including but not limited to Losses arising from the presence of Hazardous Substances at, on or under any of Transferred Environmental Assets prior to the Closing or at, on or under any property or facility not located on any of the Transferred Environmental Assets into which Hazardous Substances from any of the Transferred Environmental Assets were disposed prior to the Closing;

                               (ii) Losses arising from the failure of the Transferred Environmental Assets to be in compliance prior to the Closing with any Environmental Laws or Environmental Permits in effect as of and enforceable as of the Closing whether or not such failure is the subject of notification from a Governmental Authority either before or after the Closing;

                               (iii) Losses relating to any Environmental Claim to the extent arising from actual or alleged pre-Closing exposure to or Release of Hazardous Substances at or from the operations of the Transferred Environmental Assets; and

                               (iv) Losses with respect to the Transferred Environmental Assets arising after the Closing and emanating from, or in any way related to, the operation of any of the Retained Environmental Assets.

                           (c) The indemnity in Section 8.5(b) shall be subject
to the following limitations: (i) if the costs of cleanup or correcting non-compliance with Environmental Laws or Environmental Permits subject to indemnity by Buyer and its

Subsidiaries are increased after the Closing Date due to an act or omission by a Person other than DuPont and its Subsidiaries, their agents, contractors and subcontractors, acting on their own or under the supervision or direction of any Governmental Authority, to the extent not resulting from a change in Environmental Laws after the Closing, DuPont and its Subsidiaries shall not be responsible for any such increase in costs incurred; (ii) if DuPont or any of its Subsidiaries are performing their obligations pursuant to Section 8.5(b), DuPont and its Subsidiaries shall not be responsible for the costs associated with Buyer's oversight of DuPont and its Subsidiaries' performance, including the cost of Buyer's oversight of DuPont and its Subsidiaries' legal counsel, consultants, or employees; and (iii) in performing the obligations under this
Section 8.5(b), DuPont and its Subsidiaries shall not be responsible for any costs that are incurred by Buyer and its Subsidiaries due to any change related to the Transferred Environmental Assets resulting or arising from (a) the closure or sale of a facility or business, (b) the construction of new structures or equipment, or the modification to existing structures or equipment, (c) a change in use of any facility to a use substantially unrelated to that at Closing, or (d) capital improvements or repairs and modifications to capital improvements, provided that DuPont shall be responsible for any such
                      -------- ----
capital improvements, repairs and modifications to or associated with the Transferred Environmental Assets to the extent required to allow the facility to meet pre-Closing requirements of Environmental Laws or Environmental Permits at levels of production substantially equivalent to those at Closing or necessitated by any condition existing on or related to the Transferred Environmental Assets prior to Closing.

                           (d) On the terms and subject to the conditions set
forth in this Agreement, Buyer agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from and against and shall reimburse such Indemnitees with respect to all Losses arising out of or related to, directly or indirectly, those Liabilities with respect to all Environmental Claims and requirements of Environmental Laws (whether or not under applicable Law DuPont would have a right of contribution against Buyer or any of its Subsidiaries) set forth below (the "Buyer Environmental Liabilities"):
      -------------------------------

                               (i) Liabilities arising from or in connection with the generation, manufacturing, transporting, storage, handling, treatment, storage, spill or discharge of any Hazardous Substances at the Transferred Environmental Assets or otherwise arising from the operation of the Transferred Environmental Assets after the Closing;

                               (ii) Liabilities arising from the failure of the Transferred Environmental Assets after the Closing to be in compliance with any Environmental Laws; and

                               (iii) Liabilities arising from the matters set forth in Schedule 3.12 hereto.

                           (e) As between the parties to this Agreement, (i)
Buyer will have full authority to control, direct, manage and implement remediation and to determine its scope, and conduct all negotiations, meetings and settlements with Governmental Authorities with respect to Buyer Environmental Liabilities; provided, however, that Buyer may contract with
                           --------  -------
DuPont on mutually agreeable terms for DuPont to perform any such activities with respect to Buyer Environmental Liabilities on Buyer's behalf, for such reasonable period of time until an orderly transfer of such activities to Buyer can be arranged, and (ii) DuPont will have authority to control, direct, manage and implement remediation and to determine its scope, and conduct all negotiations, meetings and settlements with Governmental Authorities with respect to Seller Environmental Liabilities; provided, however, that DuPont may
                                             --------  -------
contract with Buyer on mutually agreeable terms for Buyer to perform any such activities with respect to Seller Environmental Liabilities on DuPont's behalf, for such reasonable period of time until an orderly transfer of such activities to DuPont can be arranged, and provided, further, that Buyer, either directly or
                               --------  -------
through its designee, will have the right to participate in all discussions, negotiations and settlements with any Governmental Authority concerning any remediation or other activity relating to the Transferred Environmental Assets, including receiving in a timely fashion copies of all communications, correspondence and data relating to such remediation and activity, and the right to comment directly and independently to the pertinent Governmental Authority on any matter that could affect ongoing operations at any of the Transferred Environmental Assets; and provided, further, that if Buyer or any of its
                          --------  -------
Subsidiaries are performing their obligations pursuant to Section 8.5(d), they shall not be responsible for any costs associated with DuPont's oversight of Buyer, including costs attributable to oversight of Buyer's and its Subsidiaries' legal counsel, consultants or employees.

                           (f) Any claim for Indemnity by a Buyer Indemnified
Party seeking indemnification under Section 8.5(b) must be received by DuPont within five years of the Closing, except that there shall be no time limit for claims brought under 8.5(b)(iii) relating to toxic tort claims. If a claim is not received within the applicable time period, it shall no longer constitute a Seller Environmental Liability and shall become a Liability of Buyer and Buyer shall indemnify DuPont and its Subsidiaries against any Liability arising from such a claim.

                           (g) Notwithstanding any provisions of Environmental
Laws or the provisions or principles of any other statutory or common law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and state law analogues, the provisions of this Section 8.5 and, to the extent relating to environmental matters, Section 8.4, shall constitute the parties' exclusive remedy with respect to each other for all Environmental Claims and Liabilities under Environmental Laws arising from the ownership of, or conduct of business with respect to, the Transferred Environmental Assets or the Retained Environmental Assets. The obligations of the parties set forth in this Section 8.5 shall be conditioned upon the Closing having occurred.

                           (h) Except as otherwise provided in this Section 8.5
or as would be inconsistent herewith, the provisions of Sections 8.4(d), (f) and
(g) shall apply to this Section 8.5 and claims for indemnification hereunder.


                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

                  9.1 Amendment and Modifications. This Agreement may be
                      ---------------------------
amended, modified or supplemented at any time by the parties hereto, but only by an instrument in writing signed on behalf of the parties.

                  9.2 Extension; Waiver. At any time prior to the Closing, the
                      -----------------
parties hereto entitled to the benefits of the respective term or provision may
(a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party not entitled to the benefits of such extension or waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of such right preclude other or further exercise thereof or any other right.

                  9.3 Representations and Warranties; Etc. (a) Buyer hereby
                      ------------------------------------
acknowledges and agrees that neither DuPont nor any Subsidiary thereof nor any of their Representatives is making any representation or warranty whatsoever, express or implied, except those representations and warranties explicitly set forth in this Agreement and the Related Agreements.

                           (b) DuPont hereby acknowledges and agrees that
neither Buyer nor any Subsidiary thereof nor any of their Representatives is making any representation or warranty whatsoever, express or implied, except those representations and warranties explicitly set forth in this Agreement and the Related Agreements.

                  9.4 Entire Agreement; Assignment. This Agreement, together
                      ----------------------------
with the Related Agreements, (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Confidentiality Agreement) and (b) shall not be assigned by operation of law or otherwise; provided,
                                                                --------
however, that Buyer may assign its rights and obligations to any wholly owned
-------
Subsidiary of Buyer (unless to do so would restrict or delay the consummation of the transactions contemplated by this Agreement), but no such assignment shall relieve Buyer of its obligations hereunder.

                  9.5 Validity. The invalidity or unenforceability of any
                      --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

                  9.6 Notices. All notices, requests, claims, demands and other
                      -------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  If to Buyer, to:

                          Bristol-Myers Squibb Company
                          345 Park Avenue
                          New York, New York 10154
                          Attn: General Counsel

                  With a copy to:

                          Cravath, Swaine & Moore
                          Worldwide Plaza
                          825 Eighth Avenue
                          New York, New York 10019
                          Attn: Susan Webster, Esq.

                  If to the Sellers or DPC, to:

                           E.I. du Pont de Nemours and Company
                           1007 Market Street
                           Wilmington, DE 19898
                           Attn:  John W. Ward, Esq.
                                  Corporate Counsel - Mergers & Acquisitions

                  With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY  10036
                           Attn:  Lou R. Kling, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon
 --------
receipt thereof).

                  9.7  Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  9.8  Specific Performance. The parties hereto agree that if
                       --------------------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  9.9  Publicity. Each of the parties to this Agreement hereby
                       ---------
agrees with the other party hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed (in which case the party so required to make such release shall use its reasonable best efforts to allow the other party reasonable time to comment thereon in advance of such issuance), no press release or similar public announcement or communication shall, if prior to the Closing, be made or be caused to be made concerning the execution or performance of this Agreement unless the parties shall have agreed in advance with respect thereto.

                  9.10 Jurisdiction; Forum, Etc. (a) The parties hereto
                       -------------------------
agree that the appropriate, exclusive, and convenient forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State of Delaware. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided,
                                                                    --------
however, that the foregoing shall not limit the rights of the parties to obtain
-------
execution of judgment in any other jurisdiction; provided, further, however,
                                                 --------  -------  -------
that the foregoing shall not limit (i) DuPont's or any of its Subsidiaries' ability or right to join, implead or otherwise bring any third-party claim against Buyer or any of its Subsidiaries in an action brought against DuPont or any of its Subsidiaries by a third party in a jurisdiction outside of the State of Delaware and Buyer agrees that, pursuant to Sections 9.10(b) and 9.10(c), it (and its Subsidiaries, as applicable) will submit to such jurisdiction or (ii) Buyer's or any of its Subsidiaries' ability or right to join, implead or otherwise bring any third-party claim against DuPont or any of its Subsidiaries in an action brought against Buyer or any of its Subsidiaries by a third party in a jurisdiction outside of the State of Delaware and DuPont agrees that, pursuant to Sections 9.10(b) and 9.10(c), it (and its Subsidiaries, as applicable) will submit to such jurisdiction. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                           (b) (i)  By the execution and delivery of this
Agreement, Buyer (A) irrevocably designates and appoints CT Corporation (the "Agent") as its authorized agent upon which process may be served in any suit or
 -----
proceeding arising out of or relating to this Agreement, and (B) agrees that service of process upon the Agent shall be deemed in every respect effective service of process upon Buyer in any such suit or proceeding. Buyer further agrees, at its own expense, to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                           (c) To the extent that any party hereto has or
hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement, and (ii) submits to the personal jurisdiction of any court described in Section 9.10(a).

                           (d) THE PARTIES HERETO AGREE THAT THEY HEREBY
IRREVOCABLY WAIVE AND AGREE TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

                  9.11  Descriptive Headings. The descriptive headings herein
                        --------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  9.12  Counterparts. This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  9.13  Expenses. Whether or not the transactions contemplated
                        --------
by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  9.14  Parties in Interest. This Agreement shall inure to the
                        -------------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than DuPont, Buyer (and their respective Subsidiaries) and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement, it being understood that the foregoing shall not limit the right of DuPont Indemnified Party or a Buyer Indemnified Party to bring claims for indemnification under Section 8.4 or
Section 8.5 in respect of Losses.

                  9.15  Interpretation. An item arising with respect to a
                        --------------
specific representation or warranty shall be deemed to be "reflected on," "set forth in" or "given effect in numbers on" a balance sheet, to the extent any such phrase appears in such representation or warranty, to the extent that (a) there is a reserve, accrual or other similar item underlying a number on the face of such balance sheet that relates to the subject matter of such representation or (b) such item is otherwise specifically set forth on the face of such balance sheet or in the notes thereto.

                  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.16  Schedules. The disclosure of any matter in any Schedule
                        ---------
to this Agreement shall expressly not be deemed to constitute an admission by DuPont or Buyer, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     E.I. DU PONT DE NEMOURS AND COMPANY


                                     By: /s/ GARY M. PFEIFFER
                                         ---------------------------------------
                                         Name:  Gary M. Pfeiffer
                                         Title: Senior Vice President and
                                                 Chief Financial Officer

                                     DUPONT PHARMA, INC.


                                     By: /s/ ROBERT M. REARDON
                                         ---------------------------------------
                                         Name:  Robert M. Reardon
                                         Title: Signed Under Power of Attorney

                                     DUPONT PHARMACEUTICALS COMPANY


                                     By: /s/ ROBERT M. REARDON
                                         ---------------------------------------
                                         Name:  Robert M. Reardon
                                         Title: Signed Under Power of Attorney

                                     DUPONT ELECTRONIC MATERIALS, INC.


                                     By: /s/ ROBERT M. REARDON
                                         ---------------------------------------
                                         Name:  Robert M. Reardon
                                         Title: Signed Under Power of Attorney

                                     DUPONT DIAGNOSTICS INC.


                                     By: /s/ ROBERT M. REARDON
                                         ---------------------------------------
                                         Name:  Robert M. Reardon
                                         Title: Signed Under Power of Attorney

                                     BRISTOL-MYERS SQUIBB COMPANY


                                     By: /s/ GEORGE P. KOOLURIS
                                         ---------------------------------------
                                         Name:  George P. Kooluris
                                         Title: Senior Vice President,
                                                  Corporate Development